UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Baker Hughes Incorporated

(Name of Registrant as Specified In Its Charter)

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BAKER HUGHES INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 24, 2008
To the Stockholders of Baker Hughes Incorporated:
     The Annual Meeting of the Stockholders of Baker Hughes Incorporated (“Company”, “Baker Hughes”, “we”, “us” or “our”) will be held at the Plaza Banquet Room located at 2777 Allen Parkway, Houston, Texas on Thursday, April 24, 2008, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting on:
1.	Election of Twelve Directors;

2.	Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2008;

3.	Approval of the Performance Criteria for Awards under the 2002 Director & Officer Long-Term Incentive Plan; and

4.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.
     The Board of Directors has fixed February 25, 2008 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment.
     You are invited to attend the meeting in person. Whether or not you plan to attend in person, we urge you to promptly vote your shares by telephone, by the Internet or, if this Proxy Statement was mailed to you, by completing, signing, dating and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy.

By order of the Board of Directors,
/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

Houston, Texas
March 12, 2008
     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE (i) VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET, OR (ii) IF YOU RECEIVED A PAPER COPY, THEN SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT

Proxy Statement
Voting Securities
Proposal No. 1, Election of Directors
Corporate Governance
Security Ownership of Management
Charitable Contributions
Compliance with Section 16(a) of the Securities Exchange Act of 1934
Compensation Discussion and Analysis
Executive Compensation
Summary Compensation
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
NonQualified Deferred Compensation
Potential Payments Upon Termination or Change in Control
Director Compensation
Compensation Committee Report
Compensation Committee Interlocks and Insider Participation
Audit/Ethics Committee Report
Proposal No. 2, Ratification of the Company’s Independent Registered Public Accounting Firm
Fees Paid to Deloitte & Touche LLP
Proposal No. 3, Approval of the Performance Criteria for Awards Under the 2002 Director & Officer Long-Term Incentive Plan
Annual Report
Incorporation by Reference
Stockholder Proposals
Other Matters
Annex A — Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert
Annex B — Audit/Ethics Committee Charter
Annex C — Guidelines for Membership on the Board of Directors
Annex D — Stockholder Communications with the Board of Directors
Annex E — 2002 Director & Officer Long-Term Incentive Plan, as amended

PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (“Company,” “Baker Hughes,” “we,” “us” and “our”), to be voted at the Annual Meeting of Stockholders scheduled to be held on Thursday, April 24, 2008 and at any and all reconvened meetings after adjournments thereof.
Information About the Notice of Internet Availability of Proxy Materials
     In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), we may now furnish to our stockholders proxy materials, including our Annual Report to Stockholders, on the Internet. On or about March 12, 2008, we will send electronically an annual meeting package personalized with profile and voting information (“Electronic Delivery”) to those stockholders that have previously signed up to receive their proxy materials via the Internet. On or about March 12, 2008, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those stockholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to Stockholders. If you received the E- Proxy Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the E-Proxy Notice.
     Registered stockholders may also sign up to receive future proxy materials and other stockholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. Visit http://www.bnymellon.com/shareowner/isd for additional information regarding electronic delivery enrollment. Stockholders with shares registered in their names with Mellon Investor Services LLC may authorize a proxy by the Internet at the following Internet address: http://www.proxyvoting.com/bhi, or telephonically by calling Mellon Investor Services LLC at 1-866-540-5760. Proxies submitted through Mellon Investor Services LLC by the Internet or telephone must be received by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 23, 2008. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.
     The Company will bear the cost of any solicitation, whether by Internet or mail. In addition to solicitation, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Company has retained Laurel Hill Advisory Group to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $8,500, plus out-of-pocket expenses.
     A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by Mellon Investor Services LLC and should be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the Internet or telephone through such a program must be received by Mellon Investor Services LLC by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 23, 2008. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the Internet or the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares.
     The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by the Internet should understand that there may be costs associated with electronic access, such as usage charges from access providers and telephone companies, and those costs must be borne by the stockholder.

     Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2008, and FOR approval of the performance criteria for awards under the 2002 Director & Officer Long-Term Incentive Plan.
     Proxies may be revoked at any time prior to the exercise thereof by filing with the Company’s Corporate Secretary, at the Company’s executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by stockholders of record for proper purposes.

VOTING SECURITIES
     The securities of the Company entitled to be voted at the Annual Meeting consist of shares of its Common Stock, par value $1.00 per share (“Common Stock”), of which 308,272,119 shares were issued and outstanding at the close of business on February 25, 2008. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting.
     Assuming a quorum is present at the Annual Meeting, either in person or represented by proxy, with respect to the election of directors, the twelve nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote on the matter will be elected as directors, and the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2008, and the approval of the performance criteria for awards under the 2002 Director & Officer Long-Term Incentive Plan, as amended (the “2002 D&O Plan”). There will be no cumulative voting in the election of directors. Under Delaware law, abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except for the election of directors in which case an abstention will have no effect. Shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter (called “broker non-votes”), will be considered present for quorum purposes but not considered entitled to vote on that matter. Accordingly, broker non-votes will not have any impact on the vote on a matter.
     Under the rules of the New York Stock Exchange (“NYSE”) in effect at the time this Proxy Statement was filed, if you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the election of directors, the ratification of the Independent Registered Public Accounting Firm and approval of the performance criteria for awards under the 2002 D&O Plan, even if the broker does not receive instructions from you.
     The following table sets forth information about the holders of the Common Stock known to the Company on February 25, 2008 to own beneficially 5% or more of the Common Stock, based on filings by the holders with the SEC. For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

	Name and Address	Shares	Percent
1.	AXA Assurances I.A.R.D. Mutuelle	32,468,511	10.2%
	26, rue Drouot 75009 Paris, France
2.	Capital Research Global Investors	21,955,000	6.9%
	333 South Hope Street Los Angeles, CA 90071
3.	Dodge & Cox	19,827,228	6.2%
	555 California Street, 40th Floor San Francisco, CA 94104
4.	Capital World Investors	17,242,720	5.4%
	333 South Hope Street Los Angeles, CA 90071
5.	T. Rowe Price Associates, Inc.	16,955,124	5.3%
	100 E. Pratt Street Baltimore, Maryland 21202

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     Twelve directors will be elected at the Annual Meeting of Stockholders to serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in April 2009. The Board of Directors has waived the retirement of James F. McCall for one additional year, pursuant to the Company’s Bylaws.
     The following table sets forth each nominee director’s name, all positions with the Company held by the nominee, the nominee’s principal occupation, age and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.

			Director
Nominees	Principal Occupation	Age	Since
Larry D. Brady	Former Chairman of the Board and Chief Executive Officer of Intermec, Inc. (industrial technologies). Mr. Brady served as Chairman of Intermec from 2001 to 2007 and as Chief Executive Officer since 2000. He served as President of Intermec from 1999 to 2001 and as Chief Operating Officer from 1999 to 2000. Mr. Brady served as President of FMC Corporation from 1993 to 1999. He served as a Vice President of FMC from 1984 to 1989, as Executive Vice President from 1989 to 1993 and was a director from 1989 to 1999. Mr. Brady is a director of Pactiv Corporation and a member of the Advisory Board of Northwestern University’s Kellogg School of Management.	65	2004

Clarence P. Cazalot, Jr.	President and Chief Executive Officer and Director since 2002 of Marathon Oil Corporation, formerly known as USX Corporation (diversified petroleum), and also a member of the Board of Managers of Marathon Ashland Petroleum LLC. He served as Vice Chairman of USX Corporation and President of Marathon Oil Company from 2000 to 2001. Mr. Cazalot was with Texaco Inc. from 1972 to 2000, and while at Texaco served in the following executive positions: President of Worldwide Production Operations of Texaco Inc. from 1999 to 2000; President of International Production and Chairman of London-based Texaco Ltd. from 1998 to 1999; President of International Marketing and Manufacturing from 1997 to 1998; President of Texaco Exploration and Production Inc. from 1994 to 1996; and President of Texaco’s Latin America/West Africa Division from 1992 to 1994. In 1992, he was named Vice President, Texaco. He is a director and Executive Committee member of both the U.S. Saudi Arabian Business Council and the American Petroleum Institute.	57	2002

Chad C. Deaton	Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated since February 1, 2008. Chairman of the Board and Chief Executive Officer from October 2004 to January 31, 2008. Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company (compression services) from 2002 through October 2004. He was a Senior Advisor to Schlumberger Oilfield Services (oilfield services) from 1999 to September 2001 and was an Executive Vice President from 1998 to 1999. Mr. Deaton is a director of CARBO Ceramics, Inc. and Ariel Corporation. He is also a director of Junior Achievement of Southeast Texas, Houston Achievement Place and Greater Houston Partnership.	55	2004

Edward P. Djerejian	Director of the James A. Baker III Institute for Public Policy at Rice University since 1994. Ambassador Djerejian served as U.S. Ambassador to Israel from 1993 to 1994. He served as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993. Ambassador Djerejian also served as U.S. Ambassador to the Syrian Arab Republic from 1988 to 1991, as Deputy Assistant Secretary of Near Eastern and South Asian Affairs from 1986 to 1988 and as Special Assistant to the President and Deputy Press Secretary for Foreign Affairs from 1985 to 1986. He is a director of Global Industries, Ltd. and Occidental Petroleum.	68	2001

Anthony G. Fernandes	Former Chairman, President and Chief Executive Officer of Phillip Services Corporation (diversified industrial services provider) from August 1999 to April 2002. He was Executive Vice President of ARCO (Atlantic Richfield Company) from 1994 to 1999, President of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994 and Corporate Controller of ARCO from 1987 to 1990. Mr. Fernandes serves on the Boards of Black & Veatch, Cytec Industries and ABM Industries, Inc.	62	2001

			Director
Nominees	Principal Occupation	Age	Since
Claire W. Gargalli	Former Vice Chairman, Diversified Search and Diversified Health Search Companies (executive search consultants) from 1990 to 1998. Ms. Gargalli served as President and Chief Operating Officer of Equimark from 1984 to 1990. During that period, she also served as Chairman and Chief Executive Officer of Equimark’s two principal subsidiaries, Equibank and Liberty Bank. Ms. Gargalli is a director of Praxair, Inc., Virginia National Bank and BioMotion Analytics. She is also a trustee emeritus of Carnegie Mellon University and Middlebury College.	65	1998

Pierre H. Jungels	President of the Institute of Petroleum until June 2003. From 1997 through 2001 Dr. Jungels served as a Director and Chief Executive Officer of Enterprise Oil, plc. In 1996, Dr. Jungels served as the Managing Director of Exploration and Production at British Gas plc. Dr. Jungels is Chairman of Rockhopper Exploration plc and Oxford Catalysts plc. He is also a director of Woodside Petroleum Ltd. and Imperial Tobacco Group plc.	64	2006

James A. Lash	Chairman of Manchester Principal LLC and its predecessor company (high technology venture capital firm) since 1982. Former First Selectman, Greenwich, Connecticut (city government) from 2003 to 2007. Mr. Lash also served as Chairman and Chief Executive Officer of Reading Tube Corporation from 1982 to 1996. Mr. Lash is a director of the East West Institute and a trustee of the Massachusetts Institute of Technology.	63	2002

James F. McCall	Former Executive Director of the American Society of Military Comptrollers from 1991 to 2004. He was Lieutenant General and Comptroller of the U.S. Army from 1988 until 1991, when he retired. General McCall was commissioned as 2nd Lieutenant of Infantry in 1958 and was selected into the Army’s Comptroller/Financial Management career field in 1970. General McCall is Chairman of the Board of Enterprise Bancorp Inc., a director of the Pentagon Federal Credit Union Foundation and former Vice Chairman of the Board of Directors of the American Refugee Committee.	73	1996

J. Larry Nichols	Chairman of the Board and Chief Executive Officer of Devon Energy Corporation (independent energy company). Mr. Nichols has served as Chairman of Devon Energy Corporation since 2000, as Chief Executive Officer since 1980 and was President from 1976 until May 2003. Mr. Nichols serves as a director of SONIC Corp. as well as several trade associations relevant to the oil and gas exploration and production business.	65	2001

H. John Riley, Jr.	Former Chairman of the Board of Cooper Industries, Ltd. (diversified manufacturer) from May 1996 to February 2006. He was Chief Executive Officer of Cooper Industries from 1995 to 2005. He was Executive Vice President, Operations of Cooper Industries from 1982 to 1992, Chief Operating Officer from 1992 to 1995 and President from 1992 to 2004. Mr. Riley is a director of The Allstate Corporation, Westlake Chemical Corporation, and Post Oak Bank, N.A. Mr. Riley also serves as a director of Junior Achievement of Southeast Texas, Central Houston, Inc. and as a trustee of the Museum of Fine Arts, Houston and Syracuse University.	67	1997

Charles L. Watson	Managing Director of Lehman Brothers since 2007. Chairman of Eagle Energy Partners (energy marketing) since 2003, Chairman of Wincrest Ventures, L.P. (private investments) since January 1998, Founding Partner of Caldwell Watson Real Estate Group, Inc. since 1994, Chairman of Collegiate Zone LP since 2004 and Senior Energy Advisor for Katzenbach Partners since 2006. Former Chairman and Chief Executive Officer of Dynegy Inc. (diversified energy) from 1989 to 2002. Elected Chairman and Chief Executive Officer of NGC Corporation, the predecessor of Dynegy, in 1989. Mr. Watson is also a board member of Shona Energy Partners, Patman Drilling Inc., Central Houston, Inc., Baylor College of Medicine and Angeleno Investors, L.P.	58	1998
     It is the policy of the Board of Directors that any nominee for director who receives a “withhold” vote representing a majority of the votes cast for his or her election would be required to submit a letter of resignation to the Board’s Governance Committee. The Governance Committee would recommend to the Board whether or not the resignation should be accepted. Pursuant to the Company’s Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors will appoint a successor, and the director so appointed will hold office until the next annual meeting or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

CORPORATE GOVERNANCE
     The Company’s Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which practices the Board and management believe promote this purpose, are sound and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Corporate Governance Guidelines (“Governance Guidelines”) as the principles of conduct of the Company’s business affairs to benefit its stockholders, which guidelines conform to the NYSE corporate governance listing standards and SEC rules. The Governance Guidelines are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
Board of Directors
     During the fiscal year ended December 31, 2007, the Board of Directors held seven meetings, and each director attended more than 75% of the total number of meetings of the Company’s Board of Directors and of the respective Committees on which he or she served. During fiscal year 2007, each independent non-management director was paid an annual retainer of $60,000. The Audit/Ethics Committee Chairman received an additional annual retainer of $20,000. Each of the other non-management Committee Chairmen received an additional annual retainer of $15,000. Each of the members of the Audit/Ethics Committee, excluding the Chairman, received an additional annual retainer of $10,000. Each of the members, excluding the Chairmen, of the Compensation, Finance and Governance Committees received an additional annual retainer of $5,000. Each non-management director also received annual non-retainer equity in a total amount of $150,000, in the form of (i) restricted shares of the Company’s Common Stock with a value of $100,000 issued in January of each year that generally will vest one-third on the annual anniversary date of the award (however, the restricted shares, to the extent not previously vested or forfeited, will become fully vested on the annual meeting of stockholders next following the date the non-management director attains the age of 72); and (ii) options to acquire the Company’s Common Stock with a value of $25,000 issued in each of January and July. The options will vest one-third each year beginning on the first anniversary date of the grant of the option. The Company previously provided benefits under a Directors Retirement Plan, which Plan remains in effect until all benefits accrued thereunder are paid in accordance with the current terms and conditions of that Plan. No additional benefits have been accrued under the Plan since December 31, 2001.
Director Independence
     All members of the Board of Directors, other than the Chairman, President and Chief Executive Officer, Mr. Deaton, satisfy the independence requirements of the NYSE. In addition, the Board has adopted a “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” included as Exhibit C to the Governance Guidelines and attached as Annex A to this Proxy Statement. Such Policy supplements the NYSE independence requirements. Directors who meet these independence standards are considered to be “independent” as defined therein. The Board has determined that all the nominees for election at this Annual Meeting, other than Mr. Deaton, meet these standards.
Regularly Scheduled Executive Sessions of Non-Management Directors
     Pursuant to the Governance Guidelines, executive sessions of independent non-management directors are held at every regularly scheduled meeting of the Board of Directors. The Governance Committee reviews and recommends to the Board a director to serve as Lead Director during executive sessions. Currently, Mr. Riley serves as the Lead Director during the executive sessions of independent non-management directors.
Committees of the Board
     The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, a Compensation Committee and a Governance Committee. The Audit/Ethics, Compensation and Governance Committees are comprised solely of independent non-management directors in accordance with NYSE corporate governance listing standards. The Board of Directors adopted charters for the Audit/Ethics, Compensation and Governance Committees that comply with the requirements of the NYSE standards, applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) and SEC rules. Each of the charters has been posted and is available for public viewing under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

Committee Memberships 2007
Audit/Ethics	Compensation	Executive	Finance	Governance
James F. McCall (C)	H. John Riley, Jr. (C)	Chad C. Deaton (C)	Anthony G. Fernandes (C)	Clarence P. Cazalot, Jr. (C)
Larry D. Brady	Edward P. Djerejian	Clarence P. Cazalot, Jr.	Larry D. Brady	Edward P. Djerejian
Clarence P. Cazalot, Jr.	Claire W. Gargalli	H. John Riley, Jr.	Claire W. Gargalli	James F. McCall
Anthony G. Fernandes	Pierre H. Jungels	Charles L. Watson	Pierre H. Jungels	H. John Riley, Jr.
James A. Lash	J. Larry Nichols		James A. Lash	Charles L. Watson
J. Larry Nichols			Charles L. Watson
     Audit/Ethics Committee. The Audit/Ethics Committee held nine meetings during fiscal year 2007. The Board of Directors has determined that each of the Audit/Ethics Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” The Audit/Ethics Committee Charter is attached as Annex B to this Proxy Statement and can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The General Auditor and the Corporate internal audit function report directly to the Audit/Ethics Committee. The Company’s Corporate Audit Department sends written reports quarterly to the Audit/Ethics Committee on its audit findings and the status of its internal audit projects. The Audit/Ethics Committee provides assistance to the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, the review and pre-approval of the current year audit and non-audit fees and the Company’s risk analysis and risk management procedures. In addition, the Audit/Ethics Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit/Ethics Committee has developed “Procedures for the Receipt, Retention and Treatment of Complaints” to address complaints received by the Company regarding accounting, internal controls or auditing matters. Such procedures are included as Exhibit F to the Governance Guidelines. The Governance Guidelines are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
     The Audit/Ethics Committee also is responsible for the selection and hiring of the Company’s Independent Registered Public Accounting Firm. To promote independence of the audit, the Audit/Ethics Committee consults separately and jointly with the Company’s Independent Registered Public Accounting Firm, the internal auditors and management.
     The Board has reviewed the experience of the members of the Audit/Ethics Committee and has found that each member of the Committee meets the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to SOX. The Board has designated Anthony G. Fernandes as the member of the Committee who serves as the “audit committee financial expert” of the Company’s Audit/Ethics Committee.
     Compensation Committee. The Compensation Committee held four meetings during fiscal year 2007. The Board of Directors has determined that the Compensation Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” The Compensation Committee Charter can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The functions performed by the Compensation Committee include reviewing and approving Baker Hughes’ executive salary and bonus structure; reviewing Baker Hughes’ stock option plans (and approving grants thereunder), employee retirement income plans, the employee thrift plan and the employee stock purchase plan; setting bonus goals; approving salary and bonus awards to key executives; recommending incentive compensation and stock award plans for approval by stockholders; and reviewing management succession plans.
     Governance Committee. The Governance Committee held four meetings during fiscal year 2007. The Board of Directors has determined that the Governance Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” A current copy of the Governance Committee Charter can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The functions performed by the Governance Committee include overseeing the Company’s corporate governance affairs, health, safety and environmental compliance functions and monitoring compliance with the Governance Guidelines. In addition, the Governance Committee nominates candidates for the Board of Directors, selects candidates to fill vacancies on the Board, reviews the structure and composition of the Board, considers the qualifications required for continuing Board service and recommends directors’ compensation. The Governance Committee annually reviews the Company’s Policy Statement on Shareholders’ Rights Plans and reports any recommendations to the Board of Directors.

     The Governance Committee has implemented policies regarding Board membership. The Governance Committee will consider candidates based upon the size and existing composition of the Board, the number and qualifications of candidates, the benefit of continuity on the Board and the relevance of the candidate’s background and experience to issues facing the Company. The criteria used for selecting directors are described in the Company’s “Guidelines for Membership on the Board of Directors,” included as Exhibit A to the Governance Guidelines, and are attached as Annex C to this Proxy Statement. In addition, the Company has established a formal process for the selection of candidates, as described in the Company’s “Selection Process for New Board of Directors Candidates” included as Exhibit B to the Governance Guidelines, and candidates are evaluated based on their background, experience and other relevant factors as described in the Guidelines for Membership on the Board of Directors. The Board or the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.
     The Governance Committee has established, in accordance with the Company’s Bylaws regarding stockholder nominees, a policy that it will consider director candidates recommended by stockholders. Recommendations that stockholders desire to make for the 2009 Annual Meeting should be submitted between October 13, 2008 and November 12, 2008 in accordance with the Company’s Bylaws and “Policy and Submission Procedures for Stockholder Recommended Director Candidates” included as Exhibit D to the Governance Guidelines, which are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to: Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210, or to the Corporate Secretary c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. Such recommendations should be accompanied by substantially the same types of information as are required under the Company’s Bylaws for stockholder nominees.
     Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for election. In connection with the 2008 election of directors, the Company has not paid any fee to a third party to identify or evaluate or to assist in identifying or evaluating such nominees. In connection with the 2008 Annual Meeting, the Governance Committee did not receive any recommendation for a nominee proposed from any stockholder or group of stockholders.
Stockholder Communications with the Board of Directors
     The Company’s Annual Meeting provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company’s Board of Directors on matters relevant to the Company. In accordance with the Company’s “Annual Meeting Director Attendance Policy,” which has been incorporated into the Governance Guidelines, all directors and nominees for election as directors are requested and encouraged to personally attend the Company’s Annual Meeting. All of the Company’s 2008 director nominees attended the Company’s 2007 Annual Meeting.
     To provide the Company’s stockholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, a process has been established for communications with any member of the Board of Directors, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, or Finance Committee or with the independent non-management directors as a group. Stockholders may communicate with any member of the Board, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, or Finance Committee or with the independent non-management directors of the Company as a group, by sending such written communication to the Company’s Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, TX 77019. The procedures for “Stockholder Communications with the Board of Directors”, attached as Annex D to this Proxy Statement, are also included as Exhibit E to the Governance Guidelines and can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
Business Code of Conduct
     The Company has a Business Code of Conduct that applies to all officers, directors and employees, which includes the code of ethics for the Company’s chief executive officer, chief financial officer, chief accounting officer or controller and all other persons performing similar functions within the meaning of the securities laws and regulations. Each of the Company’s officers has certified compliance with the Company’s Business Code of Conduct and the applicable NYSE and SOX provisions. The Company’s Business Code of Conduct and Code of Ethical Conduct Certification are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

SECURITY OWNERSHIP OF MANAGEMENT
     Set forth below is certain information with respect to beneficial ownership of the Common Stock as of February 25, 2008 by each director nominee, the persons named in the Summary Compensation Table below and the directors and executive officers as a group. The table includes transactions effected prior to the close of business on February 25, 2008.

	Shares Beneficially Owned
			Shares Subject to
			Options	Total
			Which Are or Will	Beneficial
	Shares		Become	Ownership
	Owned		Exercisable Prior to	as of	% of
Name	as of February 25, 2008		April 25, 2008	April 25, 2008	Class(1)
Larry D. Brady	7,047	(2)	700	7,747	—
Clarence P. Cazalot, Jr.	8,638	(2)	2,427	11,065	—
Edward P. Djerejian	8,638	(2)	446	9,084	—
Anthony G. Fernandes	10,638	(2)	11,804	22,442	—
Claire W. Gargalli	12,134	(2)	3,427	15,561	—
Pierre H. Jungels	3,838	(2)	224	4,062	—
James A. Lash	8,638	(2)	3,427	12,065	—
James F. McCall	5,638	(2)	446	6,084	—
J. Larry Nichols	8,638	(2)	3,427	12,065	—
H. John Riley, Jr.	21,638	(2)	3,427	25,065	—
Charles L. Watson	18,378	(2)	16,458	34,846	—
Chad C. Deaton	188,296	(3)	285,083	473,329	—
Peter A. Ragauss	49,790	(4)	79,098	128,888	—
James R. Clark	96,494	(5)	25,344	121,838	—
Alan R. Crain	50,055	(6)	26,363	76,418	—
David H. Barr	54,441	(7)	30,896	85,337	—
All directors and executive officers as a group (28 persons)	721,599		626,857	1,348,456	—

(1)	No percent of class is shown for holdings of less than 1%.

(2)	Includes 1,430 shares issued as a restricted stock award on January 23, 2008, which award will vest one-third on each of January 23, 2009, 2010 and 2011, or, if earlier, on the date of the annual meeting of stockholders next following the date the independent non-management director attains age 72.

(3)	Includes: (i) 80,000 shares awarded on October 25, 2004 of which 20,000 shares vested each on October 25, 2006 and 2007 with 20,000 shares vesting on each of October 25, 2008 and 2009; (ii) 50,850 shares awarded on January 26, 2005 of which 16,950 shares vested on each of January 25, 2006, 2007 and 2008; (iii) 25,395 shares awarded on January 25, 2006 of which 8,465 shares vested on January 26, 2007 and 2008 with 8,465 shares vesting on January 26, 2009; (iv) 26,437 shares awarded on January 24, 2007 of which 8,812 vested on January 24, 2008 with 8,812 vesting on each of January 24, 2009 and 2010; and (v) 28,515 shares awarded on January 23, 2008, which will vest one-third on each of January 23, 2009, 2010 and 2011.

(4)	Includes (i) 25,344 shares issued as restricted stock awards on April 26, 2006 of which 6,336 shares will vest on each of April 26, 2008 and 2009, with the remaining 12,662 vesting on April 26, 2010; (ii) 8,221 shares awarded on January 24, 2007, of which 2,740 vested on January 24, 2008 with 2,740 vesting on each of January 24, 2009 and 2010; (iii) a restricted stock award on April 26, 2006 of 8,315 shares of which 2,772 vested on April 26, 2007 with 2,772 vesting on each of April 26, 2008 and 2009; and (iv) 8,297 shares awarded on January 23, 2008, which will vest one-third on each of January 23, 2009, 2010 and 2011.

(5)	Includes: (i) 40,000 shares awarded on October 27, 2004 of which 10,000 shares vested on October 27, 2007; (ii) 20,350 shares awarded on January 26, 2005 of which 6,783 shares vested on each of January 25, 2006 and 2007 and 6,784 shares vested on January 25, 2008; (iii) 11,000 shares awarded on January 25, 2006 of which 3,666 shares vested on January 26, 2007 and 2008. In connection with Mr. Clark’s retirement, the Company accelerated the vesting of 17,232 shares which were scheduled to vest after January 31, 2008, the effective date of Mr. Clark’s retirement from the Company.

(6)	Includes: (i) 10,000 shares awarded on April 28, 2004, all of which will vest on April 28, 2008; (ii) 9,325 shares awarded on January 26, 2005 of which 3,108 shares vested on each of January 25, 2006 and 2007 and 2008; (iii) 6,000 shares awarded on January 25, 2006 of which 2,000 shares vested on each of January 26, 2007 and 2008 with 2,000 shares vesting on January 26, 2009; (iv) 5,872 shares awarded on January 24, 2007, of which 1,957 vested on January 24, 2008 with 1,957 vesting on each of January 24, 2009 and 2010; and (v) 6,507 shares awarded on January 23, 2008, which will vest one-third on each of January 23, 2009, 2010 and 2011. Also includes a restricted stock award of 15,000 shares on January 24, 2007 which will vest as to 10,000 shares on January 24, 2009 and the remaining 5,000 shares on January 24, 2010.

(7)	Includes: (i) 10,000 shares awarded on March 2, 2004, which will vest on March 2, 2008; (ii) 4,750 shares awarded on January 26, 2005 of which 1,583 shares vested on each of January 25, 2006, 2007 and 2008; (iii) 16,000 shares awarded on February 28, 2005, of which 4,000 shares vested on February 28, 2007, with 4,000 shares vesting on February 28, 2008 and the remaining 8,000 shares vesting on February 28, 2009; (iv) 4,356 shares awarded on January 25, 2006 of which 1,452 shares vested on each of January 26, 2007 and 2008 with 1,452 shares vesting on January 26, 2009; (v) 5,078 shares awarded on January 24, 2007, of which 1,693 vested on January 24, 2008 with 1,693 vesting on each of January 24, 2009 and 2010; and (vi) 6,436 shares awarded on January 23, 2008, which will vest one-third on each of January 23, 2009, 2010 and 2011.
CHARITABLE CONTRIBUTIONS
     During the fiscal year ended December 31, 2007, the Company did not make any contributions to any charitable organization in which an independent, non-management director served as an executive officer, that exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. SEC regulations require executive officers, directors and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, the Company believes its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2007.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Board has adopted procedures for review and approval or ratification of transactions with related persons. We subject the following related persons to these procedures: directors, director nominees, executive officers and any immediate family members of these persons.
     The Board annually re-evaluates the independence of any related person for any transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships in which any director, director nominee, executive officer or any immediate family member of those persons could be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

COMPENSATION DISCUSSION AND ANALYSIS
Oversight of Executive Compensation Program
     The Compensation Committee of our Board of Directors (the “Compensation Committee”) oversees our compensation programs and is charged with the review and approval of all annual compensation decisions relating to our executives. Our compensation programs include programs that are designed specifically for (1) our most senior executives officers (“Senior Executives”), which include the Principal Executive Officer (“PEO”) and the other named executive officers in the Summary Compensation Table (the “NEOs”); (2) employees who are designated as executives of the Company (“Executives”), which includes the Senior Executives and (3) a broad base of Company employees.
     No Compensation Committee member participates in any of the Company’s employee compensation programs in order to preserve their independence in making compensation decisions. Each year we review any and all relationships that each director serving on the Compensation Committee may have with us, and the Board of Directors reviews our findings. The Board of Directors has determined that none of the Compensation Committee members has any material business relationships with us. Additionally, the Compensation Committee rotates members to promote a non-biased approach to pay consideration and the Company’s compensation polices and procedures.
     The responsibilities of the Compensation Committee related to compensation decisions and policies include, among others, annually (i) reviewing and approving the Company’s general compensation strategies and objectives; (ii) reviewing and approving the Company’s goals and objectives relevant to the PEO’s compensation, evaluating the PEO’s performance in light of such goals and objectives, and determining the PEO’s compensation level based on this evaluation and other relevant information; (iii) reviewing and approving the individual elements of total compensation for the Senior Executives; (iv) reviewing with the PEO and the Board matters relating to management succession, including compensation related issues, as well as maintaining and reviewing a list of potential successors to the PEO; (v) making recommendations to the Board regarding all employment agreements, severance agreements, change in control provisions and agreements and any special supplemental benefits applicable to the Executives; (vi) assuring that the Company’s incentive compensation program, including the annual and long-term incentive plans, is administered in a manner consistent with the Company’s compensation strategy in regards to participation, target awards, financial goals and actual awards paid to Senior Executives; (vii) approving and/or recommending to the Board new incentive compensation plans and equity-based compensation plans, and submitting for stockholder approval where appropriate; (viii) approving revisions to annual salary increases for the Senior Executives and reviewing compensation arrangements of the Senior Executives; (ix) reviewing and reporting to the Board the levels of stock ownership by the Senior Executives in accordance with the Stock Ownership Policy; (xi) reviewing the Company’s employee benefit programs and recommending for approval all committee administrative changes that may be subject to the approval of the stockholders or the Board; and (xii) producing an annual compensation committee report for inclusion in the Company’s Proxy Statement in accordance with applicable rules and regulations.
Compensation Consultant
     The Compensation Committee has retained Mercer as its independent compensation consultant since June 2005. Mercer advises the Compensation Committee on all matters related to the Senior Executives’ compensation and general compensation programs, including industry best practices. This relationship continued in 2007 with Mercer providing continued consultancy services to the Compensation Committee.
     Mercer assists the Compensation Committee by providing comparative market data on compensation practices and programs (the “Survey Data”) based on an analysis of twelve publicly-traded, energy related companies that are competitors of ours (the “Peer Group”). The Peer Group, which annually is reviewed and approved by the Compensation Committee with the assistance of Mercer, is used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to ours and have global businesses that compete with us for executive talent. With such information, the Compensation Committee reviews and analyzes compensation for each Senior Executive and makes adjustments as appropriate. The following ten companies comprise the Peer Group: Anadarko Petroleum Corporation, Apache Corporation, BJ Services Company, Devon Energy Corporation, Halliburton Company, National Oilwell Varco Incorporated, Schlumberger Limited, Smith International Incorporated, Transocean Incorporated and Weatherford International Limited. An analysis based on recent financial data shows that amongst our Peer Group we ranked fifth in revenue as of June 30, 2007 and sixth in market capitalization as of September 30, 2007. The Compensation Committee reviews the Survey Data annually. The Survey Data and general economic conditions and marketplace compensation trends are evaluated with the assistance of Mercer.

     Mercer advises the Compensation Committee in (1) determining base salaries for Senior Executives, (2) setting individual performance goals and award levels for Senior Executives for the Long-Term Incentive Plan performance cycle and (3) designing and determining individual grant levels for the long-term incentive awards for Senior Executives.
     From time to time Mercer provides advice to the Governance Committee with respect to reviewing and structuring our policy regarding fees paid to our directors as well as other equity and non-equity compensation awarded to independent, non-management directors, including designing and determining individual grant levels for the 2007 long-term incentive awards.
     Management has retained Stern Stewart & Co., an independent consultant since January 2006, to assist the Committee by making recommendations on Baker Value Added (“BVA”) targets used in the Long-Term Incentive Plan as a measure for Performance Units. Stern Stewart & Co. was retained for this specific purpose due to the fact that they are the originators of the Economic Value Added financial measure on which BVA is based. The relationship with Stern Stewart & Co. continued in 2007 and will continue throughout 2008. All other consulting on best practices and market compensation levels are provided by Mercer.
Overview of Compensation Philosophy and Program
     The purpose of our compensation program is to reward exceptional organizational and individual performance. The following compensation objectives are considered in setting the compensation programs for our Senior Executives:
•	drive and reward performance that supports the Company’s core values of integrity, teamwork, performance and learning;

•	provide a significant percentage of total compensation that is at-risk, or variable, based on predetermined performance criteria;

•	require significant stock holdings to align the interests of Senior Executives with those of stockholders;

•	design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced Senior Executives; and

•	set compensation and incentive levels that reflect competitive market practices.
  To reward both short and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our executive compensation philosophy includes the following two general principles:
     (i) Compensation levels should be competitive and should be related to performance
     The Compensation Committee reviews the Survey Data to ensure that the compensation program is competitive with the Peer Group. We believe that a competitive compensation program will enhance our ability to attract and retain Senior Executives. The Compensation Committee also believes that a significant portion of a Senior Executive’s compensation should be tied not only to individual performance, but also to the performance of the Senior Executive’s business unit, division or function, and to Company performance measured against both financial and non-financial goals and objectives. Senior Executive compensation levels should be relative to the earnings of our stockholders. If the Company performs well and over time the value of the Company’s stock increases, then Senior Executives should be compensated for their leadership. We also place emphasis on relative performance within the Peer Group as a means to ensure that we consistently deliver stockholder value. During periods when performance meets or exceeds the established objectives, Senior Executives should be paid at, or more than, expected levels, respectively. When our performance does not meet key objectives, incentive award payments, if any, should be less than such levels.
     (ii) Incentive compensation should represent a large portion of a Senior Executive’s total compensation and should balance short and long-term performance
     The Company minimizes the amount of fixed compensation paid to Senior Executives in order to minimize costs when Company performance is not optimum. A significant portion of a Senior Executive’s compensation is incentive compensation, which provides Senior Executives with an incentive to increase Company profitability and stockholder return as the Senior Executives earn the major portion of their compensation. The larger portion of compensation is paid in the form of variable pay (incentive compensation), in the form of short-term and long-term incentives, which are calculated and paid based primarily on financial measures of profitability and stockholder value creation as discussed in more detail below. Less than fifty percent of each Senior Executive’s compensation package is contingent upon continued employment and the remainder is at risk and contingent on Senior Executives driving company financial success.
     While both short and long-term incentives drive the final compensation levels for Senior Executives, the Committee encourages a balance between short and long-term business goals by employing both types of compensation programs. If Senior Executives make business decisions that lead to short-term profits at the expense of long-term value creation, the value of their short-term incentives will increase while the value of their long term incentives will decrease. On the other hand if business decisions intended to drive long-term financial gain are detrimental to current year financial profitability, the compensation levels of the Senior Executives are affected. To encourage a healthy approach to capital investments, investments in human resources and growth plans, the Committee provides a balance of short and long-term incentive plans.
Financial Metrics Used in Compensation Programs
     Several financial metrics are commonly referenced in defining Company performance for Senior Executive compensation. These metrics and their use in annual and long-term incentive programs are described below. The impact of certain items may be excluded from the calculation of these metrics in order to insure they consistently reflect company performance and stockholder return despite certain non-recurring items that may occur in any given fiscal year.
     Earnings Per Share
     To ensure compensation is proportional to the return on investment earned by stockholders, we use Earnings per Share (“EPS”) as a metric for Senior Executives in the Baker Hughes Incorporated Annual Incentive Compensation Plan, as amended (the “Annual Incentive Plan”). EPS is generally defined as our net income divided by the weighted average number of shares outstanding during that period. Non-operational items are generally excluded from the EPS calculation for purposes of determining Annual Incentive Compensation payouts.
     Profit After Tax
     A related metric used in the annual incentive calculations is profit after tax (“PAT”). The use of this metric allows us to reward Senior Executives for meeting targets related to actual operating profit earned each year. Operating profit and profit after tax are non-GAAP measures comprised of income from continuing operations excluding the impact of certain identified items. We believe that operating profit and PAT are useful because they are consistent measures of the underlying results of our business. Furthermore, management uses operating profit internally as a measure of the performance of our operations.
     Baker Value Added
     BVA is a non-GAAP measure that supplements traditional accounting measures to evaluate the return on capital invested in the business. BVA is calculated as our financial return in a given period less our capital charge for that period. Our financial return is defined as (i) profit before tax (as defined below) plus interest expense plus non-compete amortization expense, which is a component of cost of sales, multiplied by (ii) 1 minus the applicable tax rate. Our capital charge is defined as (i) the weighted average cost of capital determined for the Company for the period multiplied by (ii) the average capital employed. Profit before tax is calculated as total revenues minus total costs and expenses minus interest expense plus interest and dividend income.
Review of Senior Executive Performance
     The Compensation Committee reviews, on an annual basis, each compensation element of a Senior Executive. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive salary levels. The Compensation Committee has the opportunity to meet with the Senior Executives at various times during the year, which allows the Compensation Committee to form its own assessment of each Senior Executive’s performance.
     In addition, each year, the PEO presents to the Compensation Committee his evaluation of each Senior Executive, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. Following this presentation and a review of the Survey Data, the Compensation Committee makes its own assessments and approves compensation for each Senior Executive. Compensation in excess of the median of the Survey Data is provided through the variable elements of the compensation program to further our pay-for-performance philosophy.
     In this way all compensation elements are reviewed and approved by the Compensation Committee. The PEO, as the direct manager of the other NEO’s, provides input on their individual performance and recommends specific compensation changes for his direct reports; however, the Committee retains ultimate approval for any compensation changes. The Committee does take into consideration the PEO and NEOs’ total compensation, including base salary annual incentives and long-term incentives, both cash and equity, when considering market based adjustments to the PEO and NEOs’ compensation. Additionally, the Committee, with the assistance of Mercer, is responsible for reviewing all compensation metrics and targets for all of the Senior Executives and is responsible for approving any adjustments to those metrics and targets.
Components of the Executive Compensation Program
     The total compensation and benefits program for Senior Executives consists of the following:
•	base salaries;

•	annual incentive plan;

•	long-term incentive compensation;

•	retirement, health and welfare benefits; and

•	perquisites and perquisite allowance payments.
     The Compensation Committee targets different compensation levels for each element of compensation as well as the compensation levels for the PEO and each NEO based upon their level of responsibility to the Company (as discussed in more detail below).
     Base Salaries
     The Compensation Committee targets the median base salary level (50th percentile) of the Survey Data for the base salaries of our Senior Executives. The Committee has strategically decided to target the 50th percentile based on historical performance of the oilfield services industry. Because the industry is dependent on the supply and demand of oil and the investment levels of customers, Baker Hughes strategically chooses to set base salaries at a competitive level, but not the highest in the market. Base salaries make up a large portion of fixed compensation costs, and our stockholders are served best by minimizing those fixed costs when business activity is low. To employ talented and capable Senior Executives we pay the market median for base salaries. We do not believe we need to pay above the market median, since we provide greater opportunity for earnings through compensation programs which are at risk and dependent on Company performance.
     When considering adjustment of a Senior Executive’s base salary, the Compensation Committee reviews Survey Data and evaluates the Senior Executive’s level of responsibility and experience as well as Company performance. The Compensation Committee also considers the Senior Executive’s success in achieving business results, promoting our core values and keys to success, improving health and safety and demonstrating leadership. We believe the Company’s keys to success are (i) people contributing at their full potential, (ii) delivering unmatched value to our customers, (iii) being cost efficient in everything we do and (iv) employing our resources effectively.
     Benchmarking and aligning base salaries are especially critical to a competitive compensation program. Other elements of our compensation are affected by changes in base salary. Annual incentives are targeted and paid out as a percentage of base salary, and the target levels of long-term incentives are also set as a percentage of base salary. Increases to base salaries, if any, are driven primarily by individual performance and comparative data from the Survey Data.
     In determining base salaries, the Compensation Committee also considers the Company’s continuing achievement of its short and long-term goals to:

•	achieve specific EPS and BVA goals;

•	communicate strategy and financial results effectively;

•	increase emphasis on employee health and safety; and

•	develop human resource capability and reduce attrition.
     The Compensation Committee bases its compensation decisions on the Company’s performance related to the goals listed above. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Senior Executives.
     The Compensation Committee usually adjusts base salaries for Senior Executives when:
•	the current compensation demonstrates a significant deviation from the Survey Data;

•	recognizing outstanding individual performance; or

•	recognizing an increase in responsibility.
     If in this review of individual performance and market salary data, the Compensation Committee finds that the Senior Executive is paid competitively at the 50th percentile of the market, and has exhibited exceptional performance during the period under review, the Compensation Committee may award the Senior Executive a merit lump sum instead of a salary increase. The purpose of the merit lump sum is to reward individual performance in the annual review, without increasing the base salary beyond the competitive 50th percentile of market. This allows the Senior Executive to be rewarded for exceptional performance, without the Company incurring the additional costs associated with a base salary increase, including the related compensation tied to base salary, and without increasing salaries over median levels.
     In 2007 the Compensation Committee approved base salary increases for each of the Senior Executives. The decision to increase each salary was based on the review of Survey Data from the Peer Group at the 50th percentile and individual performance. In approving the 2007 salary increases, the Compensation Committee reviewed the Survey Data as well as reviewing the performance of the Company and each Senior Executive before approving the base salary increases. The new salaries were effective in March 2007 at the same time all other merit increases were granted to employees of the Company. The Compensation Committee decided not to award any merit lump sum in lieu of salary increases during 2007.
     Annual Incentive Plan
     The Annual Incentive Plan provides Senior Executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, division or function and individual performance goals. The Compensation Committee designs the annual incentive component of our compensation program to align Senior Executive pay with our annual (short-term) performance. Incentive bonuses are generally paid in cash in March of each year for the prior fiscal year’s performance. The payouts for Senior Executives are targeted to pay out at the median (50th percentile) of the Survey Data in years when we reach expected financial performance levels. If we reach, but do not exceed, the financial performance targets for any given year, the incentive payout should be at the median of the Survey Data. However, the Annual Incentive Plan is designed so that in years that financial performance significantly exceeds our financial performance targets, the payouts of the short-term incentive program should reach the 75th percentile of the Survey Data. The incentive target percentage represents the Senior Executive’s annual bonus opportunity if the annual performance goals of the Annual Incentive Plan are achieved.
     The Annual Incentive Plan sets forth a set of financial and non-financial metrics for each Senior Executive. These metrics are selected to drive annual performance. Each metric has a weight within the plan, and the sum of the weights is 100%. In 2007, financial metrics comprised 80% of the target incentive and non-financial metrics comprised 20% of the target incentive. The metrics in the Annual Incentive Plan for the 2007 performance period included the financial metrics of BVA and EPS and the non-financial metrics of health and safety and individual performance.

     The metrics for the Annual Incentive Plan for the 2007 performance period were modified from 2006 in the following ways: voluntary turnover was removed as one of the incentive plan metrics, the health and safety metric was adjusted from a weight of 3% to 5% and the individual performance component was increased from a weight of 5% to 15%. The Compensation Committee established the voluntary turnover measure in 2006 as part of a strategic plan to reduce turnover and increase management awareness of turnover statistics in a time of growth in headcount and increased business activity. It was not necessary to continue the turnover metric in 2007 as turnover percentages across the Company improved. The health and safety metric was given greater weight in the Annual Incentive Plan to continue to encourage compliance with all health and safety programs and promote the well-being of the workforce. The weight of the individual performance component was increased to allow greater differentiation of incentive payouts based on individual achievement of goals.
     Performance targets for all metrics are established at levels that are achievable but still challenge the Company and the individual Senior Executives to perform well. Targets are set such that only exceptional performance will result in payouts above the target incentive and poor performance will result in no incentive payment. Performance targets for each of the Senior Executives are reviewed annually by the Compensation Committee and the target percentages are based upon an extensive review of the Survey Data and an assessment of the Senior Executives’ job descriptions and responsibilities.
     Each of the Senior Executives received an annual bonus in 2008 based on their individual contributions to the 2007 performance as shown in the Summary Compensation Table on page 32. The maximum annual award possible under the Annual Incentive Plan is $4,000,000. The following table shows the Annual Incentive Plan weightings for each of the Senior Executives. The differences in percentages are based upon job description and responsibility and are reviewed by the Compensation Committee in light of the Survey Data.
2007 Annual Incentive Plan Weightings for Named Executive Officers1

	Mr. Deaton	Mr. Clark	Mr. Ragauss	Mr. Crain	Mr. Barr
Target Incentive Compensation (% of Base Salary)	100%	80%	65%	65%	60%
Metric
Financial Result (BVA and EPS)	80%	80%	80%	80%	80%
Health and Safety Results	5%	5%	5%	5%	5%
Individual Performance	15%	15%	15%	15%	15%

(1)	For 2008 the Target Incentive Compensation as a percentage of Base Salary for Messrs. Deaton, Ragauss, Crain and Barr will be 120%, 80%, 75% and 70%, respectively. The metric percentage for 2008 will remain the same for Mr. Clark who, based upon his retirement effective January 31, 2008, will only be eligible to participate in a prorated bonus under the Company’s Annual Incentive Plan for the one month of service in 2008.
     The amount to be paid to each Senior Executive under the Annual Incentive Plan (the “Incentive Amount”) is determined by the financial metrics of BVA and EPS, which are combined into an overall value (the “Financial Result”). The Compensation Committee approves three different thresholds with respect to the Financial Result, entry level, expected value and over achievement. Entry level is the minimum level of Financial Result for which the Compensation Committee approves any annual incentive payout. If the Company’s Financial Result is less than the entry level threshold, then there is no payout for the Incentive Amount in that fiscal year. If we achieve the entry threshold, the Incentive Amount equals 25% of the target incentive compensation, which is a percentage of the Senior Executive’s base salary. Expected value is the target level of financial performance. If the Company’s Financial Result reaches the expected value threshold, the Incentive Amount equals 100% of target incentive compensation. Over achievement represents a level of financial performance that exceeds the expected value threshold. If the Company’s Financial Result reaches the over achievement threshold, the Incentive Amount equals 200% of target incentive compensation. Financial performance between any of the thresholds results in a payout that is prorated between the two threshold percentages according to the actual Financial Result achieved.
     If the Company’s Financial Result exceeds the over achievement threshold, the Incentive Amount will exceed 200% of the Senior Executive’s target incentive compensation threshold. Effective for performance periods commencing prior to January 1, 2008, any

Incentive Amount over 200% of target incentive compensation is not paid out with the annual incentive, but is held or “banked” until following years. Half of the banked amount, plus interest at market rates on the banked amount, is paid one year after the incentive is earned. The remaining half of the amount plus interest at market rates is paid out two years from the date earned. This ensures that exceptional incentive payouts are only realized by Senior Executives if they remain employed by us. An example of the banking calculation is shown in the following table(1):

Target Incentive Compensation	$100,000
Incentive Earned	$220,000
Paid in March Following Fiscal Plan Year	$200,000
Banked for Following Year	$10,500
Banked for 2nd Year After Original Payout	$11,025

(1)	Values are for illustrative purposes and assume a 5% market interest rate on the banked amount.
     For the health and safety metric, we have pre-established goals for an acceptable Total Recordable Incident Rate (“TRIR”). If we attain our goal for TRIR, the health and safety metric is paid out in full equaling 5% of incentive opportunity. If the TRIR goal is not achieved, the Senior Executive does not receive that portion of the incentive.
     The second non-financial metric in the Annual Incentive Plan is individual performance. This metric pays out if the Senior Executive achieves pre-determined performance goals. The direct supervisor of each Senior Executive sets specific individual goals at the beginning of each year. If these goals are achieved by the end of the plan year, the Senior Executive may earn the target value for the individual performance metric. If these goals are not achieved, the individual performance metric is not paid out.
     For illustration, if an NEO with an incentive compensation target of 50% of salary and a base salary of $400,000 achieved the following financial and non-financial results, the payout would be as follows:
Target Incentive: $400,000 x 50% = $200,000

	Weight	Result	Payout
Financial Results (BVA and EPS)	80%	150%	$240,000
Health and Safety (TRIR)	5%	100%	$10,000
Individual Performance	15%	100%	$30,000

Total Incentive Earned:			$280,000
     The payout for each metric is the target incentive of $200,000 multiplied by the weight of each metric and the percentage results, for example $200,000 x 80% x 150% = $240,000.
     Long-Term Incentive Compensation
     The long-term incentive program allows Senior Executives to increase their compensation over a number of years as stockholder value is increased as a result of a higher stock price or sustained improvements in financial performance over multiple years. Long-term incentives comprise the largest portion of a Senior Executive’s compensation package and are consistent with our at-risk pay philosophy. Currently, long-term incentives generally are allocated to Senior Executives in the following percentages: 40% Performance Units, 35% Stock Options and 25% Restricted Stock. The Compensation Committee has approved targeting the 75th percentile of the Survey Data with respect to long-term incentive awards because the majority of long-term incentives are at risk and therefore justify a higher target percentage in relation to the Survey Data.
     In 2002, the Compensation Committee and our Board of Directors approved the 2002 D&O Plan for performance-related awards for Senior Executives. Our stockholders approved the 2002 D&O Plan in April 2002. An objective of the 2002 D&O Plan was to align the interests of Senior Executives with stockholders and to provide a more balanced long-term incentive program. Beginning in 2005, the Compensation Committee approved equity awards in shares of restricted stock (or in most cases restricted stock units in non-United States jurisdictions) in addition to the previously offered fixed-price stock options. Capitalized terms used in this section discussing long-term incentive compensation and not otherwise defined herein shall have the meaning assigned to such term in the 2002 D&O Plan.

     The Compensation Committee approves the total stock options, restricted stock, performance units and cash-based awards that will be made available to Senior Executives as well as the size of individual grants for each Senior Executive. The amounts granted to Senior Executives vary each year and are based on the Senior Executive’s performance, the Survey Data, as well as the Senior Executive’s total compensation package. Previous awards and grants, whether vested or unvested, have no impact on the current year’s awards and grants.
     For the performance period ending on December 31, 2007, the Compensation Committee approved cash-based awards under the 2002 D&O Plan for certain NEOs to reward exceptional organizational and individual achievements that resulted in (i) settlements with the Department of Justice and the Securities and Exchange Commission together with the development and implementation of strategic initiatives to improve compliance with the Company’s Business Code of Conduct, (ii) advancement of the Company’s international growth in the Eastern Hemisphere and (iii) creation of management systems to enhance and maintain our high performance culture.
          Stock Options
     An important objective of the long-term incentives is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide Senior Executives with the opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market price. Stock options generally vest and become exercisable one-third annually after the original award date.
     The exercise prices of the stock options granted to the PEO and the NEOs during fiscal year 2007 are shown in the Grants of Plan-Based Awards Table on page 34. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.
     Options generally are granted semi-annually, at the same time as grants to the general eligible employee population, in January and July prior to the release of our earnings. Option grants are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation-related decisions. Our practice is that the exercise price for each stock option is the market value on the date of grant. Pursuant to the 2002 D&O Plan, the Option Price shall not be less than the Fair Market Value of the shares on the date of grant.
     In certain instances, stock options may vest on an accelerated schedule. Retirement may trigger accelerated vesting if a Senior Executive’s age plus years of service with us is greater than or equal to 65 years. In this instance, all unvested options will vest as of the retirement date, and the Senior Executive will have three or five years to exercise the options depending on the terms outlined in the stock option award agreement. However, the exercise window may not exceed the original option term.
     Additionally, death or disability while employed with the Company will cause all stock options to automatically vest and become exercisable per the terms outlined in the stock option award agreement.
          Restricted Stock Awards and Restricted Stock Units
     Restricted stock awards (“RSAs”) are intended to aid in retaining key employees, including the Senior Executives, through vesting periods. RSAs provide the opportunity for capital accumulation and more predictable long-term incentive value. In the United States, RSAs are awarded, while outside the United States, we generally utilize restricted stock units (“RSUs”) as a performance incentive.
     RSAs generally are awarded to Senior Executives once a year in January, at the same time as awards to the general eligible employee population. RSAs are shares of our Common Stock that are awarded with the restriction that the Senior Executive remain with us until the date of vesting. RSAs generally vest one-third annually after the original award date. The purpose of granting RSAs is to encourage ownership of our Common Stock by, and retention of, our Senior Executives. Senior Executives are allowed to vote RSAs as a stockholder based on the number of shares held under restriction. The Senior Executives are also awarded dividends on the RSAs held by them.
     Any unvested RSAs generally are forfeited if the Senior Executive terminates employment with the Company or if the Senior Executive fails to meet the continuing employment restriction outlined in the RSA agreement. In the event of death or disability, any unvested RSAs are immediately vested.
     RSUs are similar to RSAs, but with a few key differences. An RSU is a commitment by us to issue a share of our Common Stock for each RSU at the time the restrictions in the award agreement lapse. RSUs are provided to Executives who are not on the United States payroll because of the different tax treatment in many other countries. RSU awards are eligible for dividend equivalent payments each time we pay dividends.
     Any unvested RSUs are generally forfeited upon termination of employment with the Company if the restrictions outlined in the awards are not met. Any vested shares are fully owned. Additionally, in the event of death or disability, all shares of RSUs are immediately vested.

          Performance Units
     Performance units represent a significant portion of our long-term incentive program. Forty percent of the long-term incentive value awarded is through performance units, which are certificates of potential value that are payable in cash at the end of a specified performance period. Performance units only pay out if the Company achieves certain BVA targets, typically after a three-year performance period. Failure to achieve the entry level threshold will render the performance unit awards valueless. Performance units are intended to replace performance awards made under the Company’s Performance Plan for 2004-2006 and 2005-2007. Awards were granted under the Performance Plan for 2004-2006 on December 29, 2006; however, no awards were earned and thus no payouts made under the 2005-2007 Performance Plan because total stockholder return goals were not achieved. Both Performance Plans expired at December 29, 2006 and December 31, 2007, respectively.
     Performance units are designed to encourage long-range planning and reward sustained stockholder value creation. The objectives of the performance units are to (i) insure a long-term focus on capital employment; (ii) develop human resource capability; (iii) enable long-term growth opportunities; (iv) motivate accurate financial forecasting; and (v) reward long-term goal achievement. While stock options and restricted stock and units tie directly to our stock price, performance units reward contributions to our financial performance and are not subject to the volatility of the stock market. BVA is the financial metric used to determine payouts, if any, for performance units.
     Performance units are generally awarded once each year in January to Senior Executives at the same time as grants to the general eligible employee population. The performance unit plan operates in overlapping three-year cycles with a payout determined at the end of each cycle.
     Performance units are generally forfeited if a Senior Executive voluntarily leaves the Company before the end of the performance cycle. Performance units pay out on a pro rata basis if a Senior Executive retires at our normal retirement age or later.
     When granted, the target value for our performance units is $100 each, though the actual value realized depends on how well we perform against our cumulative BVA targets, which are established by the Compensation Committee with assistance from Stern Stewart & Co. As noted, BVA measures operating PAT less the cost of capital employed and is generally the same BVA measure used in the Annual Incentive Plan.
     Each year when performance units are granted, a new three-year cumulative BVA goal will be set. The following chart specifies the goals for our BVA performance measure and the dollar value per unit at various levels of performance.

	Percentage of expected value	Performance
Performance Level	Target Amount	Unit Value
Below Threshold	0-24%	$0
Entry Level	25%	$25
Expected Value Target	100%	$100
Over Achievement	200%	$200
Tax Implications
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the PEO and the NEOs unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations, as well as pursuant to a plan approved by the Company’s stockholders. We have qualified certain compensation paid to Senior Executives for deductibility under Section 162(m), including (i) certain amounts paid under our Annual Incentive Plan, (ii) certain compensation expense related to options granted pursuant to the Company’s 1993 Stock Option Plan and (iii) certain options and certain other long-term performance-based stock or cash awards granted pursuant to the 1998 Long-Term Incentive Plan and the 2002 D&O Plan. We may from time to time pay compensation to our Senior Executives that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

     Although the Compensation Committee has generally attempted to structure executive compensation so as to preserve deductibility, it also believes that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.
     Although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to APB 25 and SFAS 123(R) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.
Employee Stock Purchase Plan
     The purpose of the Employee Stock Purchase Plan is to encourage and enable eligible employees to purchase our stock at a discounted rate, thereby keeping the employees’ interests aligned with the interests of the stockholders. Senior Executives may participate in this Employee Stock Purchase Plan on the same basis as all other eligible employees.
     Eligible employees may elect to contribute on an after-tax basis between 1% and 10% of their annual pay to purchase our Common Stock; provided, however, that an employee may not contribute more than $25,000 to the Employee Stock Purchase Plan pursuant to Internal Revenue Service restrictions. Shares are purchased at a 15% discount of the fair market value of our Common Stock on January 1 or December 31, whichever is lower.
Retirement, Health and Welfare Benefits
     We offer a variety of health and welfare and retirement programs to all eligible employees. The Senior Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Coverage under the life and accidental death and disability programs offer benefit amounts specific to Senior Executives. Senior Executives are eligible to receive reimbursement for certain medical examination expenses. Premiums for supplemental life insurance may be paid from a Senior Executive’s perquisite allowance.
     We offer retirement programs that are intended to supplement the employee’s personal savings and social security. The programs include the Baker Hughes Incorporated Thrift Plan (“Thrift Plan”), which is a 401(k) plan, the Baker Hughes Incorporated Pension Plan (“Pension Plan”) and the Baker Hughes Incorporated Supplemental Retirement Plan (“SRP”). All U.S. employees, including Senior Executives, are generally eligible for the Thrift Plan and the Pension Plan. Only U.S. Executives are eligible for the SRP. Non-U.S. employees are covered under different retirement plans. Senior Executives participate in the Thrift Plan and Pension Plan on the same basis as other employees and in the SRP on the same basis as other Executives.
     The Thrift Plan allows eligible employees to elect to contribute from 1% to 50% of their eligible compensation to an investment trust. Eligible compensation generally means all wages, salaries and fees for services from the Company. Employee contributions are matched in cash by us at the rate of $1.00 per $1.00 employee contribution for the first 5% of the employee’s eligible compensation. Such contributions vest immediately. In addition, we make cash contributions for all eligible employees between 2% and 5% of their salary depending on the employee’s age. These cash contributions become fully vested to the employee after three years of service. However, regardless of the number of years of service, an employee is fully vested in his Thrift Plan Base Contribution if the employee retires at age 65 or later, or terminates employment with three years of service, or the employee’s employment is terminated due to death or total and permanent disability. The Thrift Plan does not provide our employees the option to invest directly in the Company’s stock.
     We adopted the Pension Plan, effective January 1, 2002, to supplement the benefits provided through our primary retirement vehicle, the Thrift Plan. The Pension Plan is a tax-qualified, defined benefit plan funded entirely by us. Under the provisions of the Pension Plan, a cash balance account is established for each participant. Age-based pay credits are made quarterly to the accounts as a percentage of eligible compensation. Eligible compensation generally means all wages, salaries and fees for services from the Company.

     The following are the quarterly pay crediting rates under the Pension Plan:

Pay Credit as a
Percentage of
Quarterly Eligible
Age at End of Quarter	Compensation
Under age 35	2.0%
35 — 39	2.5%
40 — 44	3.0%
45 — 49	3.5%
50 and older	4.0%
     In addition to pay credits, cash balance accounts are credited with interest credits based on the balance in the account on the last day of the quarter, using the annual rate of interest on 30-year Treasury securities as specified by the Secretary of Treasury for the month of August of the preceding calendar year. The interest rate used for determining interest credits in 2007 was 5%. An employee is fully vested in his or her Pension Plan account after three years of service. Regardless of the number of years of service, an employee is fully vested if the employee retires at age 65 or later, or retires at age 55 with three years of service, or the employee’s employment is terminated due to death or total and permanent disability. In addition, employees who were 55 years or older on January 1, 2002 had their prior years of service with us counted for vesting purposes. Pension Plan benefits in excess of $1,000 are payable in the form of a joint and 50% survivor annuity for married individuals, or subject to spousal consent, or if unmarried, a single lump sum or single life annuity. There are no special provisions for Senior Executives under the Pension Plan.
     We adopted the SRP, which was amended and restated effective January 1, 2005, to:
•	allow Executives to continue saving toward retirement when, due to compensation and contribution ceilings established under the Code, they can no longer contribute to the Thrift Plan;

•	provide Company base, pension and matching contributions that cannot be contributed to the Thrift Plan and Pension Plan due to compensation and contribution ceilings established under the Code; and

•	enable covered Executives to defer base and incentive compensation on a tax-deferred basis.
     Accordingly, Executive contributions include amounts calculated from an Executive’s Thrift Plan pre-tax election on file as of the prior year-end on compensation not eligible under the Thrift Plan due to the Code’s compensation limit. The Company contributes matching, base and pension contributions on compensation not eligible under the Thrift Plan or Pension Plan based on the Code’s compensation limit. Eligible compensation under the Thrift Plan and Pension Plan was limited to $225,000 and pre-tax employee contributions were limited to $15,500 ($20,500 for employees age 50 or older) in 2007. Additionally, Executives may elect to defer eligible compensation each year instead of receiving that amount in current compensation. The Company contributes matching, base and pension contributions on compensation above the compensation ceiling established by the Code and on the Executive’s deferred compensation. Company contributions, as a percentage of compensation, are made according to the following schedule:

	Base	Pension	Matching
Age	Contribution	Contribution	Contribution
Under Age 35	2.00%	2.00%	5%
35 — 39	2.50%	2.50%	5%
40 — 44	3.00%	3.00%	5%
45 — 49	3.50%	3.50%	5%
50 — 54	4.00%	4.00%	5%
55 — 59	4.50%	4.00%	5%
60 or older	5.00%	4.00%	5%
     An Executive is fully vested in his or her deferrals and Company matching contributions. Beginning January 1, 2007 Executives generally are fully vested in pension contributions after three years of service. Regardless of the number of years of service, an Executive is fully vested in all contributions if the Executive retires at age 65 or later, or upon the Executive’s termination of employment due to the death or total and permanent disability of the Executive. Distribution payments are made upon some specified period after separation from service in accordance with Section 409A of the Code. The methods of distribution include a single lump sum cash payment or annual installments for 2-20 years, with the default election being annual installments for 15 years. In-service withdrawals are allowed in compliance with Section 409A of the Code. Hardship withdrawals are allowed in cases of unforeseen severe financial emergencies. All distribution and withdrawal elections are made during annual enrollment except for hardship withdrawals.
     The assets of the SRP are invested by the Trustee in funds selected by us. Additional information regarding these benefits and an accompanying narrative disclosure are provided in the Pension Benefits Table and Nonqualified Deferred Compensation Table disclosed on page 39.
Perquisites and Perquisite Allowance Payments
     In order to remain competitive with the Peer Group and ensure our ability to attract and retain capable Senior Executives, the Company also provides perquisites that are common to executives in the United States and in our industry. The Compensation Committee annually reviews the perquisite program to ensure competitiveness and fairness. Executives are provided with the following benefits as a supplement to their other compensation:
•	Life Insurance & Accidental Death & Dismemberment Coverage: We pay 100% of the premium for both term life insurance and accidental death and dismemberment coverage, equal to two times the Executive’s base salary.

•	Perquisite Life Insurance: Perquisite life insurance benefits are provided to the Executives in addition to the supplemental life insurance and voluntary life insurance and accidental death and dismemberment coverage available to all employees. The cost of the perquisite life insurance is paid from the Executive’s perquisite allowance (as discussed below).

•	Short-Term and Long-Term Disability: We pay 100% of the premium cost for these benefit programs for Executives. The short-term disability program provides income replacement at 100% of base pay level for up to six weeks or recovery. The program then pays 75% of the base pay level beginning on week seven up to 26 weeks or recovery. Upon the expiration of the 26-week short-term disability period, the long-term disability program provides income replacement at 60% of the benefits base pay level, up to a maximum of $25,000 per month, until age 65 or recovery per the terms and conditions of the program.

•	Executive Physical Program: At our expense each Executive is allowed to have a complete and professional personal physical exam on an annual basis.
     In addition Senior Executives are provided with a cash allowance on a quarterly basis that is intended to pay for expenses associated with managing finances, healthcare, communication and entertainment. These expenses are associated with continued employment yet are not considered and may not be reported as business expenses. It is common practice in our industry to provide these personal benefits as perquisites. The Committee has chosen to provide a cash allowance in lieu of providing these benefits directly to Senior Executives, for greater transparency in the value of such benefits and clarity around income tax treatment. While the Compensation Committee intends for such allowance to be applied to applicable benefits, the Senior Executive may apply such amounts to any use in their own discretion.
     In addition to the Company-provided basic life insurance coverage of two times the Senior Executive’s base salary, Senior Executives may elect additional life insurance coverage through the perquisite program. Additional information regarding these benefits and an accompanying narrative disclosure are provided in the Summary Compensation Table disclosed on page 32.
Severance Plan
     Upon certain types of terminations of employment (other than a termination following a change in control of the Company), severance benefits may be paid to the Senior Executives. Additional severance benefits payable to our PEO are addressed in his employment agreement discussed below. The Senior Executives are covered under a general severance plan known as the Baker Hughes Incorporated Executive Severance Plan (the “Severance Plan”). The Severance Plan is designed to attract and retain Senior Executives and to provide replacement income if their employment is terminated because of an involuntary termination other than for cause.
     To be eligible to receive benefits under the Severance Plan, a Senior Executive must (i) be an Executive on the date of termination, (ii) be involuntarily terminated and (iii) execute and deliver to the Severance Plan’s Administrator a release agreement provided to the participant by the Severance Plan Administrator. No benefits are available or have accrued prior to a participant’s employment termination date, and no rights are considered vested until the occurrence of an involuntary termination. We provide the following benefits to a participant who has satisfied the eligibility requirements.
•	Base Compensation — We will pay the participant a single sum cash severance benefit based on the participant’s base compensation at the participant’s employment termination date, with the amount of the base compensation benefit determined pursuant to the table below.

•	Medical, Dental and Vision Insurance — If a participant, his spouse and/or dependents are participating in a group health plan sponsored by the Company on the participant’s employment termination date, the participant, his spouse and/or dependents generally have the right to continue medical, dental and vision coverage for the time periods provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

•	Outplacement — Each participant shall be entitled to outplacement assistance at the expense of the Company as shown in the table below.
     Severance Plan — Schedule of Benefits for NEOs

	Severance Benefits	Details of Benefit
1.	Base Compensation	18 months of base compensation using the participant’s base compensation for the month in which the participant’s employment termination date occurs.

2.	Insurance — Medical, Dental and Vision	3 months of COBRA continued coverage paid by the Company, provided the participant timely and properly elects COBRA continuation coverage.

3.	Outplacement	Outplacement services will be provided for the greater of 12 months or until such time as the value of the outplacement services reaches the maximum of $10,000. The 12-month period commences with the first day of the month following the month in which the participant’s employment termination date occurs.
Employment Agreements
     The Company’s philosophy is not to enter into employment agreements with Senior Executives; however, we do have an employment agreement with our PEO, dated as of October 25, 2004. The term of the employment agreement is until October 25, 2008, with automatic one-year renewals unless either party provides a notice not to extend the employment agreement at least thirteen months prior to the then current expiration date. During the term of the employment agreement, Mr. Deaton is entitled to receive the following, all as established from time to time by the Board of Directors or the Compensation Committee:
•	a base salary;

•	the opportunity to earn annual cash bonuses in amounts that may vary from year to year and that are based upon achievement of performance goals;

•	long-term incentives in the form of equity-based compensation no less favorable than awards made to other Senior Executives and that are commensurate with awards granted to PEOs of other public companies of a similar size to the Company; and

•	benefits and perquisites that other officers and employees of the Company are entitled to receive.
     Mr. Deaton’s base salary is to be reviewed at least annually during the term of the employment agreement and may be increased (but not decreased) based upon his performance during the year.
     Upon the termination of Mr. Deaton’s employment, due to his disability or his death, he or his beneficiary is to be paid a lump sum in cash equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the employment agreement and a lump sum in cash equal to his expected value incentive bonus for the year of termination. For purposes of Mr.

Deaton’s employment agreement, disability is defined as any incapacity due to physical or mental illness resulting in an absence from full-time performance of his duties for ninety (90) days in the aggregate during any period of twelve (12) consecutive months or a reasonable expectation that such disability will exist for more than such period of time. Upon termination of Mr. Deaton’s employment by him for “good reason” or by us without “cause” (please refer to the section “Potential Payments Upon Termination or Change in Control — Termination of Employment by Mr. Deaton for Good Reason or by Us Without Cause” located elsewhere in this proxy statement for a definition of “good reason” and “cause”), he is entitled to:
•	a lump sum cash payment in an amount equal to two times his then base salary;

•	a lump sum cash payment equal to the expected value of his incentive bonus for the year of termination, prorated to the date of termination;

•	a continuation of certain perquisites and medical insurance benefits for the remainder of the term of the employment agreement; and

•	a continuation of employer contributions to the Company’s SRP for the remainder of the term of the employment agreement.
     However, the foregoing benefits are not payable if Mr. Deaton is entitled to benefits under his Change in Control Agreement discussed below.
     If Mr. Deaton’s employment is terminated by him for any reason other than a good reason or by the Company for cause, he is to receive only those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and a lump sum amount in cash equal to the sum of (i) his base salary through the date of termination; (ii) any compensation previously deferred by him (together with any accrued interest or earnings) and any accrued vacation pay; and (iii) any other amounts due him as of the date of termination, in each case to the extent not already paid.
     During the term of the employment agreement and for a period of two years following termination of the employment agreement, Mr. Deaton is prohibited from (i) engaging in competition with the Company and (ii) soliciting customers, employees and consultants of the Company. To the extent any provision is covered by both the employment agreement and the Change in Control Agreement, described and defined below, the Change in Control Agreement provision so covered will supersede the employment agreement provision.
Change in Control Agreements
     In addition to the employment agreement described above, we have entered into change in control agreements (“Change in Control Agreements”) with the NEOs, as well as the other Senior Executives. The Change in Control Agreements provide for payment of certain benefits to these officers as a result of termination of employment following, or in connection with, a Change in Control (as defined below) of the Company. The initial term of the Change in Control Agreement for Mr. Deaton expired on October 24, 2007, and was automatically extended until October 24, 2009. The initial term of the Change in Control Agreement for Mr. Crain will expire December 31, 2008. The initial term of the Change in Control Agreement for Mr. Ragauss expires on April 25, 2009. The initial term of the Change in Control Agreement for Mr. Barr expired on July 27, 2007, and was automatically extended until July 27, 2009.
     After the expiration of the initial term, each of the Change in Control Agreements will be automatically extended for successive two-year periods beginning on the day immediately following the expiration date, unless, not later than 18 months prior to the expiration date or applicable renewal date, we shall give notice to the NEO that the term of the Change in Control Agreements will not be extended. The initial terms of the Change in Control Agreements for Messrs. Deaton and Barr were automatically extended since, not later than 18 months prior to the end of the initial terms, we did not give notice that the terms would not be extended.
     According to the Change in Control Agreements, we pay severance benefits to a NEO if the NEO’s employment is terminated following, or in connection with, a Change in Control during the term unless:
•	the NEO resigns without “good reason”;

•	the Company terminates the employment of the NEO for “cause”; or

•	the employment of the NEO is terminated by reason of death or “disability”.
Please refer to “Potential Payments Upon Termination or Change in Control — Payments in the Event of a Change in Control and Termination of Employment by the Executive for Good Reason or by the Company or its Successor Without Cause” for the definitions of “good reason”, “cause” and “disability” in the context of the Change in Control Agreements.
     If the NEO meets the criteria for payment of severance benefits due to termination of employment following or in connection with a Change in Control during the term as described above, in addition to any benefits he is due under our employee benefit plans and equity and incentive compensation plans, he will receive the following benefits:
(a)	a lump sum payment equal to three times the NEO’s annual base salary in effect immediately prior to (i) the first event or circumstance constituting Good Reason for his resignation, (ii) the Change of Control or (iii) the NEO’s termination of employment, whichever is greatest (his “Highest Base Salary”);

(b)	a lump sum payment equal to the NEO’s expected value bonus based on the incentive bonus under our Annual Incentive Plan for the year in which he terminates employment based on his Highest Base Salary, prorated based upon the number of days of his service during the performance period (reduced by any payments received by the NEO under our Annual Incentive Compensation Plan, as amended, in connection with the Change in Control if the NEO’s termination of employment occurs during the same calendar year in which the Change in Control occurs);

(c)	a lump sum payment equal to the NEO’s expected value bonus based on his Highest Base Salary for the year in which he terminates employment multiplied by his Highest Base Salary and multiplied by three;

(d)	continuation of accident and health insurance benefits for an additional three years;

(e)	a lump sum payment equal to the sum of (i) the cost of the NEO’s perquisites in effect prior to his termination of employment for the remainder of the calendar year and (ii) the cost of the NEO’s perquisites in effect prior to his termination of employment for an additional three years;

(f)	a lump sum payment equal to the undiscounted value of the benefits the NEO would have received had he continued to participate in our Thrift Plan and SRP for an additional three years, assuming for this purpose that:
(1)	the NEO’s compensation during that three-year period remained at the levels used for calculating the severance payment described in paragraphs (a) and (c) above, and

(2)	the NEO’s contributions to and accruals under those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;
(g)	eligibility for our retiree medical program if the NEO would have become entitled to participate in that program had he remained employed for an additional three years;

(h)	a lump sum payment equivalent to thirty-six multiplied by the monthly basic life insurance premium applicable to the NEO’s basic life insurance coverage on the date of termination;

(i)	outplacement services for a period of three years or, if earlier, until the NEO’s acceptance of an offer of employment or in lieu of outplacement services, the NEO may elect to receive a cash payment of $30,000; and

(j)	an additional amount (a gross-up payment) in respect of excise taxes that may be imposed under the golden parachute rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the officer whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards).
     In addition to the above, the Change in Control Agreements provide for full vesting of all stock options and other equity incentive awards upon the occurrence of a Change in Control.

     According to the Change in Control Agreements, a “Change in Control” occurs if:
•	the individuals who are incumbent directors cease for any reason to constitute a majority of the members of our Board of Directors;

•	the consummation of a merger of us or our affiliate with another entity, unless the individuals and entities who were the beneficial owners of our voting securities outstanding immediately prior to such merger own, directly or indirectly, at least 50% of the combined voting power of our voting securities, the surviving entity or the parent of the surviving entity outstanding immediately after such merger;

•	any person, other than us, our affiliate or another specified owner (as defined in the Change in Control Agreements), becomes a beneficial owner, directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding voting securities;

•	a sale, transfer, lease or other disposition of all or substantially all of our assets (as defined in the Change in Control Agreements) is consummated (an “asset sale”), unless (i) the individuals and entities who were the beneficial owners of our voting securities immediately prior to such asset sale own, directly or indirectly, 50% or more of the combined voting power of the voting securities of the entity that acquires such assets in such asset sale or its parent immediately after such asset sale in substantially the same proportions as their ownership of our voting securities immediately prior to such asset sale or (ii) the individuals who comprise our Board of Directors immediately prior to such asset sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such asset sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

•	our stockholders approve a plan of complete liquidation or dissolution of us.
     The Code disallows deductions for certain executive compensation that is contingent on a change in ownership or effective control of the Company or a significant portion of the assets of the Company. Assuming such a control change had occurred on December 31, 2007, $4,924,529 and $2,149,985 would have been non-deductible executive compensation for Messrs. Deaton and Ragauss, respectively. Additionally, if Messrs. Deaton, Ragauss, Clark, Crain and Barr had incurred a termination of employment in connection with such control change, $12,564,765, $6,258,759, $5,349,654, $3,045,817 and $2,760,876 would have been non-deductible executive compensation, respectively.
Indemnification Agreements
     We have entered into an indemnification agreement with each of our independent, non-management directors and Senior Executives, which form of agreement has been filed with the SEC. These agreements provide for us to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any other rights the indemnitee may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced Senior Executives and independent, non-management directors.
Stock Ownership Policy
     The Board of Directors, upon the Compensation Committee’s recommendation, adopted a Stock Ownership Policy for our Senior Executives to ensure that they have a meaningful economic stake in the Company. The Policy is designed to satisfy an individual Senior Executive’s need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our stockholders of management’s commitment to value creation.
     The Compensation Committee annually reviews each Senior Executive’s compensation and stock ownership levels to determine whether they are appropriate or if adjustments need to be made. In 2007, each of the Senior Executives was in compliance with the Compensation Committee’s required levels of stock ownership, which currently requires each Senior Executive to have direct ownership of our Common Stock in at least the following amounts:

Stock Ownership Level

Officer Positions	(Multiple of Salary)
Chief Executive Officer	5x
President, Senior Vice Presidents and Group Presidents	3x
Corporate Vice Presidents reporting to the PEO and Division Presidents	2x
     A Senior Executive has five years to comply with the ownership requirement starting from the date appointed to a position noted above. If a Senior Executive is promoted to a position with a higher Ownership Salary Multiple, the Senior Executive will have five years from the date of the change in position to reach the higher expected Stock Ownership Level but still must meet the prior expected Stock Ownership Level within the original five years of the date first appointed to such prior position. For those Senior Executives with the ownership requirements reflected in hiring letters, the date of hire marks the start of the five-year period.
     Until a Senior Executive achieves the applicable Stock Ownership Level, the following applies:
     Restricted Stock Awards
     Upon vesting of a restricted stock award and after the payment of the taxes due as a result of vesting, the Senior Executive is required to hold the net profit shares until the applicable Stock Ownership Level is met. Net profit shares are the shares remaining after payment of the applicable taxes owed as a result of vesting of the restricted stock, including shares applied as payment of the minimum statutory taxes.
     Exercise of Stock Options
     Upon exercise of a stock option and after netting down the shares to pay the taxes due as a result of exercise, the Senior Executive is required to hold 50% of the net profit shares until the applicable Stock Ownership Level is met. Net profit shares are the shares remaining after payment of the applicable taxes owed as a result of the exercise of the option and the exercise price of the option, including shares applied as payment of the minimum statutory taxes. The remaining 50% of the net profit shares may be sold without restriction.
     Reporting of Taxes upon Vesting
     The Senior Executive shall report to the Company’s Corporate Secretary the number of shares required by the Senior Executive to pay the applicable taxes upon the vesting of restricted stock awards and the exercise of stock options, in excess of the minimum statutory taxes.
     Required Ownership Shares
     Upon reaching the required ownership level, the Senior Executive shall certify to the Company’s Corporate Secretary that the ownership requirements have been met and the Company’s Corporate Secretary shall confirm such representation and record the number of shares required to be held by the Senior Executive based on the closing price of the shares and the Senior Executive’s current salary level on the day prior to certification by the Senior Executive (the “Required Ownership Shares”). At such time the restrictions on selling shares will no longer apply to the Senior Executive.
     The Senior Executive will not be required to accumulate any shares in excess of the Required Ownership Shares so long as the Required Ownership Shares are held by the Senior Executive, regardless of changes in the price of the shares. However, the Senior Executive may only sell shares held prior to certification if, after the sale of shares, the Senior Executive will (a) still own a number of shares equal to at least the Required Ownership Shares or (b) still be in compliance with the Stock Ownership Level as of the day the shares are sold based on current share price and salary level.

     Annual Review
     The Compensation Committee reviews all Required Ownership Shares levels of the Senior Executives covered by the Policy on an annual basis. The PEO is responsible for ensuring compliance with this Policy.
     Deviations from the Stock Ownership Policy can only be approved by the Compensation Committee or the PEO, and then only because of a personal hardship.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION
     The following table sets forth the compensation earned by the PEO and other NEOs for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2007 and 2006. Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.
SUMMARY COMPENSATION TABLE

										Change in Pension
										Value and
										Non-Qualified
								Non-Equity		Deferred
					Stock			Incentive Plan		Compensation	All Other
Name and Principal			Bonus		Awards(1)	Option		Compensation		Earnings	Compensation		Total
Position	Year	Salary ($)	($)		($)	Awards(1)		($)		($)	($)		($)
Chad C. Deaton —	2007	$1,082,692	$0		$2,541,359	$2,163,403		$1,092,717	(2)	$10,400	$399,200	(3)	$7,289,771
Principal Executive Officer	2006	$1,001,923	$0		$3,274,091	$1,364,590		$1,915,677		$9,600	$438,318	(3)	$8,004,199

Peter A. Ragauss —	2007	$541,154	$0		$863,710	$679,536		$451,044	(2)	$8,500	$136,200	(4)	$2,680,144
Principal Financial Officer	2006	$339,231	$0		$461,029	$324,746		$652,470		$7,000	$200,600	(4)	$1,985,076

James R. Clark —	2007	$683,461	$0		$1,373,434	$679,168	(6)	$390,229		$11,700	$237,500	(7)	$3,375,492
President and Chief Operating Officer	2006	$645,000	$51,600	(5)	$1,540,383	$1,375,192	(6)	$1,057,528		$10,200	$273,775	(7)	$4,953,678

Alan R. Crain —	2007	$448,077	$0		$500,938	$724,683		$372,282	(2)	$11,700	$126,800	(9)	$2,184,480
Senior Vice President & General Counsel	2006	$425,000	$25,500	(8)	$546,177	$589,152		$516,088		$10,200	$148,033	(9)	$2,260,150

David H. Barr —	2007	$414,135	$0		$553,611	$450,055	(6)	$277,341	(2)	$11,700	$112,300	(10)	$1,819,142
Vice President and Group President, Completion and Production	2006	$389,423	$0		$636,527	$411,758	(6)	$443,396		$10,700	$137,214	(10)	$2,029,018

(1)	Restricted stock awards were made on January 25, 2006 and valued at $75.06 per share except for Mr. Ragauss who received a grant on April 26, 2006 at a value of $75.93 per share. Stock option grants were made on January 25, 2006 at an exercise price of $75.06 and a SFAS 123(R) value of $23.78, except for Mr. Ragauss who received a grant on April 26, 2006 at an exercise price of $75.93 and SFAS 123(R) value of $25.00. Restricted stock awards were made on January 24, 2007 and valued $68.54 per share. Stock option grants were made on January 24, 2007 at an exercise price $68.54 and a SFAS 123(R) value of $22.40 per share. Stock option grants were also made on July 27, 2006 and July 25, 2007 at an exercise price of $80.73 and $82.28, respectively, and a SFAS 123(R) value of $28.54 and $26.18 per share, respectively. For both stock and stock option grants, the value shown is what is also included in the Company’s financial statements per SFAS 123(R). See the Company’s Annual Report for the years ended December 31, 2006 and 2007 for a complete description of the SFAS 123(R) valuation.

(2)	These amounts include annual performance bonuses earned under the Annual Incentive Plan. In addition, these amounts include cash based awards under the 2002 D&O Plan to Messrs. Deaton, Ragauss, Crain and Barr in the amount of $320,000, $200,000, $150,000 and $100,000, respectively.

(3)	Amount for 2007 includes (i) $382,368 that the Company contributed to Mr. Deaton’s SRP account, (ii) an annual perquisite allowance of $25,000, (iii) $59,965 in dividends earned on holdings of Company common stock and (iv) $20,382 in life insurance premiums paid by the Company on behalf of Mr. Deaton. Amount for 2006 includes (i) $306,239 that the Company contributed to Mr. Deaton’s SRP account, (ii) an annual perquisite allowance of $25,000, (iii) $69,833 in dividends earned on holdings of Company common stock and (iv) $10,799 in life insurance premiums paid by the Company on behalf of Mr. Deaton.

(4)	Amount for 2007 includes (i) $118,315 that the Company contributed to Mr. Ragauss’ SRP account, (ii) an annual perquisite allowance of $20,000 and (iii) $20,697 in dividends earned on holdings of Company common stock. Amount in 2006 includes (i) $143,750 in relocation costs associated with Mr. Ragauss’ hiring in 2006, (ii) $19,654 that the Company contributed to Mr. Ragauss’ SRP account, (iii) an annual perquisite allowance of $20,000, which on a pro rata basis amounted to $13,333 for 2006 and (iv) $13,127 in dividends earned on holdings of Company common stock.

(5)	Mr. Clark’s base salary remained constant for 2006; however, he received a payment of $51,600 in lieu of a salary increase.

(6)	Because Messrs. Clark and Barr are eligible for retirement based upon their age and years of service with the Company and their options will automatically vest upon retirement, the Company expenses the full value of their options upon grant for purposes of SFAS 123(R).

(7)	Amount for 2007 includes (i) $218,003 that the Company contributed to Mr. Clark’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $32,403 in dividends earned on holdings of Company common stock and (iv) $17,280 in life insurance premiums paid by the Company on behalf of Mr. Clark. Amount for 2006 includes (i) $191,444 that the Company contributed to Mr. Clark’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $31,321 in dividends earned on holdings of Company common stock and (iv) $16,641 in life insurance premiums paid by the Company on behalf of Mr. Clark.

(8)	Mr. Crain’s base salary remained constant for 2006, however he received a payment of $25,500 in lieu of a salary increase.

(9)	Amount for 2007 includes (i) $110,495 that the Company contributed to Mr. Crain’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $19,750 in dividends earned on holdings of Company common stock and (iv) $11,546 in life insurance premiums paid by the Company on behalf of Mr. Crain. Amount for 2006 includes (i) $89,918 that the Company contributed to Mr. Crain’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $10,253 in dividends earned on holdings of Company common stock and (iv) $10,965 in life insurance premiums paid by the Company on behalf of Mr. Crain.

(10)	Amount for 2007 includes (i) $96,698 that the Company contributed to Mr. Barr’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $16,934 in dividends earned on holdings of Company common stock and (iv) $10,687 in life insurance premiums paid by the Company on behalf of Mr. Barr. Amount for 2006 includes (i) $74,992 that the Company contributed to Mr. Barr’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $14,052 in dividends earned on holdings of Company common stock and (iv) $10,043 in life insurance premiums paid by the Company on behalf of Mr. Barr.

GRANT OF PLAN-BASED AWARDS
     This table discloses the actual numbers of stock options and restricted stock awards granted during 2007 and 2006 and the grant date fair value of these awards. It also captures potential future payouts under the Company’s non-equity and equity incentive plans.
GRANTS OF PLAN-BASED AWARDS

														All Other
														Option
														Awards:	Exercise
		Estimated Future Payouts Under								Estimated Future Payouts Under			All Other	Number of	or Base
		Non-Equity Incentive Plan Awards(1)								Equity Incentive Plan			Stock Awards:	Securities	Price of	Grant Date
		Threshold		Target		Maximum				Awards for 2007 and 2006			Number of Shares	Underlying	Option	Fair Value of
	Grant	($)		($)		($)				Threshold	Target	Maximum	of Stock or Units	Options	Awards	Stock and
Name	Date	2007	2006	2007	2006	2007		2006		(#)	(#)	(#)	(#)(2)	(#)	($/Sh)(3)	Option Awards
Chad C. Deaton	1/24/2007	$270,673	$250,481	$1,082,692	$1,001,923	—	(4)	—	(4)				26,437	42,592	$68.54
	7/25/2007	$703,150	$601,250	$2,812,600	$2,405,000	$5,625,200		$4,810,000		—	—	—		55,000	$82.28	$4,205,953
	1/25/2006												25,395	45,887	$75.06
	7/27/2006													45,887	$80.73	$4,306,957

Peter A. Ragauss	1/24/2007	$135,286	$85,313	$351,750	$341,250	—	(4)	—	(4)				8,221	13,245	$68.54
	7/25/2007	$218,675	$196,875	$874,700	$787,500	$1,749,400		$1,575,000		—	—	—		13,245	$82.28	$1,206,909
	4/26/2006												33,659	47,734	$75.93
	7/27/2006													15,025	$80.73	$4,178,039

James R. Clark	1/24/2007	$170,865	$139,230	$546,769	$557,280	—	(4)	—	(4)				10,695	17,230	$68.54
	7/25/2007	$284,450	$250,000	$1,137,800	$1,000,000	$2,275,600		$2,000,000		—	—	—		11,200	$82.28	$1,412,203
	1/25/2006												11,000	20,000	$75.06
	7/27/2006													20,000	$80.73	$1,872,060

Alan R. Crain	1/24/2007	$112,019	$67,575	$291,250	$270,300	—	(4)	—	(4)				20,872	9,461	$68.54
	7/25/2007	$156,200	$137,500	$624,800	$550,000	$1,249,600		$1,100,000		—	—	—		11,471	$82.28	$1,942,804
	1/25/2006												6,000	10,500	$75.06
	7/27/2006													13,500	$80.73	$1,085,340

David H. Barr	1/24/2007	$103,533	$58,413	$248,481	$233,654	—	(4)	—	(4)				5,078	8,181	$68.54
	7/25/2007	$135,075	$103,125	$540,300	$412,500	$1,080,600		$825,000		—	—	—		10,191	$82.28	$798,101
	1/25/2006												4,356	7,870	$75.06
	7/27/2006													7,870	$80.73	$738,720

(1)	Amounts shown on the first line represent amounts under the Annual Incentive Plan for target value represent the potential payout and Expected Value performance. If threshold levels of performance are not met, then the payout can be zero. Amounts shown on the second line represent amounts under the Long-Term Performance Unit plan, which awards are paid in cash.

(2)	Amounts shown represent the number of shares granted in 2006 and 2007 for RSAs.

(3)	Our practice is that the exercise price for each stock option is the fair market value on the date of grant. Under our long-term incentive program, fair market value is the closing stock price on the day before the date of grant.

(4)	Based upon the terms of the Company’s Annual Incentive Plan, there is no maximum amount; provided that pursuant to the terms of the Annual Incentive Plan, no individual may receive an amount in excess of $4,000,000 annually. Any amounts that exceed 200% of the individual’s threshold amount will be “banked” and paid one half in each of the succeeding years, including interest at market rates earned thereon, provided that the individual remains employed by the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
          The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007 and December 29, 2006 for the PEO and each NEO. The table also shows unvested and unearned stock awards (both time-based awards and performance-contingent) assuming a market value of $74.66 and $81.10 a share (the closing market price of the Company’s stock on December 31, 2007 and December 29, 2006, respectively).
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
									Equity Incentive		Equity Incentive Plan
									Plan Awards:		Awards: Market or
	Number of	Number of							Number of		Payout Value of
	Securities	Securities							Unearned Shares,		Unearned Shares,
	Underlying	Underlying			Number of Shares		Market Value of Shares or		Units, or Other		Units, or Other Rights
	Unexercised	Unexercised	Option	Option	or Units that Have		Units of Stock that Have		Rights that Have		that Have Not Vested
	Options (#)	Options (#)	Exercise	Expiration	Not Vested (#)(2)		Not Vested ($)		Not Vested (#)(3)		($)
Name	Exercisable	Unexercisable	Price ($)	Date (1)	2007	2006	2007	2006	2007	2006	2007	2006
Chad C. Deaton	0	55,000	$82.28	7/25/2017	126,403	119,295	$10,251,283	$8,906,565	0	31,000	$0	$2,314,460
	0	42,592	$68.54	1/24/2017
	15,295	30,592	$80.73	7/27/2016
	15,295	30,592	$75.06	1/25/2016
	60,000	30,000	$56.21	7/27/2015
	60,000	30,000	$42.60	1/26/2015
	75,000	0	$43.39	10/25/2014

Peter A. Ragauss	0	13,245	$82.28	7/25/2017	55,731	33,659	$4,519,784	$2,512,981	0	0	$0	$0
	0	13,245	$68.54	1/24/2017
	5,008	10,017	$80.73	7/27/2016
	15,911	31,823	$75.93	4/26/2016

James R. Clark	0	11,200	$82.28	7/25/2017	76,191	64,567	$6,179,090	$4,820,572	0	14,500	$0	$1,082,570
	0	17,230	$68.54	1/24/2017
	0	13,334	$80.73	7/27/2016
	0	13,334	$75.06	1/25/2016
	0	12,000	$56.21	7/27/2015
	0	12,000	$42.60	1/26/2015

Alan R. Crain	0	9,461	$82.28	7/25/2017	49,729	22,217	$4,033,022	$1,658,721	0	5,000	$0	$373,300
	0	19,473	$68.54	1/24/2017
	4,500	9,000	$80.73	7/27/2016
	3,500	7,000	$75.06	1/25/2016
	0	5,500	$56.21	7/27/2015
	0	5,500	$42.60	1/26/2015
	2,792	0	$35.81	1/28/2014
	3,418	0	$29.25	1/29/2013

David H. Barr	0	10,191	$82.28	7/25/2017	41,094	33,523	$3,332,723	$2,502,827	0	3,250	$0	$242,645
	0	8,181	$68.54	1/24/2017
	2,623	5,247	$80.73	7/27/2016
	2,623	5,247	$75.06	1/25/2016
	9,833	4,917	$56.21	7/27/2015
	0	2,800	$42.60	1/26/2015
	7,667	7,667	$39.23	7/28/2014

(1)	Each option grant has a ten-year term and vests pro rata as to one-third of the option grant beginning on the first anniversary of grant date, thus the vesting dates for each of the option awards in this table can be calculated accordingly.

(2)	The vesting dates of RSAs for the PEO and NEOs are included as footnotes to the “Security Ownership of Management” table in this Proxy Statement.

(3)	Represents performance awards that were granted under the 2005 performance plan and may be paid in the form of target shares at the end of fiscal year 2007. For a more detailed discussion, see the section titled “Long-Term Incentive Compensation — Performance Units”. No shares were granted in 2007 and as of December 31, 2007 all outstanding performance awards under the 2005 performance plan expired.

OPTION EXERCISES AND STOCK VESTED
          The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2007 and 2006 for the persons named in the Summary Compensation Table above.
OPTION EXERCISES AND STOCK VESTED

	Option Awards				Stock Awards
	Number of Shares				Number of Shares
	Acquired on		Value Realized on		Acquired on Vesting		Value Realized on
	Exercise (#)		Exercise ($)		(#)(1)		Vesting ($)
Name	2007	2006	2007	2006	2007	2006	2007	2006
Chad C. Deaton	0	0	$0	$0	26,437	45,450	$1,811,992	$3,331,082
Peter A. Ragauss	0	0	$0	$0	8,221	0	$563,467	$0
James R. Clark	175,000	0	$7,564,484	$0	10,695	13,780	$733,035	$1,017,246
Alan R. Crain	26,542	44,250	$1,152,037	$1,745,219	5,872	5,440	$402,467	$400,867
David H. Barr	19,134	68,393	$917,873	$2,695,230	5,078	3,138	$348,046	$231,555

(1)	For 2006 numbers, the number of shares acquired upon vesting includes a stock award on December 29, 2006 under the performance plan for 2004—2006. No awards were made in 2007 under the performance plan for 2005—2007. The number of shares granted to each Senior Executive in 2006 under the performance plan for 2004—2006 is as follows:

Name	Number of Shares	Value at $74.66
Mr. Deaton	8,500	$634,610
Mr. Ragauss	0	$0
Mr. Clark	6,997	$522,396
Mr. Crain	2,332	$174,107
Mr. Barr	1,555	$116,096

PENSION BENEFITS
          The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the PEO and NEOs under the Pension Plan.
PENSION BENEFITS

		Number of Years		Present Value of		Payments During
		Credited Service		Accumulated Benefit		Last Fiscal Year
		(#)		($)		($)
Name	Plan Name	2007	2006	2007	2006	2007	2006
Chad C. Deaton	Pension Plan	3	2	$34,290	$23,919	$0	$0
Peter A. Ragauss	Pension Plan	1	0	$16,292	$7,805	$0	$0
James R. Clark	Pension Plan	6	5	$58,837	$47,139	$0	$0
Alan R. Crain	Pension Plan	6	5	$58,789	$47,093	$0	$0
David H. Barr	Pension Plan	6	5	$58,798	$47,102	$0	$0
NONQUALIFIED DEFERRED COMPENSATION
          The following table discloses contributions, earnings and balances to each of the PEO and NEOs under the SRP that provides for compensation deferral on a non-tax-qualified basis.
NONQUALIFIED DEFERRED COMPENSATION

	Executive		Registrant				Aggregate
	Contributions in		Contributions in		Aggregate Earnings		Withdrawals/		Aggregate Balance
	Last FY($)		Last FY ($)		in Last FY ($)		Distributions ($)		at Last FYE ($)
Name	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
Chad C. Deaton	$497,862	$439,019	$382,368	$306,239	$169,793	$111,360	$0	$0	$2,201,385	$1,150,685
Peter A. Ragauss	$42,000	$30,288	$118,315	$19,654	$(10,228)	$634	$0	$0	$200,663	$50,576
James R. Clark	$83,914	$89,490	$218,003	$191,444	$79,966	$88,054	$0	$0	$2,153,234	$1,771,352
Alan R. Crain	$54,952	$55,315	$110,495	$89,918	$45,120	$26,421	$0	$0	$873,541	$662,974
David H. Barr	$87,099	$81,779	$96,698	$74,992	$65,677	$113,115	$0	$0	$1,785,244	$1,535,769

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreement With Chad C. Deaton
     We have an employment agreement with Mr. Chad C. Deaton, dated as of October 25, 2004. The term of the employment agreement expires on October 25, 2008, with automatic one-year renewals unless Mr. Deaton or we provide a notice not to extend the employment agreement at least thirteen months prior to the then current expiration date.
Termination of Employment Due to Death or Disability
     During the term of the employment agreement and for a period of two years following termination of the employment agreement, Mr. Deaton is prohibited from (i) engaging in competition (as defined in the employment agreement) with us and (ii) soliciting our customers, employees and consultants.
Upon the termination of Mr. Deaton’s employment due to his disability or death:
a.	we will pay him or his beneficiary a lump sum in cash equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the employment agreement;

b.	we will pay him or his beneficiary a lump sum in cash equal to his expected value incentive bonus for the year of termination; and

c.	the substantial risk of forfeiture restrictions applicable to 40,000 restricted shares of our stock granted by us on October 25, 2004 would have lapsed.
     For this purpose, Mr. Deaton will be deemed to have a “disability”, if as a result of his incapacity due to physical or mental illness, (i) he is absent from the full-time performance of his duties with us for 90 days during any period of 12 consecutive months or (ii) it is reasonably certain that the disability will last for more than that period, and within 30 days after we give written notice of termination to Mr. Deaton he does not return to the performance of his duties with us on a full-time basis.
     If Mr. Deaton’s employment were to have been terminated on December 31, 2007, due to death or disability (as defined in the employment agreement), we estimate that the value of the payments and benefits described in clauses (a), (b) and (c) above he would have been eligible to receive is as follows: (a) $1,008,333, (b) $1,100,000 and (c) $3,244,000, with an aggregate value of $5,352,333.
Termination of Employment by Mr. Deaton for Good Reason or by Us Without Cause
Upon the termination of Mr. Deaton’s employment by him for good reason or by us without cause, we will pay him:
a.	a lump sum cash payment in an amount equal to two times his then base salary;

b.	a lump sum cash payment equal to the expected value of his incentive bonus opportunity under our Annual Incentive Plan for the year of termination, prorated to the date of termination (in lieu of any bonus payment that would have otherwise been due under the Annual Incentive Plan for such year);

c.	for the remainder of the term of the employment agreement, continuation of executive perquisites (other than executive life insurance);

d.	for the remainder of the term of the employment agreement, continuation of medical insurance benefits at active employee premium rates[1];

e.	a lump sum payment equivalent to the monthly basic life insurance premium applicable to Mr. Deaton’s basic life insurance coverage on the date of termination multiplied by the number of months remaining in the term of the employment agreement; and

f.	for the remainder of the term of the employment agreement, continued employer contributions to the SRP.
However, the foregoing benefits are not payable if Mr. Deaton is entitled to benefits under his Change in Control Agreement discussed below.
     “Good reason” as defined in the employment agreement includes: (i) the assignment to Mr. Deaton of any duties inconsistent with his position (including status, office, title and reporting requirements), authorities, duties or other responsibilities; (ii) the relocation of Mr. Deaton’s principal place of employment to a location more than fifty (50) miles from his principal place of employment on October 25, 2004; or (iii) a material breach by us of any provision of the employment agreement.
     “Cause” as defined in the employment agreement includes: (i) the conviction of Mr. Deaton of an act of fraud, embezzlement, theft or other criminal act constituting a felony; (ii) a material breach by Mr. Deaton of any provision of the employment agreement; (iii) the failure by Mr. Deaton to perform any and all covenants contained in the employment agreement dealing with conflicts of interest, competition, solicitation and disclosure of confidential information; or (iv) a material breach by Mr. Deaton of our Standards of Ethical Conduct. Cause shall not exist unless and until we have delivered to Mr. Deaton a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of our Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to Mr. Deaton and an opportunity for Mr. Deaton, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Mr. Deaton was guilty of the conduct set forth above and specifying the particulars thereof in detail.
     If Mr. Deaton’s employment were to have been terminated by him for good reason or by us (or our successor) without cause on December 31, 2007, we estimate that the value of the payments and benefits described in clauses (a) through (f) above he would have been eligible to receive is as follows: (a) $2,200,000, (b) $1,100,000, (c) $45,833, (d) $13,827, (e) 7,304 and (f) $519,409, with an aggregate value of $3,886,373.
Termination of Employment by Mr. Deaton Without Good Reason or by Us for Cause
     If Mr. Deaton’s employment is terminated by him for any reason other than a good reason or by us for cause, he is to receive only those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and a lump sum amount in cash equal to the sum of (i) his base salary through the date of termination; (ii) any compensation previously deferred by him (together with any accrued interest or earnings thereon) and any accrued vacation pay and (iii) any other amounts due him as of the date of termination, in each case to the extent not theretofore paid.
Change in Control Agreements
     The Change in Control Agreements we have entered into with each of the NEOs provide for payment of certain benefits to them as a result of their terminations of employment following, or in connection with, a Change in Control.
Payments in the Event of a Change in Control
     The Change in Control Agreements provide for full vesting of all stock options and other equity incentive awards upon the occurrence of a Change in Control. If a Change in Control were to have occurred on December 31, 2007, whether or not the NEO

(1)	The value of this benefit is calculated as the aggregate premium amounts Mr. Deaton would be required to pay for such coverage under the Company’s premium rate structure in effect on December 31, 2007 for continuation coverage under COBRA minus the aggregate premium amounts Mr. Deaton would be required to pay for such coverage under the employment agreement.

incurred a termination of employment in connection with the Change in Control, all of the NEO’s then outstanding options to acquire our stock would have become immediately exercisable, and all of his then outstanding restricted stock awards and equity based compensatory performance awards would have become fully vested and nonforfeitable.
     We (or our successor) must pay the NEO an amount (a “gross-up” payment) in respect of excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the NEO whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards).
     We (or our successor) must reimburse the NEO for any legal fees and expenses incurred by him in seeking in good faith to enforce the Change in Control Agreement or in connection with any tax audit or proceeding relating to the application of parachute payment excise taxes to any payment or benefit under the Change in Control Agreement.
Chad C. Deaton
     Mr. Deaton’s options to purchase an aggregate of 218,776 of our shares, with a value of $81.10 per share, would have become fully exercisable on December 31, 2007, if a Change of Control were to have occurred on that date. Under the terms of Mr. Deaton’s stock options, he would have to pay an aggregate of $15,174,884 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $2,567,850 ($81.10 per share value on December 31, 2007, multiplied by 218,776 of our shares subject to the options minus $15,174,884, the aggregate exercise price for the options).
     The substantial risk of forfeiture restrictions applicable to 100,317 shares of our stock granted to Mr. Deaton would have lapsed on December 31, 2007, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Deaton’s restricted stock awards would have been $8,135,709 ($81.10 per share value on December 31, 2007, multiplied by 100,317 of our shares subject to Mr. Deaton’s unvested restricted stock awards).
     If a Change in Control had occurred on December 31, 2007 prior to Mr. Deaton’s termination of employment with us, we would have paid Mr. Deaton, in cash, the aggregate sum of $2,645,540 in complete settlement of his performance award granted by us under the 2002 D&O Plan on January 1, 2005.
     We estimate that if a Change in Control were to have occurred on December 31, 2007, but Mr. Deaton had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Deaton would be $2,261,552.2
Peter A. Ragauss
     Mr. Ragauss’ options to purchase an aggregate of 68,330 of our shares, with a value of $81.10 per share, would have become fully exercisable on December 31, 2007, if a Change of Control were to have occurred on that date. Under the terms of Mr. Ragauss’ stock options, he would have to pay an aggregate of $5,222,604 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $318,959 ($81.10 per share value on December 31, 2007, multiplied by 68,330 of our shares subject to the options minus $5,222,604, the aggregate exercise price for the options).
     The substantial risk of forfeiture restrictions applicable to 39,109 shares of our stock granted to Mr. Ragauss would have lapsed on December 31, 2007, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Ragauss’ restricted stock awards would have been $3,171,740 ($81.10 per share value on December 31, 2007, multiplied by 39,109 of our shares subject to Mr. Ragauss’ unvested restricted stock awards).
     We estimate that if a Change in Control were to have occurred on December 31, 2007, but Mr. Ragauss had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Ragauss would be $0.

(2)	The estimated value of all parachute payment tax gross-up payments was calculated by utilizing the highest marginal tax rates.

James R. Clark
     Mr. Clark’s options to purchase an aggregate of 79,098 of our shares, with a value of $81.10 per share, would have become fully exercisable on December 31, 2007, if a Change of Control were to have occurred on that date. Under the terms of Mr. Clark’s stock options, he would have to pay an aggregate of $5,365,502 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $1,049,346 ($81.10 per share value on December 31, 2007, multiplied by 79,098 of our shares subject to the options minus $5,365,502, the aggregate exercise price for the options).
     The substantial risk of forfeiture restrictions applicable to 54,813 shares of our stock granted to Mr. Clark would have lapsed on December 31, 2007, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Clark’s restricted stock awards would have been $4,445,334 ($81.10 per share value on December 31, 2007, multiplied by 54,813 of our shares subject to Mr. Clark’s unvested restricted stock awards).
     If a Change in Control had occurred on December 31, 2007 prior to Mr. Clark’s termination of employment with us, we would have paid Mr. Clark, in cash, the aggregate sum of $1,237,430 in complete settlement of his performance award granted by us under the 2002 D&O Plan on January 1, 2005.
     We estimate that if a Change in Control were to have occurred on December 31, 2007, but Mr. Clark had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Clark would be $987,364.
Alan R. Crain
     Mr. Crain’s options to purchase an aggregate of 47,932 of our shares, with a value of $81.10 per share, would have become fully exercisable on December 31, 2007, if a Change of Control were to have occurred on that date. Under the terms of Mr. Crain’s stock options, he would have to pay an aggregate of $3,387,736 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $499,549 ($81.10 per share value on December 31, 2007, multiplied by 47,932 of our shares subject to the options minus $3,387,736, the aggregate exercise price for the options).
     The substantial risk of forfeiture restrictions applicable to 37,981 shares of our stock granted to Mr. Crain would have lapsed on December 31, 2007, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Crain’s restricted stock awards would have been $3,080,259 ($81.10 per share value on December 31, 2007, multiplied by 37,981 of our shares subject to Mr. Crain’s unvested restricted stock awards).
     If a Change in Control had occurred on December 31, 2007 prior to Mr. Crain’s termination of employment with us, we would have paid Mr. Crain, in cash, the aggregate sum of $426,700 in complete settlement of his performance award granted by us under the 2002 D&O Plan on January 1, 2005.
     We estimate that if a Change in Control were to have occurred on December 31, 2007, but Mr. Crain had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Crain would be $0.
David H. Barr
     Mr. Barr’s options to purchase an aggregate of 36,583 of our shares, with a value of $81.10 per share would have become fully exercisable on December 31, 2007, if a Change of Control were to have occurred on that date. Under the terms of Mr. Barr’s stock options, he would have to pay an aggregate of $2,612,336 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $354,545 ($81.10 per share value on December 31, 2007, multiplied by 36,583 of our shares subject to the options minus $2,612,336, the aggregate exercise price for the options).
     The substantial risk of forfeiture restrictions applicable to 31,566 shares of our stock granted to Mr. Barr would have lapsed on December 31, 2007, if a Change of Control were to have occurred on that date. The maximum value of this accelerated vesting of Mr. Barr’s restricted stock awards would have been $2,560,003 ($81.10 per share value on December 31, 2007, multiplied by 31,566 of our shares subject to Mr. Barr’s unvested restricted stock awards).

     If a Change in Control had occurred on December 31, 2007 prior to Mr. Barr’s termination of employment with us, we would have paid Mr. Barr, in cash, the aggregate sum of $277,355 in complete settlement of his performance award granted by us under the 2002 D&O Plan on January 1, 2005.
     We estimate that if a Change in Control were to have occurred on December 31, 2007, but Mr. Barr had not incurred a termination of employment, the value of the parachute payment tax gross-up payment that would be due by us (or our successor) to Mr. Barr would be $0.
Payments in the Event of a Change in Control and Termination of Employment by the Executive for Good Reason or by the Company or its Successor Without Cause
     Pursuant to the Change in Control Agreements, the Company or its successor pays severance benefits to a NEO if the NEO’s employment is terminated following, or in connection with, a Change in Control and during the term unless: (i) the NEO resigns without good reason; (ii) the Company terminates the employment of the NEO for cause or (iii) the employment of the NEO is terminated by reason of death or disability.
     Under the Change in Control Agreements “good reason” includes: (i) the assignment to the NEO of any duties or responsibilities which are substantially diminished from those in effect immediately prior to the Change in Control; (ii) a reduction in the NEO’s base salary; (iii) the relocation of the NEO’s principal place of employment to a location more than 50 miles from the NEO’s principal place of employment immediately prior to the Change in Control or our requiring the NEO to be based anywhere other than such principal place of employment; (iv) our failure to pay the NEO any portion of his current compensation or to pay him any portion of an installment of deferred compensation within seven days of the date the payment is due; (v) our failure to continue in effect any compensation plan in which the NEO participated immediately prior to the Change in Control which is material to his total compensation or (vi) our failure to continue to provide the NEO with benefits substantially similar to those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, or disability plans in which he was participating immediately prior to the Change in Control, or our taking any action that would materially reduce any of such benefits or deprive the NEO of any material fringe benefit or perquisite enjoyed by the NEO, or our failure to provide the NEO with the number of paid vacation days to which he is entitled.
     Under the Change in Control Agreements “cause” includes: (i) the willful and continued failure by the NEO to substantially perform his duties or (ii) the willful engaging by the NEO in conduct which is materially injurious to us or our affiliates.
     Under the Change in Control Agreements “disability” means the NEO’s incapacity due to physical or mental illness that has caused the NEO to be absent from full-time performance of his duties with us for a period of six consecutive months.
     If the NEO meets the criteria for payment of severance benefits due to termination of employment following a Change in Control during the term as described above, he will receive the following benefits in addition to any benefits he is due under the Company’s employee benefit plans and equity and incentive compensation plans and the value of accelerated vesting of equity based compensation and other benefits described above under the heading “Payments in the Event of a Change in Control Absent a Termination of Employment”:
a.	a lump sum payment equal to three times the NEO’s annual base salary in effect immediately prior to (i) the first event or circumstance constituting Good Reason for his resignation, (ii) the Change of Control or (iii) the NEO’s termination of employment, whichever is greatest (his “highest base salary”);

b.	a lump sum payment equal to the NEO’s expected value target percentage for his incentive bonus under the Company’s Annual Incentive Plan for the year in which he terminates employment multiplied by his highest base salary, prorated based upon the number of days of his service during the performance period (reduced by any payments received by the NEO under the Company’s Annual Incentive Plan, as amended, in connection with the Change in Control if the NEO’s termination of employment occurs during the same calendar year in which the Change in Control occurs);

c.	a lump sum payment equal to NEO’s expected value target percentage under his bonus for the year in which he terminates employment multiplied by his highest base salary and multiplied by three;

d.	continuation of accident and health insurance benefits for an additional three years[3];

e.	a lump sum payment equal to the sum of (i) the cost of the NEO’s perquisites in effect prior to his termination of employment for the remainder of the calendar year and (ii) the cost of the NEO’s perquisites in effect prior to his termination of employment for an additional three years;

f.	a lump sum payment equal to the undiscounted value of the benefits the NEO would have received had he continued to participate in the Thrift Plan, the Pension Plan and the SRP for an additional three years, assuming for this purpose that:
(1)	the NEO’s compensation during that three-year period remained at the levels used for calculating the severance payment described in paragraphs (a) and (c) above, and

(2)	the NEO’s contributions to and accruals under those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;
g.	eligibility for our retiree medical program if the NEO would have become entitled to participate in that program had he remained employed for an additional three years[4];

h.	a lump sum payment equivalent to 36 multiplied by the monthly basic life insurance premium applicable to the NEO’s basic life insurance coverage on the date of termination;

i.	outplacement services for a period of three years or, if earlier, until the NEO’s acceptance of an offer of employment or in lieu of outplacement services, the NEO may elect to receive a cash payment of $30,000; and

j.	an additional amount (a “gross-up” payment) in respect of excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the officer whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards).
     We (or our successor) must also reimburse the NEO for any legal fees and expenses incurred by him (i) in disputing in good faith any issue relating to his termination of employment, (ii) in seeking in good faith to enforce the Change in Control Agreement or (iii) in connection with any tax audit or proceeding relating to the application of parachute payment excise taxes to any payment or benefit under the Change in Control Agreement.
     If the NEO’s employment were to have been terminated by him for Good Reason or by us (or our successor) without Cause in connection with a Change of Control on December 31, 2007, and a Change of Control were to have occurred on that date, we estimate that the value of the payments and benefits described in clauses (a) through (j) above that he would have been eligible to receive is as follows:

(3)	The value of this benefit is calculated (i) for the first 18 months of continuation coverage as the aggregate premium amounts the NEO would be required to pay for such coverage under the Company’s premium rate structure in effect on December 31, 2007 for continuation coverage under COBRA minus the aggregate premium amounts he would be required to pay for such coverage under the Change in Control Agreement and (ii) for the remaining 18 months of continuation coverage as the value of such medical benefit coverage utilizing the assumptions applied under Statement of Financial Accounting Standards No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (SFAS 106).

(4)	The value of this benefit is the aggregate value of the medical coverage utilizing the assumptions applied under Statement of Financial Accounting Standards No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (SFAS 106).

Payment or Benefit	Chad C. Deaton	Peter A. Ragauss	James R. Clark	Alan R. Crain	David H. Barr
Clause (a)	$3,300,000	$1,638,000	$2,085,000	$1,365,000	$1,350,000
Clause (b)	$1,100,000	$354,900	$556,000	$295,750	$315,000
Clause (c)	$3,300,000	$1,064,700	$1,668,000	$887,250	$945,000
Clause (d)	$44,235	$55,618	$43,371	$55,618	$43,771
Clause (e)	$75,000	$60,000	$60,000	$60,000	$60,000
Clause (f)	$891,000	$351,351	$508,801	$304,054	$314,773
Clause (g)	$0	$0	$0	$13,181	$140,666
Clause (h)	$11,952	$6,275	$7,709	$5,080	$4,709
Clause (i)	$30,000	$30,000	$30,000	$30,000	$30,000
Clause (j)	$5,770,271	$2,465,787	$2,874,286	$1,398,768	$1,267,911
Accelerated exercisability of stock options[5]	$2,567,850	$318,959	$1,049,346	$499,549	$354,545
Accelerated vesting of restricted stock awards[5]	$8,135,709	$3,171,740	$4,445,334	$3,080,259	$2,560,003
Payment in settlement of performance awards under the 2002 D&O Plan[5]	$2,645,540	$0	$1,237,430	$426,700	$277,355
TOTAL	$27,871,557	$9,508,330	$14,565,677	$8,421,209	$7,663,733
Baker Hughes Incorporated Executive Severance Plan
     On November 1, 2002, we adopted an executive severance program, the Baker Hughes Incorporated Executive Severance Plan (the “Executive Severance Plan”) for our executives who are classified by us as United States executive salary grade system employees, including the NEOs. The Executive Severance Plan provides for payment of certain benefits to each of these executives as a result of an involuntary termination of employment provided that (i) the executive signs a release agreement substantially similar to the form of release agreement set forth in the Executive Severance Plans, (ii) during the two-year period commencing on the executive’s date of termination of employment he complies with the noncompetition and nonsolicitation agreements contained in the Executive Severance Plan and (iii) the executive does not disclose our confidential information. Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the NEO by us under any other plan, program or individual contractual arrangement.
Payments in the Event of a Termination of Employment by the Executive for Good Reason or by the Company or its Successor Without Cause
     We (or our successor) will pay severance benefits to a NEO if he incurs an Involuntary Termination. “Involuntary Termination” means the complete severance of a NEO’s employment relationship with us: (i) because his position is eliminated; (ii) because he and we agree to his resignation of his position at our request; (iii) which occurs in conjunction with, and during the period that begins 90 days before and ends 180 days after, an acquisition, merger, spin-off, reorganization (either business or personnel), facility closing or discontinuance of the operations of the divisions in which he is employed; or (iv) for any other reason which is deemed an Involuntary Termination by us.

(5)	This benefit is discussed in detail above under the heading “Payments in the Event of a Change in Control Absent a Termination of Employment”.

     An Involuntary Termination does not include: (i) a termination for cause; (ii) a transfer of employment among us and our affiliates; (iii) a temporary absence, such as a Family and Medical Leave Act leave or a temporary layoff in which the NEO retains entitlement to re-employment; (iv) the NEO’s death, disability or Retirement (as defined in the Executive Severance Plan); or (v) a voluntary termination by the employee.
     If the NEO meets the criteria for payment of severance benefits due to an Involuntary Termination, we (or our successor) will pay him the following benefits in addition to any benefits he is due under our employee benefit plans and equity and incentive compensation plans:
a.	a lump sum payment equal to one and one-half times the NEO’s annual base salary in effect immediately prior to his termination of employment;

b.	the cost of the first three months COBRA continuation of accident and health insurance benefits shall be borne by us; and

c.	outplacement services for a period of 12 months, but not in excess of $10,000.
     If Mr. Deaton were to have incurred an Involuntary Termination by him on December 31, 2007, he would have been eligible to receive no benefits under the Severance Plan since the amount of the severance benefits payable under his employment agreement exceeds the amount of the severance benefits payable under the Severance Plan.
     If Messrs. Ragauss, Clark, Crain and Barr were to have incurred Involuntary Terminations on December 31, 2007, we estimate that the value of the payments and benefits described in clauses (a) through (c) above would be as follows:

Payment or	Peter A.	James R.	Alan R.	David H.
Benefit	Ragauss	Clark	Crain	Barr
Clause (a)	$819,000	$1,042,500	$682,500	$675,000
Clause (b)	$3,042	$2,255	$3,042	$2,255
Clause (c)	$10,000	$10,000	$10,000	$10,000
TOTAL	$832,042	$1,054,755	$695,542	$687,255
Equity Compensation Awards
     We have granted restricted stock awards, stock options, performance awards and performance stock units under the 2002 D&O Plan to Messrs. Deaton, Ragauss, Clark, Crain and Barr as well as other Executives.
Restricted Stock Awards
Full Vesting of Restricted Stock Awards Upon a Change in Control
     If a change in control as defined in the Change in Control Agreements or as defined in the 2002 D&O Plan (a “2002 D&O Plan Change in Control”) were to have occurred on December 31, 2007, prior to the NEO’s termination of employment with us, all of the NEO’s then outstanding restricted stock awards granted by us would have become fully vested and nonforfeitable. For each NEO, the number of shares with respect to which the forfeiture restrictions would have lapsed and the value of this accelerated vesting is specified above under the subheading “Payments in the Event of a Change in Control Absent a Termination of Employment” under the heading “Change in Control Agreements.”
     A 2002 D&O Plan Change in Control is deemed to occur if:

•	the individuals who are incumbent directors (within the meaning of the 2002 D&O Plan) cease for any reason to constitute a majority of the members of our Board of Directors;

•	the consummation of a merger of us or our affiliate with another entity, unless the individuals and entities who were the beneficial owners of our voting securities outstanding immediately prior to such merger own, directly or indirectly, at least 55 percent of the combined voting power of the voting securities of us, the surviving entity or the parent of the surviving entity outstanding immediately after such merger;

•	the consummation of a merger of us or our affiliate with another entity, unless the individuals who comprise our Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity surviving the merger or any parent thereof (or a majority plus one member where such board is comprised of an odd number of members);

•	any person becomes a beneficial owner, directly or indirectly, of our securities representing 30 percent or more of the combined voting power of our then outstanding voting securities (not including any securities acquired directly from us or our affiliates);

•	a sale or disposition of all or substantially all of our assets is consummated (an “asset sale”), unless (i) the individuals and entities who were the beneficial owners of our voting securities immediately prior to such asset sale own, directly or indirectly, 55 percent or more of the combined voting power of the voting securities of the entity that acquires such assets in such asset sale or its parent immediately after such asset sale in substantially the same proportions as their ownership of our voting securities immediately prior to such asset sale; or (ii) the individuals who comprise our Board of Directors immediately prior to such asset sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such asset sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

•	our stockholders approve a plan of complete liquidation or dissolution of us.
Full Vesting of Restricted Stock Awards Upon Termination of Employment by the NEO for Good Reason or By Us Without Cause in Connection with a Potential Change in Control
     If on December 31, 2007, (i) we terminated the employment of a NEO without cause prior to a 2002 D&O Plan Change in Control or (ii) the NEO terminated his employment with us for good reason and, in the case of (i) or (ii), the event or circumstance occurred at the request or direction of the person who entered into an agreement with us, the consummation of which would constitute a 2002 D&O Plan Change in Control or is otherwise in connection with or in anticipation of a 2002 D&O Plan Change in Control, then all of the NEO’s then outstanding restricted stock awards granted by us would have become fully vested and nonforfeitable.
     For this purpose the term “good reason” as defined in the 2002 D&O Plan includes: (i) the assignment to the NEO of any duties inconsistent with the status of the NEO’s position with us or a substantial adverse alteration in the nature or status of the NEO’s responsibilities from those in effect immediately prior to the 2002 D&O Plan Change in Control; (ii) a reduction in the NEO’s base salary; (iii) the relocation of the NEO’s principal place of employment to a location more than 50 miles from the NEO’s principal place of employment immediately prior to the 2002 D&O Plan Change in Control or our requiring the NEO to be based anywhere other than such principal place of employment; (iv) our failure to pay the NEO any portion of his current compensation or to pay him any portion of an installment of deferred compensation within seven days of the date the payment is due; (v) our failure to continue in effect any compensation plan in which the NEO participated immediately prior to the 2002 D&O Plan Change in Control which is material to his total compensation; or (vi) our failure to continue to provide the NEO with benefits substantially similar to those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, or disability plans in which he was participating immediately prior to the 2002 D&O Plan Change in Control, or our taking any action that would materially reduce any of such benefits or deprive the NEO of any material fringe benefit or perquisite enjoyed by the NEO, or our failure to provide the NEO with the number of paid vacation days to which he is entitled.

     For this purpose, the term “cause” as defined in the 2002 D&O Plan includes: (i) the willful and continued failure by the NEO to substantially perform his duties or (ii) the willful engaging by the NEO in conduct which is materially injurious to us or our affiliates.
     For each NEO, the number of shares with respect to which the forfeiture restrictions would have lapsed and the value of this accelerated vesting is specified above under the subheading “Payments in the Event of a Change in Control Absent a Termination of Employment” under the heading “Change in Control Agreements.”
Pro Rata Vesting of Restricted Stock Awards Upon Termination of Employment in Connection with the Sale of a Business Unit
     If (i) on December 31, 2007 we or one of our affiliates sold a business unit, (ii) on December 31, 2007 the NEO’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control, a pro-rata portion of the NEO’s then outstanding restricted stock awards granted by us would have become vested and nonforfeitable. The forfeiture restrictions would have lapsed as to that number of shares of restricted stock that were subject to forfeiture restrictions on December 31, 2007, multiplied by the applicable reduction factor, the number of days during the period commencing on the date of grant of the award and ending on December 31, 2007, divided by the number of days the NEO would be required to work to achieve full vesting under the normal vesting provisions of the award.
Chad C. Deaton
     The substantial risk of forfeiture restrictions applicable to 67,552 shares of our stock granted to Mr. Deaton would have lapsed on December 31, 2007, if (i) on December 31, 2007, we or one of our affiliates sold a business unit, (ii) on December 31, 2007, Mr. Deaton’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Deaton’s restricted stock awards would have been $5,478,467 ($81.10 per share value on December 31, 2007, multiplied by the number of our shares subject to each of Mr. Deaton’s unvested restricted stock awards, multiplied by the applicable reduction factors for the awards).
Peter A. Ragauss
     The substantial risk of forfeiture restrictions applicable to 19,900 shares of our stock granted to Mr. Ragauss would have lapsed on December 31, 2007, if (i) on December 31, 2007, we or one of our affiliates sold a business unit, (ii) on December 31, 2007, Mr. Ragauss’ employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Ragauss’ restricted stock awards would have been $1,613,890 ($81.10 per share value on December 31, 2007, multiplied by the number of our shares subject to each of Mr. Ragauss’ unvested restricted stock awards, multiplied by the applicable reduction factors for the awards).
James R. Clark
     The substantial risk of forfeiture restrictions applicable to 14,678 shares of our stock granted to Mr. Clark would have lapsed on December 31, 2007, if (i) on December 31, 2007, we or one of our affiliates sold a business unit, (ii) on December 31, 2007, Mr. Clark’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Clark’s restricted stock awards would have been $1,190,385 ($81.10 per share value on December 31, 2007, multiplied by the number of our shares subject to each of Mr. Clark’s unvested restricted stock awards, multiplied by the applicable reduction factors for the awards).

Alan R. Crain
     The substantial risk of forfeiture restrictions applicable to 21,297 shares of our stock granted to Mr. Crain would have lapsed on December 31, 2007, if (i) on December 31, 2007, we or one of our affiliates sold a business unit, (ii) on December 31, 2007, Mr. Crain’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Crain’s restricted stock awards would have been $1,727,187 ($81.10 per share value on December 31, 2007, multiplied by the number of our shares subject to each of Mr. Crain’s unvested restricted stock awards, multiplied by the applicable reduction factors for the awards).
David H. Barr
     The substantial risk of forfeiture restrictions applicable to 25,961 shares of our stock granted to Mr. Barr would have lapsed on December 31, 2007, if (i) on December 31, 2007, we or one of our affiliates sold a business unit, (ii) on December 31, 2007, Mr. Barr’s employment with us terminated in connection with the sale and (iii) the sale did not constitute a 2002 D&O Plan Change in Control. The maximum value of this accelerated vesting of Mr. Barr’s restricted stock awards would have been $2,105,437 ($81.10 per share value on December 31, 2007, multiplied by the number of our shares subject to each of Mr. Barr’s unvested restricted stock awards, multiplied by the applicable reduction factors for the awards).
Full Vesting of Restricted Stock Awards Upon the NEO’s Termination of Employment Due to His Disability or His Death
     If the NEO had terminated employment with us on December 31, 2007 due to death or due to disability, all of his then outstanding restricted stock awards granted by us would have become fully vested and nonforfeitable. For this purpose a NEO is treated as having incurred a disability if he qualifies for long-term disability benefits under our long-term disability program. For each NEO, the number of shares with respect to which the forfeiture restrictions would have lapsed and the value of this accelerated vesting is specified above under the subheading “Payments in the Event of a Change in Control Absent a Termination of Employment” under the heading “Change in Control Agreements.”
Full Vesting of Restricted Stock Award Upon Our Termination of NEO’s Employment Without Cause
     The substantial risk of forfeiture restrictions applicable to 10,000 shares of our stock subject to a restricted stock award granted to Mr. Crain on April 28, 2004 would have lapsed on December 31, 2007 had we terminated the employment of Mr. Crain on December 31, 2007 without cause (as defined in the 2002 D&O Plan). The maximum value of this accelerated vesting of Mr. Crain’s restricted stock awards would have been $811,000 ($81.10 per share value on December 31, 2007, multiplied by 10,000 of our shares).
Stock Options
Full Vesting of Stock Options Upon A Change in Control
     If a change in control (as defined in the Change in Control Agreements or the 2002 D&O Plan) were to have occurred on December 31, 2007, all of the then outstanding stock options granted by us to the NEOs would have become fully vested and exercisable. For each NEO, the number of our shares for which the options would have become fully exercisable is specified above under the subheading “Payments in the Event of a Change in Control Absent a Termination of Employment” under the heading “Change in Control Agreements.”
Full Vesting of Stock Options Upon Termination of Employment in Connection With a Change in Control or Upon Sale of a Business Unit
     If a 2002 D&O Plan Change in Control had occurred on December 31, 2007, and the NEO had terminated employment with us for good reason (as defined in the 2002 D&O Plan) on December 31, 2007 or we had terminated the NEO’s employment with us on December 31, 2007 for reasons other than cause (as defined in the 2002 D&O Plan) in connection with a change in control all of the then outstanding stock options granted by us to the NEO would have become fully exercisable. If on December 31, 2007, we or one of our affiliates sold a business unit that employed the NEO, all of the NEO’s then outstanding stock options would have become fully exercisable. For each NEO, the number of shares for which the options would have become fully exercisable is specified above under the subheading “Payments in the Event of a Change in Control Absent a Termination of Employment” under the heading “Change in Control Agreements.”
Full Vesting of Stock Options Upon Retirement of NEO
     If the NEO had terminated employment on December 31, 2007, and the sum of his age and years of service with us equaled at least 65, all of the NEO’s then outstanding stock options granted by us would have become fully vested and exercisable.
     Messrs. Deaton, Ragauss and Crain are not yet eligible to retire for purposes of their outstanding stock options.
     If Mr. Clark had terminated employment with us on December 31, 2007 due to retirement, his options to purchase an aggregate of 79,098 of our shares with a value of $81.10 per share would have become fully exercisable on December 31, 2007. Under the terms of Mr. Clark’s stock options, he would have to pay an aggregate of $5,365,502 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $1,049,346 ($81.10 per share value on December 31, 2007, multiplied by 79,098 of our shares subject to the options minus $5,365,502 the aggregate exercise price for the options).
     If Mr. Barr had terminated employment with us on December 31, 2007 due to retirement his options to purchase an aggregate of 36,583 of our shares, with a value of $81.10 per share would have become fully exercisable on December 31, 2007. Under the terms of Mr. Barr’s stock options, he would have to pay an aggregate of $2,612,336 to purchase these shares. Accordingly, the maximum value of the accelerated vesting of the options would have been $354,545 ($81.10 per share value on December 31, 2007, multiplied by 36,583 of our shares subject to the options minus $2,612,336, the aggregate exercise price for the options).
Full Vesting of Stock Options Upon Termination of Employment Due to Death or Disability of the NEO
     If the NEO had terminated employment on December 31, 2007, due to the disability of the NEO (as determined by the 2002 D&O Plan committee) or due to the death of the NEO, all of the NEO’s then outstanding stock options granted by us would have become fully vested and exercisable. For each NEO, the number of our shares for which stock options would have become fully exercisable and the value of the accelerated vesting of the options if on December 31, 2007 the NEO terminated employment with us due to his death or disability is specified above under the heading “Full Vesting of Stock Options Upon a Change in Control.”
Performance Awards
Payment of Performance Awards Upon a Change in Control
     If a change in control (as defined in the Change in Control Agreements or the 2002 D&O Plan) were to have occurred on December 31, 2007, prior to the NEO’s termination of employment with us, we would have paid the NEO, in cash, an amount equal to 200% of the target shares specified in the NEO’s performance award multiplied by the closing price of a share of our stock on the date of grant of the performance award. The amounts we would have paid are $2,645,540, $1,237,430, $426,700, and $277,355, for Messrs. Deaton, Clark, Crain and Barr, respectively.
Payment of Performance Awards Upon Termination of Employment by the NEO for Good Reason or By Us Without Cause in Connection with a Potential Change in Control
     If on December 31, 2007, (i) we terminated the employment of a NEO without cause (within the meaning of the 2002 D&O Plan or the Change in Control Agreements) prior to a change in control (as defined in the Change in Control Agreements or the 2002 D&O Plan), or (ii) the NEO terminated his employment with us for good reason (within the meaning of the 2002 D&O Plan or the Change in Control Agreements) and, in the case of (i) or (ii), the circumstance or event occurred at the request or direction of the person who entered into an agreement with us the consummation of which would constitute such a change in control or is otherwise in connection with or in anticipation of such a change in control, we would have paid the NEO, in cash, an amount equal to 200% of the target shares specified in the NEO’s performance award multiplied by the closing price of a share of our stock on the date of grant of the performance award.
     If a potential change in control (within the meaning of the Change in Control Agreements or the 2002 D&O Plan) had occurred on December 31, 2007 and the NEO’s employment was terminated by him on December 31, 2007 for good reason (within the meaning of the Change in Control Agreements or the 2002 D&O Plan) or the NEO’s employment was terminated by us without cause (within the meaning of the Change in Control Agreements or the 2002 D&O Plan) on December 31, 2007, we would have paid the NEO the amount specified above under the heading “Payment of Performance Awards Upon a Change in Control.”

Payment of Performance Awards Upon Termination of Employment in Connection with the Sale of a Business Unit
     If on December 31, 2007 we or one of our affiliates sold a business unit of us or one of our affiliates and on December 31, 2007 the NEO’s employment with us terminated in connection with the sale (other than for cause as defined in the 2002 D&O Plan), and the sale did not constitute a 2002 D&O Plan Change in Control, at the end of the performance period ending on December 31, 2007, we would owe the NEO shares payable under his performance award granted under the 2002 D&O Plan on January 1, 2005. The number of shares payable under the performance award would be based upon the actual performance objectives achieved during the performance period. The shares payable under the performance award would be the number of shares that we would have paid under the award had the NEO remained employed by us through December 31, 2007.
Chad C. Deaton
     If the target level of performance were achieved during the performance period, we would owe Mr. Deaton 31,000 shares, with a value as of December 31, 2007 of $2,514,100 (31,000 shares multiplied by $81.10 per share value on December 31, 2007). If the highest level of performance were achieved during the performance period, we would owe Mr. Deaton 62,000 shares with a value as of December 31, 2007 of $5,028,200.
James A. Clark
     If the target level of performance were achieved during the performance period, we would owe Mr. Clark 14,500 shares, with a value as of December 31, 2007 of $1,175,950 (14,500 shares multiplied by $81.10 per share value on December 31, 2007). If the highest level of performance were achieved during the performance period, we would owe Mr. Clark 29,000 shares with a value as of December 31, 2007 of $2,351,900.
Alan R. Crain
     If the target level of performance were achieved during the performance period, we would owe Mr. Crain 5,000 shares, with a value as of December 31, 2007 of $405,500 (5,000 shares multiplied by $81.10 per share value on December 31, 2007). If the highest level of performance were achieved during the performance period, we would owe Mr. Crain 10,000 shares with a value as of December 31, 2007 of $811,000.
David H. Barr
     If the target level of performance were achieved during the performance period, we would owe Mr. Barr 3,250 shares with a value as of December 31, 2007 of $263,575 (3,250 shares multiplied by $81.10 per share value on December 31, 2007). If the highest level of performance were achieved during the performance period, we would owe Mr. Barr 6,500 shares with a value as of December 31, 2007 of $527,150.
Pro Rata Payment of Performance Awards Upon the NEO’s Termination of Employment Due to His Disability or His Death
     If the NEO had terminated employment with us on December 31, 2007 due to disability or death, at the end of the applicable performance period we would have owed the NEO an amount based upon the actual performance objectives achieved during the performance period. The amount payable under the performance award would be the amount of our shares that we would have paid under the award had the NEO remained employed by us through the end of the performance period. For this purpose a NEO is treated as having incurred a disability if he qualifies for long-term disability benefits under our long-term disability program.
     If on December 31, 2007, the NEO terminated employment with us due to his death or disability, we would have paid the NEO the amount specified above under the heading “Payment of Performance Awards Upon Termination of Employment in Connection With the Sale of a Business Unit.”

Performance Unit Awards
Pro Rata Payment of Performance Unit Awards Upon a Change in Control
     If a 2002 Change in Control were to have occurred on December 31, 2007, prior to the NEO’s termination of employment with us, we, or our successor, would have paid the NEO, in cash, an amount equal to $100 multiplied by the number of performance units specified in the NEO’s performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2007 (365, divided by 1095). The amounts we or our successor would have paid are $2,540,854, $816,564, $1,045,929, $574,931 and $455,096 for Messrs. Deaton, Ragauss, Clark, Crain and Barr, respectively.
Pro Rata Payment of Performance Unit Awards Upon Termination of Employment by the NEO for Good Reason or By Us Without Cause in Connection with a Potential Change in Control
     If on December 31, 2007, (i) we terminated the employment of a NEO without cause (within the meaning of the 2002 D&O Plan) prior to a 2002 D&O Plan Change in Control, or (ii) the NEO terminated his employment with us for good reason (within the meaning of the 2002 D&O Plan) and, in the case of (i) or (ii), the circumstance or event occurred at the request or direction of the person who entered into an agreement with us the consummation of which would constitute such a change in control or is otherwise in connection with or in anticipation of such a change in control, we would have paid the NEO, in cash, an amount equal to $100 multiplied by the number of performance units specified in the NEO’s performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2007 divided by 1095.
     The amounts we would have paid the NEOs are specified above under the heading “Pro Rata Payment of Performance Unit Awards Upon a Change in Control.”
Pro Rata Payment of Performance Unit Awards Upon the NEO’s Termination of Employment Due to His Disability or His Death
     If the NEO had terminated employment with us on December 31, 2007 due to disability or death we would have paid him in a single sum in cash an amount equal to $100 multiplied by the number of performance units specified in the NEO’s performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2007, divided by 1095.
     The NEO is treated as having incurred a disability for this purpose if he (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under our accident and health plan.
     If the NEO had terminated employment with us on December 31, 2007 due to disability or death we would have paid him in a single sum in cash the amount specified above under the heading “Pro Rata Payment of Performance Unit Awards Upon a Change in Control.”
Pro Rata Payment of Performance Unit Awards Upon the NEO’s Termination of Employment Due to His Retirement
     If the NEO had terminated employment with us on December 31, 2007 due to his retirement, we would have paid in a single sum in cash an amount equal to $100 multiplied by the number of performance units specified in the NEO’s performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2007, divided by 1095.
     The NEO is treated as having retired for this purpose if he terminates employment with us after the sum of his age and years of service with us is at least 65.
     Messrs. Deaton, Ragauss and Crain are not yet eligible to retire for purposes of their outstanding performance unit awards.
     If Mr. Clark had terminated employment with us on December 31, 2007 due to retirement, we would have paid Mr. Clark, in cash, the sums of $666,700 and $379,229 in complete settlement of his performance unit award granted under the 2002 D&O Plan on January 25, 2006 and on January 24, 2007, respectively.

     If Mr. Barr had terminated employment with us on December 31, 2007 due to retirement, we would have paid Mr. Barr, in cash, the sums of $275,014 and $180,082 in complete settlement of his performance unit award granted under the 2002 D&O Plan on January 25, 2006 and on January 24, 2007, respectively.
Baker Hughes Incorporated Supplemental Retirement Plan
     Under the SRP the NEOs may elect to defer portions of their compensation. We also provide additional credits under the SRP to supplement the benefits provided under our qualified retirement plans. We will pay the benefits due the NEOs under the SRP in accordance with the NEOs’ payment selections.
Accelerated Vesting Upon Termination of NEO’s Termination of Employment Due to His Retirement
     If the NEO had terminated employment with us on December 31, 2007 due to his retirement, he would have had a fully nonforfeitable interest in his Company base thrift deferral account, Company pension deferral account and Company discretionary deferral account under the SRP. For this purpose, “retirement” means termination of employment with us on or after (i) attaining the age of 65 or (ii) attaining the age of 55 and completing ten years of service with us.
     Messrs. Deaton, Ragauss and Crain are not yet eligible to retire for purposes of the SRP. However, due to their years of service with us Messrs. Deaton and Crain have fully vested interests in all of their accounts under the SRP.
     Mr. Clark was eligible to retire for purposes of the SRP. Due to his years of service, Mr. Clark has a fully vested interest in all of his accounts under the SRP. We estimate that the value of Mr. Clark’s SRP accounts as of December 31, 2007 was $2,153,234.
     Mr. Barr is eligible to retire for purposes of the SRP. Due to his years of service, Mr. Barr has a fully vested interest in all of his accounts under the SRP. We estimate that the value of Mr. Barr’s SRP accounts as of December 31, 2007 was $1,785,244.
Accelerated Vesting Upon Termination of NEO’s Termination of Employment Due to His Death or Disability
     If the NEO had terminated employment with us on December 31, 2007 due to his death or his disability, he would have had a fully nonforfeitable interest in his company base thrift deferral account, company pension deferral account and company discretionary deferral account under the SRP without regard to his tenure with us. For this purpose, a NEO has a disability if he is eligible for benefits under our long-term disability plan.
     We estimate that the value of the accelerated vesting of Mr. Ragauss’ interest in his SRP benefit if he had died or terminated employment with us due to disability on December 31, 2007 would have been $73,180, and that the full value of his SRP benefits he would have been paid would have been $200,663.
Payments Under the SRP Due to Termination of Employment of NEO for Reason Other Than Retirement or Death
     If the NEO had terminated employment with us on December 31, 2007 due to his resignation (rather than due to his retirement or disability) he would have been entitled to receive his then vested interest in his accounts under the SRP. The estimated values of the NEOs’ vested interests in their SRP accounts as of December 31, 2007 are $2,201,285, $127,483, $2,153,234, $873,541 and $1,785,244, for Messrs. Deaton, Ragauss, Clark, Crain and Barr, respectively.
Retirement Agreement with James R. Clark
     We entered into a retirement agreement with Mr. James R. Clark dated August 30, 2007. Mr. Clark retired from our employ on January 31, 2008. Under Mr. Clark’s retirement agreement, in consideration of Mr. Clark’s signing a release of claims against us and his continued employment with us through January 31, 2008, the substantial risk of forfeiture restrictions applicable to 17,232 of our shares subject to restricted stock awards granted by us under the 2002 D&O Plan lapsed on January 31, 2008. The aggregate value of the accelerated vesting of Mr. Clark’s restricted stock awards is $1,159,197 ($67.27 per share value at the close of business on January 30, 2008, multiplied by 17,232 shares). The accelerated vesting of the restricted stock awards resulted in additional compensation cost of $448,962 for the excess fair value of the modified awards over the fair value of the original awards. In addition, under Mr. Clark’s retirement agreement we vested 3,333 and 7,585 of the performance units we granted to Mr. Clark under the 2002 D&O Plan in 2006 and in 2007, respectively, that would otherwise be forfeited. The aggregate value of the accelerated vesting of Mr. Clark’s performance units is $791,800, assuming that the expected level of performance is achieved.

DIRECTOR COMPENSATION
     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s independent non-management directors during the fiscal years ended 2007 and 2006. For a description of the fees and other awards payable to the Company’s directors, please refer to the section titled “Corporate Governance — Board of Directors” contained elsewhere in this proxy statement.

									Non-Equity
	Fees Earned or Paid				Stock Awards		Option Awards		Incentive Plan		All Other Compensation
	in Cash ($)				($)(1,2)		($)(1,2)		Compensation ($)		($)			Total
Name	2007		2006		2007	2006	2007	2006	2007	2006	2007	2006		2007	2006
Larry D. Brady	$72,723	(3)	$72,723	(3)	$63,882	$30,549	$16,086	$16,738	$0	$0	$0	$15,692	(4)	$152,691	$135,702
Clarence P. Cazalot, Jr.	$85,000		$85,000		$63,882	$30,549	$16,086	$16,738	$0	$0	$0	$0		$164,968	$132,287
Edward P. Djerejian	$70,000		$70,000		$63,882	$30,549	$16,086	$16,738	$0	$0	$0	$5,374		$149,968	$122,661
Anthony G. Fernandes	$85,000	(3)	$85,000	(3)	$63,882	$30,549	$16,086	$16,738	$0	$0	$0	$4,828		$164,968	$137,115
Claire W. Gargalli	$70,000		$70,000		$63,882	$30,549	$16,086	$16,738	$0	$0	$0	$3,077		$149,968	$120,364
Pierre H. Jungels	$70,000		$47,434		$55,546	$16,660	$16,086	$8,819	$0	$0	$0	$977		$141,632	$73,890
James A. Lash	$75,000		$75,000		$63,882	$30,549	$16,086	$16,738	$0	$0	$0	$3,246		$154,968	$125,533
James F. McCall	$85,000		$85,000		$126,661	$73,319	$16,086	$16,738	$0	$0	$0	$15,928	(4)	$227,747	$190,985
J. Larry Nichols	$75,000		$75,000		$63,882	$30,549	$16,086	$16,738	$0	$0	$0	$0		$154,968	$122,287
H. John Riley, Jr.	$80,000	(3)	$80,000	(3)	$63,882	$30,549	$16,086	$16,738	$0	$0	$0	$4,790		$159,968	$132,077
Charles L. Watson	$70,000		$70,000		$63,882	$30,549	$16,086	$16,738	$0	$0	$0	$4,342		$149,968	$121,629

(1)	Restricted stock grants were made on January 25, 2006 and January 24, 2007 and valued at $75.06 and $68.54 per share, respectively. Stock option grants were made on January 25, 2006 and January 24, 2007 at an exercise price of $75.06 and $68.54, respectively, and a SFAS 123(R) value of $23.78 and $22.40 per share, respectively. Stock option grants were also made on July 27, 2006 and July 25, 2007 at an exercise price of $80.73 and $82.28, respectively, and a SFAS 123(R) value of $28.54 and $26.18 per share, respectively. For both stock and stock option grants, the value shown is what is also included in the Company’s financial statements per SFAS 123(R). See the Company’s Annual Report for the years ended December 31, 2006 and 2007 for a complete description of the SFAS 123(R) valuation.

(2)	The following table shows the aggregate number of stock awards and options awards outstanding for each director as of December 31, 2006 and 2007 as well as the grant date fair value of stock awards and option grants made during 2006 and 2007:

	Aggregate		Aggregate
	Stock Awards		Option Awards		Grant Date Fair Value
	Outstanding		Outstanding		of Stock and Option
	as of		as of		Awards
	December 31		December 31		made during
Name	2007	2006	2007	2006	2007	2006
Larry D. Brady	5,617	4,158	1,563	896	$116,086	$116,718
Clarence P. Cazalot, Jr.	7,208	5,749	3,290	1,332	$116,086	$116,718
Edward P. Djerejian	7,208	5,749	1,309	642	$116,086	$116,718
Anthony G. Fernandes	9,208	7,749	12,667	12,000	$116,086	$116,718

	Aggregate		Aggregate
	Stock Awards		Option Awards		Grant Date Fair Value
	Outstanding		Outstanding		of Stock and Option
	as of		as of		Awards
	December 31		December 31		made during
Name	2007	2006	2007	2006	2007	2006
Claire W. Gargalli	1,704	10,902	4,290	10,203	$116,086	$116,718
Pierre H. Jungels	2,408	949	976	309	$116,086	$83,790
James A. Lash	7,208	1,332	3,290	2,623	$116,086	$116,718
James F. McCall	4,208	5,749	1,309	642	$116,086	$116,718
J. Larry Nichols	7,208	1,332	6,290	4,981	$116,086	$116,718
H. John Riley, Jr.	20,208	17,749	4,290	4,623	$116,086	$116,718
Charles L. Watson	16,948	11,408	19,441	29,876	$116,086	$116,718

(3)	Messrs. Brady, Fernandes and Riley previously elected to have their fees deferred and thus the amounts shown above were paid to their deferred compensation accounts pursuant to the Director Compensation Deferral Plan (discussed below).

(4)	Amount includes perquisite payments to cover spousal airfare and meals associated with Board of Director meetings in November 2006.
          The Baker Hughes Incorporated Director Compensation Deferral Plan, as amended and restated effective July 24, 2002 (the “Deferral Plan”), is intended to provide a means for members of our Board of Directors to defer compensation otherwise payable and provide flexibility with respect to our compensation policies. Under the provisions of the Deferral Plan, directors may elect to defer income with respect to each calendar year. The compensation deferrals may be stock option-related deferrals or cash-based deferrals.
          Effective February 24, 2006, the Company’s Board of Directors approved the vesting of restricted stock awarded to independent non-management directors as an annual non-retainer equity award for the years 2002 through 2005 under the Baker Hughes Incorporated 2002 D&O Plan that previously vested upon retirement from the Company’s Board of Directors. As a result, 4,417 shares of restricted stock issued to each of nine directors and 1,826 shares of restricted stock issued to one director became fully vested; however, the Company did not recognize an expense for SFAS 123(R) purposes in 2006 as the expense had been incurred in prior periods.
COMPENSATION COMMITTEE REPORT
          The Compensation Committee held four meetings during fiscal year 2007. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.
H. John Riley, Jr. (Chairman)
Edward P. Djerejian
Claire W. Gargalli
Pierre H. Jungels
J. Larry Nichols
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee consists of Messrs. Riley (Chairman), Djerejian, Jungles, Nichols and Ms. Gargalli, all of whom are independent non-management directors. None of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of the Company’s Board of Directors.

AUDIT/ETHICS COMMITTEE REPORT
          The Audit/Ethics Committee is comprised of six members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company’s policy for director independence (“Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert”, attached as Annex A to this Proxy Statement). Under the Charter of the Audit/Ethics Committee (attached as Annex B to this Proxy Statement), the Audit/Ethics Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function and the review and pre-approval of the current year audit and non-audit fees with the Company’s Independent Registered Public Accounting Firm. The Audit/Ethics Committee also oversees the Company’s policies with respect to risk assessment and risk management and compliance programs relating to legal and regulatory requirements.
          During the year ended December 31, 2007, the Audit/Ethics Committee held nine meetings and otherwise met and communicated with management and with Deloitte & Touche LLP, the Company’s Independent Registered Public Accounting Firm for 2007. Deloitte & Touche discussed with the Audit/Ethics Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit/Ethics Committee also discussed with Deloitte & Touche its independence from the Company and received the written disclosures and the letter from Deloitte & Touche concerning independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit/Ethics Committee also reviewed the provision of services by Deloitte & Touche not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of Deloitte & Touche. Deloitte & Touche also periodically reported the progress of its audit of the effectiveness of the Company’s internal control over financial reporting.
          The Audit/Ethics Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit/Ethics Committee reviewed and discussed with management, the Company’s internal auditors and Deloitte & Touche the interim financial information included in the March 31, 2007, June 30, 2007 and September 30, 2007 Form 10-Qs prior to their being filed with the SEC. The Audit/Ethics Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2007 with management, the Company’s internal auditors and Deloitte & Touche. Deloitte & Touche informed the Audit/Ethics Committee that the Company’s audited financial statements are presented fairly in conformity with accounting principles generally accepted in the United States of America. The Audit/Ethics Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of the Sarbanes-Oxley Act and related regulations.
          Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
James F. McCall (Chairman)
Larry D. Brady
Clarence P. Cazalot, Jr.
Anthony G. Fernandes
James A. Lash
J. Larry Nichols

PROPOSAL NO. 2
RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit/Ethics Committee has selected the firm of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm to audit the Company’s books and accounts for the year ending December 31, 2008. Deloitte & Touche served as our Independent Registered Public Accounting Firm for fiscal year 2007. While the Audit/Ethics Committee is responsible for the appointment, compensation, retention, termination and oversight of the Independent Registered Public Accounting Firm, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Deloitte & Touche as our principal Independent Registered Public Accounting Firm. If the stockholders fail to ratify the selection, the Audit/Ethics Committee will reconsider whether to retain Deloitte & Touche and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit/Ethics Committee may, in its discretion, direct the appointment of a different Independent Registered Public Accounting Firm at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.
          Deloitte & Touche’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.
Recommendation of the Board of Directors
          Your Board of Directors recommends a vote “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2008.
FEES PAID TO DELOITTE & TOUCHE LLP
          Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte Entities”) billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided during 2007 and 2006. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements and review of quarterly financial statements, audit services related to Management’s Report on Internal Control over Financial Reporting and audit services related to the effectiveness of the Company’s internal control over financial reporting, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and (iii) professional services rendered for tax compliance, tax advice, and tax planning.

	2007	2006
	(in millions)	(in millions)
Audit fees	$10.2	$10.6
Audit-related fees	$0.1	$0
Tax fees	$1.2	$1.0
Total	$11.5	$11.6
          Audit fees include fees related to the audit of the Company’s annual financial statements, review of quarterly financial statements, audit of Management’s Report on Internal Controls as required by Section 404 of SOX and audit services related to the effectiveness of the Company’s internal control over financial reporting.
          Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in 28 of the more than 90 countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.
          In addition to the above services and fees, Deloitte Entities provide audit and other services to various Company sponsored employee benefit plans which fees are incurred by and paid by the respective plans. Fees paid to Deloitte Entities for these services totaled approximately $0.3 million in 2007 and $0.2 million in 2006.

Pre-Approval Policies and Procedures
          The Audit/Ethics Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by the Company’s Independent Registered Public Accounting Firm. The Audit/Ethics Committee will consider annually and, if appropriate, approve the provision of audit services by its Independent Registered Public Accounting Firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit/Ethics Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement with estimated non-audit fees of $15,000 or more that does not fit within the definition of a pre-approved service are presented to the Chairman of the Audit/Ethics Committee for pre-approval. The Chairman of the Audit/Ethics Committee will report any specific approval of services at its next regular meeting. The Audit/Ethics Committee will review a summary report detailing all services being provided to the Company by its Independent Registered Public Accounting Firm. All of the fees and services described above under “audit fees,” “audit-related fees” and “tax fees” were approved under the Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Registered Public Accounting Firm and pursuant to Section 202 of SOX.

PROPOSAL NO. 3
APPROVAL OF THE PERFORMANCE CRITERIA FOR THE
2002 DIRECTOR & OFFICER LONG-TERM INCENTIVE PLAN
Background
               The Company’s stockholders are being asked to approve the material terms of the performance criteria that may apply to performance-based compensation granted under the 2002 D&O Plan. This approval is necessary to generally preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Code.
               In 2002 the Board of Directors adopted, and the stockholders approved, the 2002 D&O Plan, which provides for, among other compensation, performance-based compensation for corporate officers, directors and key employees of the Company based upon the achievement of performance goals for the year.
               The 2002 D&O Plan provides corporate officers, directors and key employees who have substantial responsibility for the growth and profitability of the Company and/or its affiliates with performance incentives that are designed to align the interests of the corporate officers, directors and key employees with those of the Company’s stockholders.
               The 2002 D&O Plan is administered by the Compensation Committee, which is composed of independent non-management directors. The Compensation Committee has exclusive authority to (i) select the participants each year, (ii) establish award opportunities for each participant, (iii) establish the performance goals for each participant and (iv) determine the extent to which the performance goals have been attained. The 2002 D&O Plan provides for awards of performance units, performance shares and cash-based awards that are generally intended to qualify as performance-based compensation under Section 162(m) of the Code.
               Performance units and cash-based awards granted under the 2002 D&O Plan may be paid in the form of cash or shares of our Common Stock in the discretion of the Compensation Committee. Performance shares granted under the 2002 D&O Plan are paid in the form of shares of our Common Stock.
               The performance period for a performance unit award, performance share award or cash-based award granted under the 2002 D&O Plan is such period of time as the Compensation Committee establishes. The performance periods for such awards granted under the 2002 D&O Plan in the past have typically been consecutive three-year periods.
               Under the terms of the 2002 D&O Plan the maximum aggregate grant with respect to any awards of performance shares made in any one fiscal year of the Company to any one employee shall be equal to the value of 1,000,000 shares determined as of the date of grant. The maximum aggregate amount awarded or credited with respect to cash-based awards or performance units for any one employee in any one fiscal year of the Company may not exceed in value $10,000,000, determined as of the date of grant.
Section 162(m) of the Code
          Section 162(m) of the Code imposes an annual deduction limit of $1,000,000 on the amount of compensation paid to covered employees (as defined in Section 162(m) of the Code). The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m) of the Code. The requirements of Section 162(m) of the Code for performance-based compensation include stockholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (i) the employees eligible to receive compensation upon attainment of a goal, (ii) the business criteria on which the goals may be based and (iii) the maximum amount payable to an employee upon attainment of a goal.
          The provisions of the 2002 D&O Plan grant the Compensation Committee the flexibility to establish performance targets that may differ among awards and therefore, it is necessary to periodically obtain re-approval by the Company’s stockholders of the material terms of the 2002 D&O Plan performance goals. Department of Treasury Regulation section 1.162-27(e)(4)(vi) provides that if a Company’s compensation committee has the authority to change the targets under a performance goal, the material terms of the performance goal must be disclosed to, and reapproved by, stockholders on a periodic basis. The stockholder approval of the material terms of the performance goal remains effective until the first stockholders meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goal. For awards granted after that deadline, new stockholder approval would be required.
          It is necessary to obtain stockholder re-approval of the performance goals before amounts are paid under performance units, performance shares and cash-based awards that are granted in the future if such future awards are to qualify as performance-based compensation that is exempt from the Section 162(m) deduction limitation.
Performance Criteria
               The following summary of the material features of the performance criteria for awards under the 2002 D&O Plan is qualified by reference to the copy of the 2002 D&O Plan, which is attached as Annex E to this Proxy Statement.
               Performance unit awards, cash-based awards and performance share awards may be granted under the 2002 D&O Plan to officers and key employees of the Company.
               Under the 2002 D&O Plan, performance unit awards, cash-based awards and performance share awards are subject to the satisfaction of one or more performance goals during the applicable performance period. Performance goals for awards will be determined by the Compensation Committee and will be designed to support the Company’s business strategy and align participants’ interests with stockholder interests. Performance goals for performance unit awards, performance share awards or cash-based awards to Section 162(m) covered employees are based on the criteria contained in the 2002 D&O Plan, including one or more of the following business criteria: Baker Value Added; net earnings; earnings per share; net income (before or after taxes); stock price (including growth measures and total shareholder return); return measures (including return on net capital employed, return on assets, return on equity or sales return); earnings before or after interest, taxes, depreciation and/or amortization; dividend payments to the Company; gross revenues; gross margins; expense targets; cash flow return on investments, which equals net cash flows divided by owner’s equity; internal rate of return or increase in net present value; working capital targets relating to inventory or accounts receivable; planning accuracy (as measured by comparing planned results to actual results); comparisons to various stock market indices; comparisons to the performance of other companies; net sales growth; net operating profit; cash flow (including operating cash flow and free cash flow); and operating margin.
               “Baker Value Added” or “BVA” means, with respect to a performance period, the amount calculated under the following formula:
               [[(a) + (b) + (c)] x (1 – (d)] – (e)
where (a) is the Profit Before Tax of Baker Hughes for the performance period, (b) is the interest expense of Baker Hughes for the performance period, (c) is the non-compete amortization expense of Baker Hughes for the performance period, (d) is the applicable Tax Rate for the performance period and (e) is the Capital Charge determined for Baker Hughes for the performance period. For this purpose, “Average Adjusted Net Capital Employed” means the sum of the Monthly Adjusted Net Capital Employed during the performance period divided by 12; “Capital Charge” means Average Adjusted Net Capital Employed multiplied by the Cost of Capital; “Baker Hughes” means the Company and all of its affiliates in which the Company directly or indirectly has a capital investment, or one or more business units of the Company and its affiliates, as specified in the written award opportunities; “Cost of Capital” means the weighted average after-tax cost of debt and cost of equity for Baker Hughes for the performance period; “Monthly Adjusted Net Capital Employed” means the capital employed by Baker Hughes during a month of the performance period plus accumulated goodwill amortization plus accumulated non-compete amortization plus the value of significant operating leases; “Profit Before Tax” means the total revenues of Baker Hughes for the performance period minus the cost of revenues and operating expenses of Baker Hughes for the performance period minus interest expense plus interest and dividend income of Baker Hughes for the performance period; and “Tax Rate” means the effective tax rate for Baker Hughes determined in a manner consistent with Baker Hughes tax policies and practices.
Achievement of the goals may be measured:
•	individually, alternatively or in any combination;

•	with respect to the Company, one or more business units, or any combination of the foregoing;

•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and

•	including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, in each case based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), or other applicable accounting rules, or consistent with the Company’s policies and practices for measuring the achievement of performance goals on the date the Committee establishes the goals.
          The Compensation Committee may, in its discretion, decrease the amount payable under any award. The Compensation Committee may, in its discretion, increase the amount payable under an award to a participant who is not a covered employee (as defined in Section 162(m) of the Code). The Compensation Committee may not increase the amount payable under an award to a participant who is a covered employee (as defined in Section 162(m) of the Code).
Future Awards
               It is anticipated that the Compensation Committee will make future grants of performance unit awards, performance share awards or cash-based awards that will align the interests of the Company’s officers and key employees with the interests of the Company’s stockholders and will incentivize the Company’s officers and key employees to achieve specific financial performance goals. No compensation under performance unit awards, cash-based awards or performance share awards granted to employees who are covered employees within the meaning of Section 162(m) of the Code will be paid under the 2002 D&O Plan for the performance period commencing in 2008 or subsequent performance periods unless the Company’s stockholders approve this Proposal No. 3.
Additional Information
               For further information regarding compensation to Senior Executives and the 2002 D&O Plan see the “Compensation Discussion and Analysis.”
Recommendation
               The Board of Directors recommends a vote “FOR” approval of the material terms of the performance criteria for performance awards under the 2002 D&O Plan.

ANNUAL REPORT
          The 2007 Annual Report on Form 10-K of the Company (the “Annual Report”), which includes audited financial statements for the fiscal year ended December 31, 2007, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report also is available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement – Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information.
INCORPORATION BY REFERENCE
          To the extent that this Proxy Statement is incorporated by reference into any other filing by Baker Hughes under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit/Ethics Committee Report” (to the extent permitted by the rules of the SEC) as well as the annexes to this Proxy Statement, will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.
STOCKHOLDER PROPOSALS
          Proposals of stockholders intended to be presented at the 2009 Annual Meeting must be received by the Company by November 12, 2008 to be properly brought before the 2009 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to the Company’s Corporate Secretary, c/o Baker Hughes Incorporated 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. Nominations of directors by stockholders must be received by the Chairman of the Governance Committee of the Company’s Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or the Corporate Secretary, c/o Baker Hughes Incorporated 2929 Allen Parkway, Suite 2100, Houston, Texas 77019 between October 13, 2008 and November 12, 2008 to be properly nominated before the 2008 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.
OTHER MATTERS
          The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

ANNEX A
BAKER HUGHES INCORPORATED
POLICY FOR DIRECTOR INDEPENDENCE,
AUDIT/ETHICS COMMITTEE MEMBERS
AND
AUDIT COMMITTEE FINANCIAL EXPERT
INDEPENDENCE
I. Introduction
     A member of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) shall be deemed independent pursuant to this Policy of the Board, only if the Board affirmatively determines that (1) such director meets the standards set forth in Section II below, and (2) the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
     Each director of the Company’s Audit/Ethics Committee, Governance Committee and Compensation Committee must be independent. A director who is a member of the Company’s Audit/Ethics Committee is also required to meet the criteria set forth below in Section III. These standards shall be implemented by the Governance Committee with such modifications as it deems appropriate.
II. Standards for Director Independence
     1. A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.
     2. A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.
     3. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.
     4. A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.
     5. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company employing such executive officer or employee, is not “independent” until three years after falling below such threshold.1
     6. The three year period referred to in paragraphs II.1 through II.5 above will be applied consistent with the New York Stock Exchange’s (“NYSE”) transition rules, which permit a one year look-back period until November 4, 2004. Accordingly, until November 4, 2004, a one year period, rather than a three year period, shall apply to the determination of independence and the application of paragraphs II.1 through II.5 above.
III. Standards for Audit/Ethics Committee Members
     1. A director who is a member of the Audit/Ethics Committee other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).
          Indirect acceptance of compensatory payments includes: (1) payments to spouses, minor children or stepchildren, or children or stepchildren sharing a household with the member; or (2) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company.
     2. A director, who is a member of the Audit/Ethics Committee may not, other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.
     3. A member of the Audit/Ethics Committee may not simultaneously serve on the audit committees of more than two other public companies in addition to the Company.
IV. Definitions
     An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s household. When considering the application of the three year period referred to in each of paragraphs II.1 through II.5 above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
     The “Company” includes any subsidiary in a consolidated group with the Company.

1In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Charitable organizations shall not be considered “companies” for purposes of this test, provided however that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

AUDIT/ETHICS COMMITTEE FINANCIAL EXPERT QUALIFICATIONS
     The Company believes that it is desirable that one or more members of the Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert as defined by the Securities and Exchange Commission (“SEC”).
1. The SEC rules define an Audit Committee Financial Expert as a director who has the following attributes:
(a)	An understanding of generally accepted accounting principles and financial statements;

(b)	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)	An understanding of internal controls and procedures for financial reporting; and

(e)	An understanding of audit committee functions.
2. Under SEC rules, a director must have acquired such attributes through any one or more of the following:
(a)	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(c)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d)	Other relevant experience.

ANNEX B
BAKER HUGHES INCORPORATED
CHARTER OF THE
AUDIT/ETHICS COMMITTEE OF THE
BOARD OF DIRECTORS
(as amended and restated January 23, 2008)
     The Board of Directors of Baker Hughes Incorporated (the “Company”) has heretofore constituted and established an Audit/Ethics Committee (the “Committee”) with authority, responsibility and specific duties as described in this Charter. It is intended that this Charter and the composition of the Committee comply with the rules of the New York Stock Exchange (the “NYSE”). This document replaces and supersedes in its entirety the previous Charter of the Committee adopted by the Board of Directors of the Company.
PURPOSE
     The Committee’s purpose is to assist the Board of Directors with oversight of: (i) the integrity of the Company’s financial statements and financial reporting system, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance and (iv) the performance of the Company’s internal audit function. The Committee shall also prepare the report of the Committee to be included in the Company’s annual proxy statement, carry out the duties and responsibilities set forth in this Charter and conduct an annual self-evaluation.
COMPOSITION
     The Committee and Chairman of the Committee shall be elected annually by the Board of Directors and are subject to removal pursuant to the terms of the Company’s Bylaws. The Committee shall be comprised of not less than three non-employee Directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board of Directors in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three public companies. At least one member of the Committee shall be an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”). The audit committee financial expert must have: (i) an understanding of GAAP and financial statements; (ii) experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers or supervising one or more persons engaged in such activities and (b) applying GAAP principles in connection with the accounting for estimates, accruals and reserves; (iii) an understanding of internal control over financial reporting; and (iv) an understanding of audit committee functions. The Committee may, if appropriate, delegate its authority to subcommittees.

     If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the committee may, if so permitted under then applicable NYSE rules, continue until the earlier of the Company’s next annual meeting of stockholders or one year from the occurrence of the event that caused the failure to qualify as independent.
PRINCIPAL RESPONSIBILITIES
     The principal responsibilities of the Committee are: (i) to provide assistance to the Board of Directors in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s internal controls over financial reporting and disclosure controls and procedures, and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company’s compliance programs. The independent auditor is ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s stockholders, and shall report directly to the Committee. The Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall have authority to conduct or authorize investigations into any matters within its scope of responsibilities.
     The Committee shall have the authority to engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee shall have the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company shall provide funding for such payments. In addition, the Company must provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
     The Committee shall review the composition, expertise and availability of the Committee members on an annual basis. The Committee shall also perform a self-evaluation of the Committee and its activities on an annual basis.
     The Committee shall meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent registered public accounting firm, corporate auditors, general counsel and compliance officer. The Committee shall also meet in executive session with such other employees as it deems necessary and appropriate.
     This Charter is intended to be flexible so that the Committee is able to meet changing conditions. The Committee is authorized to take such further actions as are consistent with the following described responsibilities and to perform such other actions as applicable law, the NYSE, the Company’s charter documents and/or the Board of Directors may require. To that end, the Committee shall review and reassess the adequacy of this Charter annually. Any proposed changes shall be put before the Board of Directors for its approval.

With regard to its audit responsibilities, the Committee shall:
•	Receive and review reports from the independent registered public accounting firm pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and Section 10(A)(k) of the Exchange Act regarding: (i) all critical accounting policies and practices being used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and the treatment preferred by the independent registered public accounting firm; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unrecorded audit adjustments.
•	On an annual basis, receive and review formal written reports from the independent registered public accounting firm regarding the auditors’ independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), giving consideration to the range of audit and non-audit services performed by them and all their relationships with the Company, as well as a report describing the (i) independent registered public accounting firm’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities; within the preceding five years with respect to one or more independent audits carried out by the auditors; and (iii) any steps taken to deal with such issues. Conduct an active discussion with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. Select the independent registered public accounting firm to be employed or discharged by the Company. Review and evaluate competence of partners and managers of the independent registered public accounting firm who lead the audit. As required by law, ensure the rotation of the lead audit partner having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit. Consider whether there should be a rotation of the independent registered public accounting firm. The Committee shall establish hiring policies for the Company of employees or former employees of the independent registered public accounting firm in accordance with the NYSE rules, SOX and as specified by the SEC and review and discuss with management and the independent registered public accounting firm any proposals for hiring any key member of the independent registered public accounting firm’ team.
•	Prior to commencement of the annual audit, review with management, the corporate auditors and the independent registered public accounting firm the proposed scope of the audit plan and fees, including the areas of business to be examined, the personnel to be assigned to the audit, the procedures to be followed, special areas to be investigated, as well as the program for integration of the independent and internal audit efforts.
•	Review policies and procedures for the engagement of the independent registered public accounting firm to provide audit and non-audit services, giving due consideration to whether the independent auditor’s performance of non-audit services is compatible with the auditor’s independence and review and pre-approve all audit and non-audit fees for such services, subject to the deminimus exception under SOX. With the exception of the annual audit, the Committee may delegate to a member of the Committee the authority to pre-approve all audit and non-audit services with any such decision presented to the full Committee at the next scheduled meeting.
•	Review with management and independent registered public accounting firm the accounting and reporting policies and procedures that may be viewed as critical accounting estimates, any improvements, questions of choice and material changes in accounting policies and procedures, including interim accounting, as well as significant accounting, auditing and SEC pronouncements.
•	Review with management and the independent registered public accounting firm any financial reporting and disclosure issues, including material correcting adjustments and off-balance sheet financings and relationships, if any. Discuss significant judgment matters made in connection with the preparation of the Company’s financial statements and ascertain that any significant disagreements among them have been satisfactorily resolved. Ascertain that no restrictions were placed by management on implementation of the independent or corporate auditors’ examinations. Regularly scheduled executive sessions will be held for this purpose.
•	Review with management, the corporate auditors and the independent registered public accounting firm the results of (i) the annual audit prior to release of the audited financial statements in the Company’s annual report on Form 10-K filed with the SEC, including a review of the MD&A section; and (ii) the quarterly financial statements prior to release in the Company’s quarterly report on Form 10-Q filed with the SEC, including a review of the MD&A section. Have management review the Company’s financial results with the Board of Directors.
•	Review and discuss with management and the independent registered public accounting firm management’s report on internal control prior to the filing of the company’s annual report on Form 10-K.
•	Establish guidelines with respect to earnings releases and financial information and earnings guidance provided to analysts and rating agencies. The Committee may request a prior review of any annual or quarterly earnings release or earnings guidance and delegate to the Chairman of the Committee the authority to review any such earnings releases and guidance.
•	Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements and financial reporting system, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm or the performance of the internal audit function.

•	Review guidelines and policies on risk assessment and risk management related to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
•	Annually prepare an audit committee report for inclusion in the Company’s proxy statement stating that the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114; (iii) received a formal written report from the independent registered public accounting firm concerning the auditors’ independence required by Independent Standards No. 1 and has discussed with the independent accountant the independent accountant’s independence; and (iv) based upon the review and discussion of the audited financial statements with both management and the independent registered public accounting firm, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.
•	Cause the Charter to be included periodically in the proxy statement as required by applicable rules.
•	Review actions taken by management on the independent registered public accounting firm and corporate auditors’ recommendations relating to organization, internal controls and operations.
•	Meet separately and periodically with management, the corporate auditors and the independent registered public accounting firm to review the responsibilities, budget and staffing of the Company’s internal audit function, the effectiveness of the Company’s internal controls, including computerized information systems controls, and security. Review the Company’s annual internal audit plan, staffing and budget, and receive regular reports on their activities, including significant findings and management’s actions. Review annually the audit of the travel and entertainment expenses of the Company’s senior management. Review annually the audit of the travel expenses of the members of the Company’s Board of Directors. At least every three years the Committee reviews the Corporate Audit Department Charter. At least every five years the Committee reviews the report received from a qualified, independent audit firm regarding its quality assurance review of the Company’s internal audit function.
•	Review membership of the Company’s “Disclosure Control and Internal Control Committee” (“DCIC”), the DCIC’s scheduled activities and the DCIC’s quarterly report. Review on an annual basis the DCIC Charter.
•	Receive reports from the CEO and CFO on any material weaknesses and significant deficiencies in the design or operation of certain internal controls over financial reporting and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
•	Review reports, media coverage and similar public information provided to analysts and rating agencies, as the Committee deems appropriate.
•	Establish formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation.
•	Annually review with the independent registered public accounting firm any audit problems or difficulties and management’s response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent registered public accounting firm’ activities or on access to requested information, and any significant disagreements with management. Among the items the Committee may want to review with the auditors are: any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.
With regard to its compliance responsibilities, the Committee shall:
•	Review policies and procedures that the Company has implemented regarding compliance with applicable federal, state and local laws and regulations, including the Company’s Business Code of Conduct and its Foreign Corrupt Practices Act policies. Monitor the effectiveness of these policies and procedures for compliance with the U.S. Federal Sentencing Guidelines, as amended, and institute any changes or revisions to such policies and procedures may be deemed, warranted or necessary.
•	Review in conjunction with counsel (i) any legal matters that could have significant impact on the organization’s financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of the Company and its subsidiaries.
•	Coordinate the Company’s compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act policy.
•	Review the Company’s compliance with its environmental policy on an annual basis.

•	Respond to such other duties as may be assigned to the Committee, from time to time, by the Board of Directors.
While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits; those are the responsibilities of the independent registered public accounting firm. Further, it is not the Committee’s responsibility to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; those are the responsibilities of management. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or with Company policies.
MEETINGS
     The Committee will meet at least five times per year as determined by the Board of Directors. Special meetings may be called, as needed, by the Chairman of the Board of Directors or the Chairman of the Committee. The Committee may create subcommittees who shall report to the Committee. The Committee may ask employees, the independent registered public accounting firm, corporate auditors or others whose advice and counsel the Committee deems relevant to attend meetings and provide information to the Committee. The Committee will be available to the independent registered public accounting firm and the corporate auditors of the Company. All meetings of the Committee will be held pursuant to the Bylaws of the Company and written minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

ANNEX C
BAKER HUGHES INCORPORATED
GUIDELINES FOR
MEMBERSHIP ON THE BOARD OF DIRECTORS
(As Amended October 27, 2005)
     These Guidelines set forth the policies of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) regarding Board membership. These Guidelines shall be implemented by the Governance Committee of the Board with such modifications as it deems appropriate. The Governance Committee will consider candidates based upon:
•	The size and existing composition of the Board

•	The number and qualifications of candidates

•	The benefit of continuity on the Board

•	The relevance of the candidate’s background and experience to issues facing the Company.
II. Criteria for Selection
     In filling director vacancies on the Board, the Governance Committee will strive to:
1.	Recommend candidates for director positions who will help create a collective membership on the Board with varied experience and perspective and who:
(a)	Have demonstrated leadership, and significant experience in an area of endeavor such as business, finance, law, public service, banking or academia;

(b)	Comprehend the role of a public company director, particularly the fiduciary obligations owed to the Company and its stockholders;

(c)	Have relevant expertise and experience, and be able to offer advice and guidance based upon that expertise;

(d)	Have a substantive understanding of domestic considerations and geopolitics, especially those pertaining to the service sector of the oil and gas and energy related industries;

(e)	Will dedicate sufficient time to Company business;

(f)	Exhibit integrity, sound business judgment and support for the Core Values of the Company;

(g)	Understand basic financial statements;

(h)	Are independent as defined by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange;

(i)	Support the ideals of the Company’s Business Code of Conduct and are not engaged in any activity adverse to, or do not serve on the board of another company whose interests are adverse to, or in conflict with the Company’s interests;

(j)	Possess the ability to oversee, as a director, the affairs of the Company for the benefit of its stockholders while keeping in perspective the interests of the Company’s customers, employees and the public; and

(k)	Are able to exercise sound business judgment.
2.	Maintain a Board that reflects diversity, including but not limited to gender, ethnicity and experience.
III. Age
The Board will not nominate any person to serve as a director who has attained the age of 72.
IV. Audit/Ethics Committee
The Governance Committee believes that it is desirable that one or more members of the Company’s Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert, as defined by SEC rules and regulations.
V. Significant Change in Occupation or Employment
Any non-employee director who has a significant change in occupation or retires from his or her principal employment or position will promptly notify the Governance Committee. The Governance Committee will determine if it is in the best interests of the Company to nominate such person to stand for reelection as a director at the Company’s next Annual Meeting of Stockholders.
VI. Board Review and Assessments
Each year the members of the Board will participate in a review and assessment of the Board and of each committee. In connection with such reviews, or at any other time, a director with concerns regarding performance, attendance, potential conflicts of interest, or any other concern respecting any other director shall report such concerns to the Chairman of the Governance Committee. The Chairman of the Governance Committee, in consultation with such other directors as he or she deems appropriate will determine how such concerns should be investigated and reported to members of the Governance Committee who are not the director in question (“Disinterested Committee Members”). If the Disinterested Committee Members conclude that the director is not fulfilling his or her duties, they will determine what actions should be taken. Such actions may include, without limitation, the Chairman of the Board or another Board member discussing the situation with the director in question, identifying what steps are required to improve performance, or, if appropriate, requesting that the director resign from the Board.

ANNEX D
BAKER HUGHES INCORPORATED
STOCKHOLDER COMMUNICATIONS
WITH THE
BOARD OF DIRECTORS
In order to provide the stockholders and other interested parties of Baker Hughes Incorporated (“Company”) with a direct and open line of communication to the Company’s Board of Directors (“Board”), the following procedures have been established for communications to the Board.
Stockholders and other interested persons may communicate with any member of the Board, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee or with the non-management directors of the Company as a group, by sending such written communication to the following address:
Corporate Secretary
c/o Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, TX 77019-2118
Stockholders desiring to make candidate recommendations for the Board may do so by submitting nominations to the Company’s Governance Committee, in accordance with the Company’s Bylaws and “Policy and Submission Procedures For Stockholder Recommended Director Candidates” addressed, as above, to the Corporate Secretary, or to:
Chairman, Governance Committee of the Board of Directors
P.O. Box 4740
Houston, TX 77210-4740
Any written communications received by the Corporate Secretary will be forwarded to the appropriate directors.

ANNEX E
BAKER HUGHES INCORPORATED
2002 DIRECTOR & OFFICER LONG-TERM INCENTIVE PLAN
(Effective as of March 6, 2002)

Baker Hughes Incorporated March 6, 2002

Baker Hughes Incorporated March 6, 2002	i

BAKER HUGHES INCORPORATED
2002 DIRECTOR & OFFICER LONG-TERM INCENTIVE PLAN
Article 1. Establishment, Objectives and Duration.
     1.1 Establishment. Baker Hughes Incorporated, a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Baker Hughes Incorporated 2002 Long-Term Incentive Plan” (this “Plan”), to reward certain directors, corporate officers and key employees of the Company by enabling them to acquire shares of common stock of the Company and to receive other compensation based on common stock of the Company or certain performance measures. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards and Cash-Based Awards (as this Plan defines each of those terms below).
          Subject to approval by the Company’s stockholders, this Plan shall become effective as of March 6, 2002 (the “Effective Date”) and shall remain in effect as provided in Section 1.3.
     1.2 Objectives. This Plan is designed to attract and retain key employees of the Company and its Affiliates (defined below), to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of those employees and directors and to stimulate the active interest of these persons in the development and financial success of the Company and its Affiliates. These objectives are to be accomplished by making Awards (defined below) under this Plan and thereby providing Participants (defined below) with a proprietary interest in the growth and performance of the Company and its Affiliates.
     1.3 Duration. This Plan shall commence as of the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate this Plan at any time pursuant to Article 15, until all Shares subject to it shall have been purchased or acquired according to this Plan’s provisions. However, in no event may an Award be granted under this Plan on or after the tenth anniversary of the Effective Date.
Article 2. Definitions and Construction.
     2.1 Whenever used in this Plan, the following capitalized terms in this Section 2.1 shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
     “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
     “Award” means, individually or collectively, a grant under this Plan to Employees of Nonqualified Stock Options, Incentive Stock Options, Stock

Baker Hughes Incorporated March 6, 2002	1

Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Stock Awards and to Directors of Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Stock Awards.
     “Award Agreement” means either (a) an agreement that the Company and a Participant enters into that sets forth the terms and provisions applicable to an Award granted under this Plan or (b) a statement that the Company issues to a Participant describing the terms and provisions of the Award.
     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to the term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
     “Board” or “Board of Directors” means the Board of Directors of the Company.
     “Cash-based Award” means an Award granted to a Participant as described in Article 9.
     “Cause” for termination by the Company of the Employee’s employment means (a) the willful and continued failure by the Employee to substantially perform the Employee’s duties with the Company (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Employee) after a written demand for substantial performance is delivered to the Employee by the Committee, which demand specifically identifies the manner in which the Committee believes that the Employee has not substantially performed the Employee’s duties, or (b) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of Sections (a) and (b) of this definition, (i) no act, or failure to act, on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee’s act, or failure to act, was in the best interest of the Company and (ii) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Committee by clear and convincing evidence that Cause exists.
     A “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:
     (a) Any Person is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by this Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined

Baker Hughes Incorporated March 6, 2002	2

voting power of the Company’s then outstanding securities, excluding any Person who becomes, as described in this Section (a), a Beneficial Owner in connection with a transaction described in Section (c)(i) of this definition below; or
     (b) The following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board of Directors of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least 2/3 of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
     (c) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, at least 55% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by this Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
     (d) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger or any parent thereof (or a majority plus one member where such board is comprised of an odd number of members); or
     (e) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is

Baker Hughes Incorporated March 6, 2002	3

consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 55% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, or (ii) where the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of such entity or any parent thereof (or a majority plus one member where such board is comprised of an odd number of members).
           Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” means the Compensation Committee of the Board or such other committee of the Board or the entire Board as the Board designates to administer Awards to Employees, as specified in Article 3.
     “Company” shall have the meaning ascribed to that term in Section 1.1.
     “Director” means any individual who is a member of the Board of Directors of the Company; provided that any Director the Company employs shall be considered an Employee under this Plan.
     “Effective Date” shall have the meaning ascribed to that term in Section 1.1.
     “Employee” means (i) any employee of the Company or any of its Affiliates or (ii) an individual who has agreed to become an Employee of the Company or any of its Affiliates and is expected to become an Employee within the following 6 months.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act.

Baker Hughes Incorporated March 6, 2002	4

     “Fair Market Value” means the value per Share as determined by the Committee, based on the composite transactions in Shares as reported by The Wall Street Journal, and shall be equal to the per share price of the last sale of Shares on the trading day prior to the date on which value is being determined.
     “Fiscal Year” means the year commencing January 1 and ending December 31.
     “Freestanding SAR” means an SAR that is granted independently of any Option, as described in Article 7.
     “Good Reason” for termination by the Employee of the Employee’s employment means the occurrence (without the Employee’s express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (b) and (c) of Section 14.2 hereof, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (a), (e), (f) or (g) below, such act or failure to act is corrected prior to the effective date of the Employee’s termination for Good Reason;
     (a) the assignment to the Employee of any duties inconsistent with the status of the Employee’s position with the Company or a substantial adverse alteration in the nature or status of the Employee’s responsibilities from those in effect immediately prior to the Change in Control;
     (b) a reduction by the Company in the Employee’s annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company;
     (c) the relocation of the Employee’s principal place of employment to a location more than 50 miles from the Employee’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Employee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Employee’s present business travel obligations;
     (d) the failure by the Company to pay to the Employee any portion of the Employee’s current compensation except pursuant to an across-the-board compensation deferral similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company, or to pay to the Employee any portion of an installment of deferred compensation

Baker Hughes Incorporated March 6, 2002	5

under any deferred compensation program of the Company, within 7 days of the date such compensation is due;
     (e) the failure by the Company to continue in effect any compensation plan in which the Employee participates immediately prior to the Change in Control which is material to the Employee’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Employee’s participation relative to other participants, as existed immediately prior to the Change in Control;
     (f) the failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company’s pension, savings, life insurance, medical, health and accident, or disability plans in which the Employee was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit or perquisite enjoyed by the Employee at the time of the Change in Control, or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control; or
     (g) if the Employee is party to an individual employment, severance, or similar agreement with the Company, any purported termination of the Employee’s employment which is not effected pursuant to the notice of termination or other procedures specified therein satisfying the requirements thereof; for purposes of this Plan, no such purported termination shall be effective.
     The Employee’s right to terminate the Employee’s employment for Good Reason shall not be affected by the Employee’s incapacity due to physical or mental illness. The Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
     For purposes of any determination regarding the existence of Good Reason, any claim by the Employee that Good Reason exists shall be presumed to

Baker Hughes Incorporated March 6, 2002	6

be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist.
     “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 and that is designated as an incentive stock option and that is intended to meet the requirements of Code Section 422, or any successor provision. Incentive Stock Options may only be granted to Participants who are officers and key employees of the Company.
     “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
     “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
     “Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.
     “Participant” means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under this Plan.
     “Performance-Based Award” means a Performance Share, a Performance Unit, a Cash-Based Award or a Stock Award granted to a Participant, as described in Article 9, of which the fulfillment of performance goals determines the degree of payout or vesting.
     “Performance Period” means the period of time during which the performance goals must be met to determine the degree of payout or vesting with respect to certain Performance-Based Awards.
     “Performance Share” means an Award granted to a Participant, as described in Article 9.
     “Performance Unit” means an Award granted to a Participant, as described in Article 9.
     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee (or the Board with respect to Awards granted to Directors), at its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.
     “Person” shall have the meaning ascribed to the term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that the term shall not include (a) the Company or any of its Affiliates, (b) a trustee or other fiduciary holding

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Company securities under an employee benefit plan of the Company or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
     “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
     “Restricted Stock Unit” means an Award granted to a Participant, as described in Article 8.
     “Shares” means the common stock of the Company, $1.00 par value per share.
     “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7.
     “Stock Award” means an Award granted pursuant to the terms of Section 9.6.
     “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).
     2.2 As used in this Plan, unless the context otherwise expressly requires to the contrary, references to the singular include the plural, and vice versa; references to the masculine include the feminine and neuter; references to “including” mean “including (without limitation)”; and references to Sections and Articles mean the sections and articles of this Plan.
Article 3. Administration.
     3.1 General. Subject to the terms and conditions of this Plan, the Committee shall administer this Plan or, in the absence of the Committee, the Board shall administer this Plan. The Board shall appoint the members of the Committee, from time to time, who shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that this Plan specifically contemplates or are necessary or appropriate in connection with the administration of this Plan; provided that the Board shall administer this Plan with respect to Awards granted to Directors.
     3.2 Authority of the Committee. Insofar as this Plan relates to Awards to Employees, the Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of

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the Company and in keeping with the objectives of this Plan. The Committee shall have full power to select Employees who shall participate in this Plan, determine the sizes and types of Awards to Employees and determine the terms and conditions of Awards to Employees in a manner consistent with this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award to an Employee, accelerate the vesting or exercisability of an Award to an Employee, eliminate or make less restrictive any restrictions contained in an Award to an Employee, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards to Employees) or an Award to an Employee or otherwise amend or modify an Award to an Employee in any manner that is either (i) not adverse to the Participant to whom the Award to an Employee was granted or (ii) to which the Participant consents. The Committee may make an Award to an individual who it expects to become an Employee of the Company or any of its Affiliates within the next 6 months, with the Award being subject to the individual’s actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award to an Employee in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified in Section 3.3.
     3.3 Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third-party administrator to carry out administrative functions under this Plan.
     3.4 Decisions Binding. All determinations and decisions made by the Committee and the Board pursuant to the provisions of this Plan and all related orders and resolutions of the Committee and the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants and the estates and beneficiaries of Directors, Employees and Participants.
     Under no circumstances shall the Company incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to this Plan or the Company’s role as Plan sponsor.
Article 4. Shares Subject to Plan and Maximum Awards.
     4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance to Participants under this Plan shall be 7 million, no more than 3 million of which may be granted in the form of Awards other than in the form of Options. These Shares may consist of authorized but unissued Shares or previously issued Shares reacquired by the

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Company. The number of Shares that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Shares shall again immediately become available to be issued pursuant to Awards granted under this Plan. Shares approved pursuant to the Long Term Incentive Plan of Baker Hughes Incorporated, as amended, the Baker Hughes Incorporated 1993 Stock Option Plan, as amended, and the Baker Hughes Incorporated 1998 Employee Stock Option Plan, as amended, that, upon shareholder approval of this Plan, have not been awarded under such plans, including Shares that are canceled, terminated, expired unexercised, settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered thereby are not issued to a participant or are exchanged for a consideration that does not involve Shares, and Shares that are so canceled, terminated, expired unexercised, settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered thereby are not issued to a participant or are exchanged for a consideration that does not involve Shares, will immediately become available for Awards under this Plan. The Shares described in the foregoing sentence shall be included in the 7 million Shares reserved for issuance under this Plan. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to this Plan. The following rules (“Award Limitations”) shall apply to grants of such Awards under this Plan:
     (a) Options. The maximum aggregate number of Shares that may be granted in the form of Options pursuant to any Award granted in any one Fiscal Year to any one Employee shall be 3,000,000.
     (b) SARs. The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights pursuant to any Award granted in any one Fiscal Year to any one Employee shall be 3,000,000.
     (c) Restricted Stock/Units. The maximum aggregate grant with respect to Awards of Restricted Stock/Units granted in any one Fiscal Year to any one Employee shall be 1,000,000.
     (d) Performance Shares/Performance Units and Cash-Based Awards. The maximum aggregate grant with respect to Awards of Performance Shares made in any one Fiscal Year to any one Employee shall be equal to the value of 1,000,000 Shares, determined as of the date of grant. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards or Performance Units to any one Employee in any one Fiscal Year may not exceed in value $10,000,000, determined as of the date of grant.
     (e) Director Awards. The maximum aggregate grant with respect to Awards of Options, Stock Awards or Restricted Stock/Units granted in any one Fiscal Year to any one Director shall be 10,000 Shares/Units.
     4.2 Adjustments in Authorized Shares. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its

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stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
          If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of             shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Board, in its sole discretion, to prevent dilution or enlargement of Participants’ rights under this Plan, shall adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, the Awards Limitations, the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (a) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment or (b) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.
          Appropriate adjustments may also be made by the Board in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods.
          In addition, other than with respect to Options, Stock Appreciation Rights and other Awards intended to constitute Performance-Based Awards, the Board is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

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Article 5. Eligibility and Participation.
     5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.
     5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award, subject to the provisions of this Plan. The Board may, from time to time, select from all eligible Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award, subject to the provisions of this Plan.
Article 6. Stock Options.
     6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon the terms and at any time, and from time to time, as the Committee (or the Board with respect to Awards granted to Directors) shall determine.
     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and other provisions as the Committee (or the Board with respect to Awards granted to Directors) shall determine that are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO. Notwithstanding its designation as an ISO in the Award Agreement, to the extent the limitations of Code Section 422 are exceeded, with respect to such excess portion, the Option shall become a NQSO. Employees may be awarded ISOs (except those who have not yet commenced employment with the Company or any of its Affiliates may not receive ISOs) and NQSOs, whereas Directors may only be awarded NQSOs.
     6.3 Option Price. The Committee (or the Board with respect to Awards granted to Directors) shall determine the Option Price for each grant of an Option under this Plan. The Option Price shall not be less than the Fair Market Value of the Shares on the date of grant.
     6.4 Duration of Options. Each Option granted to a Participant shall expire at the time the Committee (or the Board with respect to Awards granted to Directors) shall determine at the time of grant; provided that no Option shall be exercisable later than the tenth anniversary date of its grant.
     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at the times and be subject to the restrictions and conditions as the Committee (or the Board with respect to Awards granted to Directors) shall in each instance approve, which need not be the same for each grant or for each Participant.

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     6.6 Payment. Options granted under this Article 6 shall be exercised in the form and manner as the Committee (or the Board with respect to Awards to Directors) shall determine from time to time.
          The Option Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least 6 months prior to their tender to satisfy the Option Price); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee (or the Board with respect to Awards granted to Directors) in its sole discretion at the time of grant and as set forth in the Award Agreement. An Award Agreement evidencing an Option may, in the discretion of the Committee (or the Board with respect to Awards granted to Directors), provide for a “cashless exercise” of an Option by establishing procedures whereby the Participant, by a properly executed written notice, directs (1) an immediate sale or margin loan respecting all or a part of the Shares to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Participant of the Option Price, (2) the delivery of the Shares from the Company directly to a brokerage firm and (3) the delivery of the Option Price from sale or margin loan proceeds from the brokerage firm directly to the Company.
          Subject to any governing rules or regulations and Section 18.10, after the exercise of the Option and full payment of the Option Price in the form and manner as the Committee (or Board with respect to Awards granted to Directors) shall determine, the Participant may pay the required fee and request a Share certificate based upon the number of Shares purchased under the Option through the third-party administrator designated by the Committee (or the Board with respect to Awards granted to Directors) to have this administrative duty. In addition, the Company may, at its option, issue or cause to be issued Share certificates.
          Unless otherwise determined by the Committee (or the Board with respect to Awards granted to Directors), all payments under all of the methods indicated above shall be paid in United States dollars.
     6.7 Restrictions on Share Transferability. The Committee (or the Board with respect to Awards granted to Directors) may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded and under any blue sky or state securities laws applicable to such Shares.
     6.8 Termination of Employment/Directorship.
     (a) Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or directorship with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the

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Committee (or the Board with respect to Awards granted to Directors), shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.
     (b) Terms for Director Options.
     (i) Each Option granted to a Director (a “Director Option”) shall have a term of 10 years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Director (the “Option Expiration Date”).
     (ii) The purchase price of each Share subject to a Director Option shall be equal to the Fair Market Value of a Share on the date of grant.
     (iii) All Director Options shall vest and become exercisable on the first anniversary of the date of grant.
     (iv) A Director’s directorship shall terminate at the close of business on the day preceding the day he ceases to be a member of the Board for any reason whatsoever. When a Director’s directorship is terminated, each of his Director Options and all rights thereunder shall expire in accordance with the following (but in no event later than the Option Expiration Date):
          (A) Director Options granted within 1 year preceding termination:
     (1) At the time the Director’s directorship is terminated, unless
     (2) Such termination occurs in connection with, or within 2 years following, a Change in Control, in which case, 30 days following his termination.
          (B) Director Options granted prior to 1-year preceding termination:
     (1) 1 year after termination if due to the Director’s death (a Director’s Option may be exercised by the Director’s estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the Shares remaining subject to his Director Option at the time of his death); or

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     (2) 3 years after termination if as a result of resignation or removal from the Board because of disability or in accordance with the provisions of the Company’s Bylaws regarding termination of director’s terms of office; or
     (3) 3 months after termination if, for any reason other than specified above.
     (c) Agreements. Any Award of Director Options shall be embodied in an Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by an authorized officer for and on behalf of the Company.
     6.9 Transferability of Options.
     (a) Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by the Participant, and after that time, by the Participant’s heirs or estate.
     (b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.
          Any attempted assignment of an Option in violation of this Section 6.9 shall be null and void.
     6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within 10 days thereof.
Article 7. Stock Appreciation Rights.
     7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to an Employee at any time, and from time to time, as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.
          Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Employee and,

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consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
          The grant price of a Freestanding SAR shall not be less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.
     7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR and such other provisions as the Committee shall determine.
     7.3 Term of SARs. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable later than the tenth anniversary date of its grant.
     7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.
     7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
     7.6 Payment of SAR Amount. Upon the exercise of an SAR, an Employee shall be entitled to receive payment from the Company in an amount determined by multiplying:
     (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price by
     (b) The number of Shares with respect to which the SAR is exercised.
          At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout may be set forth in the Award Agreement pertaining to the grant of the SAR.
     7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Employee shall have the right to exercise the SAR following termination of the Employee’s employment with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Employees, need not be uniform among all SARs issued pursuant to this Plan and may reflect distinctions based on the reasons for termination.

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     7.8 Nontransferability of SARs. Except as otherwise provided in an Employee’s Award Agreement, no SAR granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Employee’s Award Agreement, all SARs granted to an Employee under this Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate. Any attempted assignment of an SAR in violation of this Section 7.8 shall be null and void.
Article 8. Restricted Stock and Restricted Stock Units.
     8.1 Grant of Restricted Stock/Units. Subject to the terms and provisions of this Plan, the Committee (or the Board with respect to Awards granted to Directors), at any time, and from time to time, may grant Shares of Restricted Stock and Restricted Stock Units to Participants in such amounts as the Committee (or the Board with respect to Awards granted to Directors) shall determine. Restricted Stock Units shall be similar to Restricted Stock, except that no Shares are actually awarded to the Participant until a later date, unless the payout is otherwise made in cash.
     8.2 Restricted Stock Agreement. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted and such other provisions as the Committee (or the Board with respect to Awards granted to Directors) shall determine.
     8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee (or the Board with respect to Awards granted to Directors) and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee (or the Board with respect to Awards granted to Directors) in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under this Plan shall be available during his or her lifetime only to the Participant, and after that time, to the Participant’s heirs or estate. Any attempted assignment of Restricted Stock or Restricted Stock Units in violation of this Section 8.3 shall be null and void.
     8.4 Other Restrictions. The Committee (or the Board with respect to Awards granted to Directors) shall impose other conditions or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable, including a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions or restrictions under applicable federal or state securities laws.

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          To the extent deemed appropriate by the Committee (or the Board with respect to Awards granted to Directors), the designated third-party administrator may retain the certificates representing Shares of Restricted Stock in its possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.
          Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse.
     8.5 Voting Rights. To the extent permitted by the Committee (or the Board with respect to Awards granted to Directors) or required by law, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
     8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee (or the Board with respect to Awards granted to Directors) so determines, be credited with dividends paid with respect to the underlying Shares while they are so held in a manner determined by the Committee (or the Board with respect to Awards granted to Directors) in its sole discretion. The Committee (or the Board with respect to Awards granted to Directors) may apply any restrictions to the dividends that it deems appropriate.
     8.7 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or directorship with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee (or the Board with respect to Awards granted to Directors), shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan and may reflect distinctions based on the reasons for termination.
Article 9. Performance Units, Performance Shares and Cash-Based Awards; Stock Awards.
     9.1 Grant of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, Performance Units, Performance Shares and/or Cash-Based Awards may be granted to Employees in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.
     9.2 Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that the Committee shall establish at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market

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Value of a Share on the date of grant. Each Cash-Based Award shall have a value as the Committee may determine. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and value of Performance Units/Shares and Cash-Based Awards which shall be paid out to the Employee.
     9.3 Earning of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards the Employee earned over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
     9.4 Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be as the Committee determines and as set forth in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
          At the discretion of the Committee, Employees holding Performance Units/Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares. Such dividends may be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6, as determined by the Committee.
     9.5 Nontransferability. Except as otherwise provided in an Employee’s Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Employee’s Award Agreement, an Employee’s rights under this Plan shall be exercisable during the Employee’s lifetime only by the Employee, and after that time, by the Employee’s heirs or estate. Any attempted assignment of Performance Units/Shares or Cash-Based Awards in violation of this Section 9.5 shall be null and void.
     9.6 Stock Awards. Employees or Directors may be granted Stock Awards. The Committee (or the Board with respect to Awards granted to Directors) may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee (or the Board with respect to Awards granted to Directors) shall determine. Such Awards may entail the transfer of actual Shares to Participants or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

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Article 10. Performance Measures.
          Performance measures, the attainment of which may determine the degree of payout or vesting with respect to certain Performance-Based Awards, shall be chosen from among:
(a)	Net earnings;

(b)	Earnings per share;

(c)	Net sales growth;

(d)	Net income (before or after taxes);

(e)	Net operating profit;

(f)	Return measures (including return on assets, equity, net capital employed or sales);

(g)	Cash flow (including operating cash flow and free cash flow);

(h)	Cash flow return on investments, which equals net cash flows divided by owner’s equity;

(i)	Earnings before or after taxes, interest, depreciation and/or amortization;

(j)	Internal rate of return or increase in net present value;

(k)	Dividend payments to parent;

(l)	Gross revenues;

(m)	Gross margins;

(n)	Operating margin;

(o)	Share price (including growth measures and total shareholder return);

(p)	Expense targets;

(q)	Working capital targets relating to inventory or accounts receivable;

(r)	Planning accuracy (as measured by comparing planned results to actual results);

(s)	Comparisons to various stock market indices;

(t)	Comparisons to the performance of other companies; and

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(u)	Baker Value Added.
          The Committee may, in its sole discretion, adopt other performance measures including any combination of the foregoing.
          The Committee may provide in any such Performance-Based Award that any evaluation of performance may exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures and (g) foreign exchange gains and losses.
Article 11. Beneficiary Designation.
          Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Article 12. Deferrals.
          The Committee (or the Board with respect to Awards granted to Directors) may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock/Units or the satisfaction of any requirements or goals with respect to Performance Units/Shares, Cash-Based Awards and Stock Awards. If any such deferral election is required or permitted, the Committee (or the Board with respect to Awards granted to Directors) shall, in its sole discretion, establish rules and procedures for such payment deferrals.
Article 13. Rights of Employees/Directors.
     13.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.
          Except as specifically provided otherwise in a written agreement with the Company, neither the Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Affiliate. Any termination of this Plan pursuant to Section 15.1 shall not give rise to liability on the part of the Company or any Affiliate for severance payments.

Baker Hughes Incorporated March 6, 2002	21

     13.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.
     13.3 Rights as a Stockholder. A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such shares.
Article 14. Acceleration.
     14.1 Change in Control. Notwithstanding any provision of this Plan to the contrary, in the event of an occurrence of a Change in Control other than an event described only in Section (c) of the definition of Change in Control, (a) all Awards granted pursuant to this Plan shall become fully vested, (b) if either an Option or SAR or similar Award, the Award shall become immediately exercisable and (c) all conditions or restrictions applicable to an Award shall be deemed satisfied or shall lapse.
     14.2 Termination. Notwithstanding any provision of this Plan to the contrary, all conditions or restrictions on outstanding Awards held by an Employee shall be deemed satisfied or shall lapse, all outstanding Awards held by an Employee shall become fully vested and, if either an Option or SAR or similar Award, immediately exercisable as of the effective date of termination of such Employee’s employment if (a) such Employee’s employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (b) such Employee terminates his or her employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of the Person described in clause (a), (c) such Employee’s employment is terminated by the Company without Cause or by the Employee for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs) or (d) such Employee’s employment is terminated by the Company without Cause or by the Employee for Good Reason, in either case within 2 years following the occurrence of a Change in Control described in Section (c) of the definition of Change in Control.
Article 15. Amendment, Modification, Suspension and Termination.
     15.1 Amendment, Modification, Suspension and Termination. Subject to the terms of this Plan, the Board may at any time and from time to time alter, amend, modify, suspend or terminate this Plan in whole or in part, except that no amendment, modification, suspension or termination that would adversely affect in any material way the rights of any Participant under any Award previously granted to such Participant under this Plan shall be made without the written consent of such Participant or to the extent stockholder approval is otherwise required by applicable legal requirements. Without the prior approval of the Company’s stockholders, Options issued under this

Baker Hughes Incorporated March 6, 2002	22

Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Award.
     15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.
Article 16. Withholding.
     16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
     16.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant and shall be subject to any restrictions or limitations that the Committee (or the Board with respect to Awards granted to Directors), in its sole discretion, deems appropriate.
Article 17. Successors.
          All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 18. General Provisions.
     18.1 Restrictions and Legend. No Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing Shares delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such restrictions as the Committee (or the Board with respect to Awards granted to Directors) may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon

Baker Hughes Incorporated March 6, 2002	23

which the Shares are then listed or to which they are admitted for quotation and any applicable federal or state securities law. The Committee (or the Board with respect to Awards granted to Directors) may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
          The Committee (or the Board with respect to Awards granted to Directors) may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition to any other legend required by this Plan, the certificates for such Shares may include any legend which the Committee (or the Board with respect to Awards granted to Directors) deems appropriate to reflect any restrictions on transfer of such Shares.
     18.2 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     18.3 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under this Plan.
     18.4 Securities Law Compliance. All transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.
     18.5 Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the Securities and Exchange Commission or to effect compliance with the registration, qualification and listing requirements of any national securities laws, stock exchange or automated quotation system.
     18.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares under this Plan prior to:
     (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
     (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
     18.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the

Baker Hughes Incorporated March 6, 2002	24

Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     18.8 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     18.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:
     (a) Determine which Affiliates shall be covered by this Plan;
     (b) Determine which Employees employed outside the United States are eligible to participate in this Plan;
     (c) Modify the terms and conditions of any Award granted to Employees who are employed outside the United States to comply with applicable foreign laws;
     (d) Establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.9 by the Committee shall be attached to this Plan document as Appendices; and
     (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.
     18.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
     18.11 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative

Baker Hughes Incorporated March 6, 2002	25

or any other person. To the extent that any Person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.
     18.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee (or the Board with respect to Awards granted to Directors) shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
     18.13 Governing Law. This Plan and each Award Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Harris County, Texas to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

Baker Hughes Incorporated March 6, 2002	26

AMENDMENT TO
THE BAKER HUGHES INCORPORATED
2002 DIRECTOR & OFFICER
LONG-TERM INCENTIVE PLAN
     THIS AGREEMENT by Baker Hughes Incorporated, a Delaware corporation (the “Company”),
W I T N E S S E T H:
     WHEREAS, the Board of Directors of the Company previously adopted the plan agreement known as the “Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan” (the “Plan”);
     WHEREAS, the Board of Directors of the Company retained the right in Article 15 of the Plan to amend the Plan from time to time; and
     WHEREAS, the Board of Directors of the Company has approved the following amendment to the Plan;
     NOW, THEREFORE, clause iii of Section 8(b) of Article 6 of the Plan is hereby amended and restated in its entirety to provide as follows:
iii	Except as may be otherwise specified in the Award Agreement setting forth the terms of a Director Option, a Director Option shall vest and become exercisable on the first anniversary of the date of grant of the Director Option. An Award Agreement setting forth the terms of a Director Option may not specify that the Director Option is exercisable earlier than the first anniversary of the date of grant of the Director Option.
Adopted: October 27, 2005

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS NUMBERS 1, 2 AND 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR all nominees	WITHHELD from all nominees
1.	Election OF Directors	☐	☐

01 Larry D. Brady	07 Pierre H. Jungels
02 Clarence P. Cazalot, Jr.	08 James A. Lash
03 Chad C. Deaton	09 James F. McCall
04 Edward P. Djerejian	10 J. Larry Nichols
05 Anthony G. Fernandes	11 H. John Riley, Jr.
06 Claire W. Gargalli	12 Charles L. Watson
For, except vote withheld from the following nominee(s):

2.	Ratification of Deloitte & Touche as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Proposal to Approve the Performance Criteria for Awards Under the 2002 Director & Officer Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date	, 2008

Please sign name(s) exactly as printed hereon. In signing as attorney, administrator, guardian or trustee, please give title as such.

ÙFOLD AND DETACH HEREÙ
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/bhi
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. TOLL FREE NUMBER: 1-800-370-1163

You can view the Annual Report and Proxy Statement
on the Internet at http://bnymellon.mobular.net/bnymellon/bhi or www.bakerhughes.com/investor/information/arlist.htm

BAKER HUGHES INCORPORATED
P.O. Box 4740, Houston, TX 77210-4740
Proxy For Annual Meeting Of Stockholders
This Proxy Is Solicited On Behalf Of The Board Of Directors
The undersigned hereby appoints Chad C. Deaton and Alan R. Crain as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Baker Hughes Incorporated held of record by the undersigned on February 25, 2008 at the Annual Meeting of Stockholders to be held on April 24, 2008 or any reconvened meeting after an adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008, AND FOR THE APPROVAL OF THE PERFORMANCE CRITERIA FOR AWARDS UNDER THE 2002 DIRECTOR & OFFICER LONG-TERM INCENTIVE PLAN. AGAINST THE APPROVAL OF STOCKHOLDER PROPOSAL NO. 1. IF ANY OTHER MATTER SHOULD BE PRESENTED PROPERLY, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED HEREIN.
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù
You can now access your Baker Hughes account online.
Access your Baker Hughes stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Baker Hughes now makes it easy and convenient to get current information on your shareholder account.

●	View account status	●	View payment history for dividends
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